FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-10

BANK5 2024-5YR11

Free Writing Prospectus

Structural and Collateral Term Sheet

$795,381,500

(Approximate Total Mortgage Pool Balance)

$672,495,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Chase Bank, National Association

Bank of America, National Association

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2024-5YR11

October 29, 2024

MORGAN STANLEY Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager	Siebert Williams Shank Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-259741) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2024-5YR11

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the Securities Investor Protection Corporation (“SIPC”) and the NYSE.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	16.4%	40.6%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	16.4%	40.6%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$528,928,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AA(low)(sf)	$143,567,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/A1(sf)/AAA(sf)	$72,728,000(8)	20.375%	(7)(8)	4.99	60 – 60	14.4%	46.2%
Class B(8)	AA-sf/NR/AA(sf)	$41,559,000(8)	14.875%	(7)(8)	4.99	60 – 60	13.5%	49.4%
Class C(8)	A-sf/NR/A(high)(sf)	$29,280,000(8)	11.000%	(7)(8)	4.99	60 – 60	12.9%	51.6%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/A(low)(sf)	$26,446,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BBB(low)(sf)	$17,001,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	B-sf/NR/BB(sf)	$12,279,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-J	NR/NR/NR	$27,391,425	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/BBB(high)(sf)	$17,945,000		8.625%	(7)	4.99	60 – 60	12.6%	53.0%
Class E	BBB-sf/NR/BBB(high)(sf)	$8,501,000		7.500%	(7)	4.99	60 – 60	12.4%	53.6%
Class F	BB-sf/NR/BB(high)(sf)	$17,001,000		5.250%	(7)	4.99	60 – 60	12.1%	55.0%
Class G	B-sf/NR/BB(low)(sf)	$12,279,000		3.625%	(7)	4.99	60 – 60	11.9%	55.9%
Class J	NR/NR/NR	$27,391,425		0.000%	(7)	4.99	60 – 60	11.5%	58.0%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$26,159,075	N/A	(14)	4.95	59 – 60	N/A	N/A
RR Interest(13)	NR/NR/NR	$13,610,000	N/A	(14)	4.95	59 – 60	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-J certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview

Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class D, Class E, Class F, Class G and Class J certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $528,928,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $528,928,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $225,000,000	N/A – 4.90	N/A / 59 – 59
Class A-3 trust component	$303,928,000 – $528,928,000	4.94 – 4.97	59 – 60 / 59 – 60
(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-J certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b)
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview

the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview

Issue Characteristics

Offered Certificates:	$672,495,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 15 principal balance classes (Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc., Siebert Williams Shank & Co., LLC and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association, Bank of America, National Association and Wells Fargo Bank, National Association.
Rating Agencies:	Fitch, Moody’s and Morningstar DBRS
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund VI, L.P. or an affiliate thereof
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association, Bank of America, National Association and Wells Fargo Bank, National Association.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Wells Fargo Bank, National Association, as the retaining sponsor with respect to the securitization of the mortgage loans, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2024 (or, in the case of any mortgage loan that has its first due date after November 2024, the date that would have been its due date in November 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of October 28, 2024
Expected Closing Date:	November 20, 2024
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in December 2024.
Rated Final Distribution Date:	The distribution date in November 2057
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2024-5YR11<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G and Class J certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on (a) the Class A-2 trust component, and (b) the Class A-3 trust component, in that order, in each case until the principal balance of the applicable trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class J certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
	Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
	Class A-2	Class A-2-1, Class A-2-X1
	Class A-2	Class A-2-2, Class A-2-X2
	Class A-3	Class A-3-1, Class A-3-X1
	Class A-3	Class A-3-2, Class A-3-X2
	Class A-S	Class A-S-1, Class A-S-X1
	Class A-S	Class A-S-2, Class A-S-X2
	Class B	Class B-1, Class B-X1
	Class B	Class B-2, Class B-X2
	Class C	Class C-1, Class C-X1
	Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$72,728,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$41,559,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$29,280,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
“Class A-2 Exchangeable Certificates”	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
“Class A-3 Exchangeable Certificates”	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
“Class A-S Exchangeable Certificates”	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
“Class B Exchangeable Certificates”	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
“Class C Exchangeable Certificates”	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to the lesser of (x) 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (y) $1,000,000, and (ii) workout fees generally equal to the lesser of (x) 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan) and (y) $1,000,000, subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR11	Structural Overview

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest), its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Class F Certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-J, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class J, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Gateway Center North, Queens Center (prior to the securitization of the related lead servicing note) and Sunbelt MHC Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). The Queens Center mortgage loan will be a servicing shift mortgage loan.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Bay Plaza Community Center, Queens Center (after the securitization of the related lead servicing note), Atrium Hotel Portfolio 24 Pack, Colony Square and Atlanta Decorative Arts Center. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J certificates.

The “Control Eligible Certificates” will be any of the Class G and Class J certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class G certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class J, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2024-5YR11 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A., (ii) a party selected by JPMorgan Chase Bank, National Association, (iii) a party selected by Bank of America, National Association and (iv) a party selected by Wells Fargo Bank, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association, Bank of America, National Association and Wells Fargo Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the principal balance certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2024-5YR11 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding, the Control Eligible Certificates and the Class X-G, Class X-J, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK5 2024-5YR11	Structural Overview
Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK5 2024-5YR11	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
JPMorgan Chase Bank, National Association	6	7	$229,200,000	28.8%
Morgan Stanley Mortgage Capital Holdings LLC	14	34	$199,031,500	25.0%
Bank of America, National Association	8	8	$190,650,000	24.0%
Wells Fargo Bank, National Association	4	27	$101,500,000	12.8%
JPMorgan Chase Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC	1	1	$75,000,000	9.4%
Total:	33	77	$795,381,500	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$795,381,500
Number of Mortgage Loans:	33
Average Cut-off Date Balance per Mortgage Loan:	$24,102,470
Number of Mortgaged Properties:	77
Average Cut-off Date Balance per Mortgaged Property:	$10,329,630
Weighted Average Mortgage Rate:	6.3433%
% of Pool Secured by 5 Largest Mortgage Loans:	47.7%
% of Pool Secured by 10 Largest Mortgage Loans:	70.5%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	60
Weighted Average Seasoning (months):	0
% of Pool Secured by Single Tenant Mortgaged Properties:	1.0%
% of Pool Secured by Refinance Loans:	86.1%
% of Pool Secured by Acquisition Loans:	13.9%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	50.7%
% of Pool with Subordinate Debt:	6.3%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.81x
Weighted Average UW NOI Debt Yield:	11.5%
Weighted Average UW NCF DSCR:	1.71x
Weighted Average UW NCF Debt Yield:	10.8%
Weighted Average Cut-off Date LTV Ratio(3):	58.0%
Weighted Average Maturity Date LTV Ratio(3):	58.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK5 2024-5YR11	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	NAP
Weighted Average Remaining Amortization Term (months)(4):	NAP
% of Pool Interest Only through Maturity:	100.0%
% of Pool Amortizing Balloon:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	64.8%
% of Pool with Springing Lockboxes:	31.3%
% of Pool with Soft Lockboxes:	4.0%

Reserves

% of Pool Requiring Tax Reserves:	61.9%
% of Pool Requiring Insurance Reserves:	25.3%
% of Pool Requiring Replacement Reserves:	77.9%
% of Pool Requiring TI/LC Reserves(5):	63.8%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	39.5%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	18.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	13.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.7%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance until open period:	9.4%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.3%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2024.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, hospitality, and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK5 2024-5YR11	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/Units/Pads	Cut-off Date Balance per SF/Room/Unit/ Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	JPMCB	Bay Plaza Community Center	Bronx	NY	Mixed Use	$77,000,000	9.7%	568,813	$492.25	1.54x	10.0%	59.6%	59.6%
2	BANA	Gateway Center North	Brooklyn	NY	Retail	$77,000,000	9.7%	601,212	$498.99	1.20x	8.5%	67.7%	67.7%
3	JPMCB	Metro 3610	Riverside	CA	Multifamily	$75,500,000	9.5%	304	$248,355.26	1.27x	8.1%	67.9%	67.9%
4	JPMCB/MSMCH	Queens Center	Elmhurst	NY	Retail	$75,000,000	9.4%	412,033	$1,274.17	1.84x	10.2%	49.5%	49.5%
5	MSMCH	Sunbelt MHC Portfolio	Various	Various	Manufactured Housing	$75,000,000	9.4%	3,932	$31,790.44	1.58x	9.3%	50.4%	50.4%
6	WFB	Atrium Hotel Portfolio 24 Pack	Various	Various	Hospitality	$50,000,000	6.3%	6,106	$76,121.85	4.17x	26.7%	32.1%	32.1%
7	BANA	Wareham Crossing	Wareham	MA	Retail	$48,600,000	6.1%	534,774	$90.88	1.83x	13.2%	66.3%	66.3%
8	JPMCB	609 West Randolph Street	Chicago	IL	Office	$32,000,000	4.0%	94,985	$336.90	1.38x	10.7%	60.4%	60.4%
9	MSMCH	MoCo Portfolio	Silver Spring, Rockville	MD	Office	$26,000,000	3.3%	381,106	$68.22	1.98x	16.3%	65.0%	65.0%
10	MSMCH	Colony Square	Atlanta	GA	Mixed Use	$25,000,000	3.1%	1,085,612	$239.50	1.51x	11.8%	50.4%	50.4%
		Total/Wtd. Avg.				$561,100,000	70.5%			1.77x	11.6%	57.3%	57.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Unit/Pad calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Unit/Pad figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK5 2024-5YR11	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	JPMCB	Bay Plaza Community Center	$77,000,000	$203,000,000	$280,000,000	BANK5 2024-5YR10	Wells Fargo(2)	Rialto	BANK5 2024-5YR10	1.54x	10.0%	59.6%
2	BANA	Gateway Center North	$77,000,000	$223,000,000	$300,000,000	BANK5 2024-5YR11	Wells Fargo	Midland	BANK5 2024-5YR11	1.20x	8.5%	67.7%
4	JPMCB/MSMCH	Queens Center	$75,000,000	$450,000,000	$525,000,000	BANK5 2024-5YR11(3)	Wells Fargo(3)	Midland(3)	(3)	1.84x	10.2%	49.5%
5	MSMCH	Sunbelt MHC Portfolio	$75,000,000	$50,000,000	$125,000,000	BANK5 2024-5YR11	Wells Fargo	Midland	BANK5 2024-5YR11	1.58x	9.3%	50.4%
6	WFB	Atrium Hotel Portfolio 24 Pack	$50,000,000	$414,800,000	$464,800,000	AHPT 2024-ATRM	Wells Fargo	CWCapital	AHPT 2024-ATRM	4.17x	26.7%	32.1%
10	MSMCH	Colony Square	$25,000,000	$235,000,000	$260,000,000	BMO 2024-5C7(4)	Midland(4)	Greystone(4)	(4)	1.51x	11.8%	50.4%
11	WFB	Atlanta Decorative Arts Center	$24,000,000	$36,000,000	$60,000,000	BMARK 2024-V11	Midland	LNR	BMARK 2024-V11	1.97x	14.2%	62.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The primary servicer for the Bay Plaza Community Center mortgage loan is Midland Loan Services, a Division of PNC Bank, National Association.
(3)	The Queens Center controlling companion loan is currently held by German American Capital Corporation. The Queens Center whole Loan will be serviced pursuant to the BANK5 2024-5YR11 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(4)	The Colony Square controlling companion loan is currently held by Bank of Montreal. The Colony Square whole Loan is expected to be serviced pursuant to the BMO 2024-5C7 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
6	WFB	Atrium Hotel Portfolio 24 Pack	$50,000,000	$76,121.85	$520,200,000	4.17x	26.7%	32.1%	1.48x	12.6%	68.0%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK5 2024-5YR11	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units /Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	BANA	Gateway Center North	Brooklyn	NY	Retail	$77,000,000	9.7%	601,212	$498.99	1.20x	8.5%	67.7%	67.7%	WFRBS 2014-C24
3	JPMCB	Metro 3610	Riverside	CA	Multifamily	$75,500,000	9.5%	304	$248,355.26	1.27x	8.1%	67.9%	67.9%	BX 2019-CALM
4	JPMCB/ MSMCH	Queens Center	Elmhurst	NY	Retail	$75,000,000	9.4%	412,033	$1,274.17	1.84x	10.2%	49.5%	49.5%	QCMT 2013-QCA
6.01	WFB	Rogers (Bentonville) Embassy Suites	Rogers	AR	Hospitality	$4,911,168	0.6%	400	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.02	WFB	Frisco Embassy Suites	Frisco	TX	Hospitality	$3,760,812	0.5%	330	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.04	WFB	San Marcos Embassy Suites	San Marcos	TX	Hospitality	$3,085,076	0.4%	283	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.05	WFB	Loveland Embassy Suites	Loveland	CO	Hospitality	$3,076,548	0.4%	263	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.06	WFB	Albuquerque Embassy Suites	Albuquerque	NM	Hospitality	$2,782,944	0.3%	261	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.07	WFB	Branson Chateau Hotel	Branson	MO	Hospitality	$2,528,985	0.3%	301	$76,121.85	4.17x	26.7%	32.1%	32.1%	WFCM 2015-C26
6.08	WFB	Lincoln Embassy Suites	Lincoln	NE	Hospitality	$2,423,452	0.3%	252	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.09	WFB	Richardson Renaissance	Richardson	TX	Hospitality	$2,331,980	0.3%	335	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.10	WFB	Charleston Embassy Suites	Charleston	WV	Hospitality	$2,292,132	0.3%	253	$76,121.85	4.17x	26.7%	32.1%	32.1%	JPMCC 2016-JP3
6.11	WFB	Nashville South Embassy Suites	Franklin	TN	Hospitality	$2,230,964	0.3%	250	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.12	WFB	La Vista Embassy Suites	La Vista	NE	Hospitality	$2,194,213	0.3%	257	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.13	WFB	St. Charles Embassy Suites	Saint Charles	MO	Hospitality	$1,834,518	0.2%	296	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.14	WFB	Hot Springs Embassy Suites	Hot Springs	AR	Hospitality	$1,657,919	0.2%	246	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.15	WFB	East Peoria Embassy Suites	East Peoria	IL	Hospitality	$1,530,457	0.2%	226	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.18	WFB	Normal Marriott Hotel	Normal	IL	Hospitality	$1,373,807	0.2%	228	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.19	WFB	Oklahoma City Courtyard by Marriott	Oklahoma City	OK	Hospitality	$1,167,005	0.1%	225	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.20	WFB	North Charleston Residence Inn	North Charleston	SC	Hospitality	$1,098,680	0.1%	150	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.21	WFB	Oklahoma City Residence Inn	Oklahoma City	OK	Hospitality	$1,021,269	0.1%	151	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.22	WFB	La Vista Courtyard by Marriott	La Vista	NE	Hospitality	$919,289	0.1%	246	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.23	WFB	Springfield Residence Inn	Springfield	MO	Hospitality	$764,975	0.1%	136	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
6.24	WFB	Fort Smith Courtyard by Marriott	Fort Smith	AR	Hospitality	$571,066	0.1%	138	$76,121.85	4.17x	26.7%	32.1%	32.1%	AHPT 2018-ATRM
11	WFB	Atlanta Decorative Arts Center	Atlanta	GA	Retail	$24,000,000	3.0%	419,711	$142.96	1.97x	14.2%	62.5%	62.5%	JPMBB 2014-C25
15	BANA	Miramar Metroplex	San Diego	CA	Mixed Use	$18,950,000	2.4%	195,038	$97.16	1.84x	14.0%	47.1%	47.1%	COMM 2014-LC17
16	MSMCH	Kenhorst Plaza	Reading	PA	Retail	$16,500,000	2.1%	161,424	$102.22	1.31x	10.0%	67.9%	67.9%	COMM 2015-LC23
17	JPMCB	1-3 West 125th Street	New York	NY	Retail	$13,800,000	1.7%	30,955	$445.81	1.24x	9.1%	65.6%	65.6%	MSBAM 2014-C19
22	JPMCB	Mendenhall Gardens and High Point Apartments	Memphis	TN	Multifamily	$7,500,000	0.9%	146	$51,369.86	2.10x	14.2%	44.6%	44.6%	RCMT 2015-2; BANK 2018-BNK13
		Total				$351,807,259	44.2%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK5 2024-5YR11	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	8	$283,350,000	35.6%	6.3596%	1.59x	10.7%	61.4%	61.4%
Anchored	5	$176,400,000	22.2%	6.6968%	1.45x	10.4%	66.5%	66.5%
Super Regional Mall	1	$75,000,000	9.4%	5.3700%	1.84x	10.2%	49.5%	49.5%
Showroom	1	$24,000,000	3.0%	6.5200%	1.97x	14.2%	62.5%	62.5%
Single Tenant	1	$7,950,000	1.0%	7.7300%	1.38x	11.3%	55.2%	55.2%
Mixed Use	5	$131,600,000	16.5%	6.5344%	1.56x	10.9%	56.6%	56.6%
Retail/Office	2	$95,950,000	12.1%	6.2659%	1.60x	10.8%	57.1%	57.1%
Office/Retail	1	$25,000,000	3.1%	7.3750%	1.51x	11.8%	50.4%	50.4%
Multifamily/Retail	2	$10,650,000	1.3%	6.9800%	1.27x	9.2%	66.6%	66.6%
Multifamily	6	$117,800,000	14.8%	6.2971%	1.35x	8.8%	64.2%	64.2%
Garden	5	$97,800,000	12.3%	6.1841%	1.35x	8.7%	64.8%	64.8%
Mid Rise	1	$20,000,000	2.5%	6.8500%	1.32x	9.2%	61.3%	61.3%
Manufactured Housing	26	$96,231,500	12.1%	5.8239%	1.54x	9.2%	51.6%	51.6%
Manufactured Housing	12	$46,924,900	5.9%	5.9072%	1.51x	9.2%	52.3%	52.3%
Manufactured Housing/RV Park	9	$27,905,800	3.5%	5.7890%	1.56x	9.3%	51.5%	51.5%
RV Park	5	$21,400,800	2.7%	5.6870%	1.58x	9.3%	50.4%	50.4%
Office	4	$87,800,000	11.0%	7.2233%	1.61x	12.8%	63.2%	63.2%
CBD	2	$55,400,000	7.0%	7.3047%	1.47x	11.5%	62.3%	62.3%
Suburban	1	$26,000,000	3.3%	7.2500%	1.98x	16.3%	65.0%	65.0%
Medical	1	$6,400,000	0.8%	6.4100%	1.30x	9.3%	63.4%	63.4%
Hospitality	24	$50,000,000	6.3%	5.5325%	4.17x	26.7%	32.1%	32.1%
Full Service	18	$44,457,716	5.6%	5.5325%	4.17x	26.7%	32.1%	32.1%
Limited Service; Extended Stay	3	$2,884,924	0.4%	5.5325%	4.17x	26.7%	32.1%	32.1%
Select Service	3	$2,657,360	0.3%	5.5325%	4.17x	26.7%	32.1%	32.1%
Self Storage	3	$25,350,000	3.2%	5.9540%	1.56x	9.5%	54.8%	54.8%
Self Storage	3	$25,350,000	3.2%	5.9540%	1.56x	9.5%	54.8%	54.8%
Industrial	1	$3,250,000	0.4%	5.9800%	1.81x	12.0%	62.4%	62.4%
Flex	1	$3,250,000	0.4%	5.9800%	1.81x	12.0%	62.4%	62.4%
Total/Wtd. Avg.	77	$795,381,500	100.0%	6.3433%	1.71x	11.5%	58.0%	58.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK5 2024-5YR11	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	8	$279,850,000	35.2%	6.2512%	1.48x	9.5%	59.9%	59.9%
California	5	$103,402,850	13.0%	6.2497%	1.49x	9.9%	61.9%	61.9%
California – Southern(2)	4	$100,326,050	12.6%	6.2669%	1.49x	9.9%	62.3%	62.3%
California – Northern(2)	1	$3,076,800	0.4%	5.6870%	1.58x	9.3%	50.4%	50.4%
Illinois	4	$55,404,264	7.0%	6.8301%	1.65x	12.2%	59.5%	59.5%
Georgia	3	$52,250,000	6.6%	6.8955%	1.74x	12.9%	56.7%	56.7%
Florida	15	$51,958,900	6.5%	5.8268%	1.57x	9.4%	50.5%	50.5%
Massachusetts	1	$48,600,000	6.1%	6.4210%	1.83x	13.2%	66.3%	66.3%
Texas	5	$39,577,868	5.0%	6.6486%	2.18x	15.2%	54.2%	54.2%
Arizona	7	$28,856,036	3.6%	5.7285%	1.68x	10.1%	49.2%	49.2%
Maryland	1	$26,000,000	3.3%	7.2500%	1.98x	16.3%	65.0%	65.0%
Pennsylvania	2	$24,300,000	3.1%	6.8609%	1.31x	9.6%	68.4%	68.4%
New Jersey	2	$15,015,000	1.9%	7.0242%	1.35x	9.9%	55.6%	55.6%
Washington	1	$11,500,000	1.4%	5.8600%	1.49x	8.9%	63.9%	63.9%
Tennessee	3	$9,730,964	1.2%	6.2397%	2.57x	17.1%	41.7%	41.7%
New Hampshire	1	$8,690,400	1.1%	5.6870%	1.58x	9.3%	50.4%	50.4%
Arkansas	3	$7,140,152	0.9%	5.5325%	4.17x	26.7%	32.1%	32.1%
Nebraska	3	$5,536,954	0.7%	5.5325%	4.17x	26.7%	32.1%	32.1%
Virginia	1	$5,350,000	0.7%	5.9400%	1.73x	10.6%	50.0%	50.0%
Missouri	3	$5,128,477	0.6%	5.5325%	4.17x	26.7%	32.1%	32.1%
Indiana	2	$4,224,000	0.5%	6.6521%	1.33x	9.1%	60.4%	60.4%
Colorado	1	$3,076,548	0.4%	5.5325%	4.17x	26.7%	32.1%	32.1%
New Mexico	1	$2,782,944	0.3%	5.5325%	4.17x	26.7%	32.1%	32.1%
West Virginia	1	$2,292,132	0.3%	5.5325%	4.17x	26.7%	32.1%	32.1%
Oklahoma	2	$2,188,274	0.3%	5.5325%	4.17x	26.7%	32.1%	32.1%
Kentucky	1	$1,427,056	0.2%	5.5325%	4.17x	26.7%	32.1%	32.1%
South Carolina	1	$1,098,680	0.1%	5.5325%	4.17x	26.7%	32.1%	32.1%
Total/Wtd. Avg.	77	$795,381,500	100.0%	6.3422%	1.71x	11.5%	58.0%	58.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

BANK5 2024-5YR11	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,496,000 - 10,000,000	15	85,631,500	10.8
10,000,001 - 20,000,000	5	80,750,000	10.2
20,000,001 - 30,000,000	5	118,900,000	14.9
30,000,001 - 60,000,000	3	130,600,000	16.4
60,000,001 - 75,000,000	2	150,000,000	18.9
75,000,001 - 77,000,000	3	229,500,000	28.9
Total:	33	$795,381,500	100.0%
Min: $1,496,000 Max: $77,000,000 Avg: $24,102,470

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	8	279,850,000	35.2
California	5	103,402,850	13.0
California – Southern(3)	4	100,326,050	12.6
California – Northern(3)	1	3,076,800	0.4
Illinois	4	55,404,264	7.0
Georgia	3	52,250,000	6.6
Florida	15	51,958,900	6.5
Massachusetts	1	48,600,000	6.1
Texas	5	39,577,868	5.0
Arizona	7	28,856,036	3.6
Maryland	1	26,000,000	3.3
Pennsylvania	2	24,300,000	3.1
New Jersey	2	15,015,000	1.9
Washington	1	11,500,000	1.4
Tennessee	3	9,730,964	1.2
New Hampshire	1	8,690,400	1.1
Arkansas	3	7,140,152	0.9
Nebraska	3	5,536,954	0.7
Virginia	1	5,350,000	0.7
Missouri	3	5,128,477	0.6
Indiana	2	4,224,000	0.5
Colorado	1	3,076,548	0.4
New Mexico	1	2,782,944	0.3
West Virginia	1	2,292,132	0.3
Oklahoma	2	2,188,274	0.3
Kentucky	1	1,427,056	0.2
South Carolina	1	1,098,680	0.1
Total:	77	$795,381,500	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	8	283,350,000	35.6
Anchored	5	176,400,000	22.2
Super Regional Mall	1	75,000,000	9.4
Showroom	1	24,000,000	3.0
Single Tenant	1	7,950,000	1.0
Mixed Use	5	131,600,000	16.5
Retail/Office	2	95,950,000	12.1
Office/Retail	1	25,000,000	3.1
Multifamily/Retail	2	10,650,000	1.3
Multifamily	6	117,800,000	14.8
Garden	5	97,800,000	12.3
Mid Rise	1	20,000,000	2.5
Manufactured Housing	26	96,231,500	12.1
Manufactured Housing	12	46,924,900	5.9
Manufactured Housing/RV Park	9	27,905,800	3.5
RV Park	5	21,400,800	2.7
Office	4	87,800,000	11.0
CBD	2	55,400,000	7.0
Suburban	1	26,000,000	3.3
Medical	1	6,400,000	0.8
Hospitality	24	50,000,000	6.3
Full Service	18	44,457,716	5.6
Limited Service; Extended Stay Stay	3	2,884,924	0.4
Select Service	3	2,657,360	0.3
Self Storage	3	25,350,000	3.2
Self Storage	3	25,350,000	3.2
Industrial	1	3,250,000	0.4
Flex	1	3,250,000	0.4
Total:	77	$795,381,500	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.3700 - 5.9999	7	227,100,000	28.6
6.0000 - 6.4999	11	268,807,500	33.8
6.5000 - 7.2499	10	213,574,000	26.9
7.2500 - 7.7300	5	85,900,000	10.8
Total:	33	$795,381,500	100.0%
Min: 5.3700% Max: 7.7300% Wtd Avg: 6.3433%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	33	795,381,500	100.0
Total:	33	$795,381,500	100.0%
Min: 60 mos. Max: 60 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59	14	300,042,500	37.7
60	19	495,339,000	62.3
Total:	33	$795,381,500	100.0%
Min: 59 mos. Max: 60 mos. Wtd Avg: 60 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	33	795,381,500	100.0
Total:	33	$795,381,500	100.0%
Min: NAP Max: NAP Wtd Avg: 0 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	33	795,381,500	100.0
Total:	33	$795,381,500	100.0%
Min: NAP Max: NAP Wtd Avg: 0 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
JPMCB	6	229,200,000	28.8
MSMCH	14	199,031,500	25.0
BANA	8	190,650,000	24.0
WFB	4	101,500,000	12.8
JPMCB/MSMCH	1	75,000,000	9.4
Total:	33	$795,381,500	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	33	795,381,500	100.0
Total:	33	$795,381,500	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
32.1 - 50.0	8	176,625,000	22.2
50.1 - 55.0	2	100,000,000	12.6
55.1 - 60.0	5	99,128,500	12.5
60.1 - 65.0	10	169,778,000	21.3
65.1 - 69.6	8	249,850,000	31.4
Total:	33	$795,381,500	100.0%
Min: 32.1%	Max: 69.6%	Wtd Avg: 58.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
32.1 - 50.0	8	176,625,000	22.2
50.1 - 55.0	2	100,000,000	12.6
55.1 - 60.0	5	99,128,500	12.5
60.1 - 65.0	10	169,778,000	21.3
65.1 - 69.6	8	249,850,000	31.4
Total:	33	$795,381,500	100.0%
Min: 32.1%	Max: 69.6%	Wtd Avg: 58.0%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.29	4	169,850,000	21.4
1.30 - 1.49	12	124,864,000	15.7
1.50 - 1.59	6	198,117,500	24.9
1.60 - 1.79	3	49,250,000	6.2
1.80 - 1.99	6	195,800,000	24.6
2.00 - 4.17	2	57,500,000	7.2
Total:	33	$795,381,500	100.0%
Min: 1.20x	Max: 4.17x	Wtd Avg: 1.71x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.1 - 9.0	8	191,686,000	24.1
9.1 - 10.0	10	230,578,000	29.0
10.1 - 12.0	7	154,167,500	19.4
12.1 - 13.0	2	43,900,000	5.5
13.1 - 15.0	4	99,050,000	12.5
15.1 - 26.7	2	76,000,000	9.6
Total:	33	$795,381,500	100.0%
Min: 8.1%	Max: 26.7%	Wtd Avg: 11.5%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Van Cortlandt Park
NYS Thruway
Mosholu Pkwy
E. 223rd St.
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Hutchinson River Pkwy
Pelhamdale Ave.
Weyman Ave.
Pelham Country Club
Pelham Rd.
Montefiore Medical Center Wakefield Campus
Baychester Ave.
E 233rd St.
WOODLAND CEMETERY
Jerome Ave.
Mosholu Golf Course
Seton Falls Park
Boston Rd.
New England Thruway
Pelham Bay and Split Rock Golf Courses
E. 222nd St.
Montefiore Medical Center Moses Campus
METRO NORTH
Bronx River Pkwy
Williamsbridge
Williamsbridge Oval
E. Gun Hill Rd.
Webster Ave.
Co-Op City
Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
The Mall at Bay Plaza
Gun Hill Rd.
Boston Rd.
BRONX
Williamsbridge Rd.
Eastchester Rd.
City Island Rd.
Pelham Bay Park
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Pelham Pkwy.
NYC Health + Hospitals/ Jacobi
Montefiore Medical Center Hutchinson Campus
Yeshiva Univ. Jack & Pearl Campus
Mercy College Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Morris Park
Morris Park Ave.
Crotona Ave.
Bronx Zoo
Aileen B. Ryan Recreational Complex
City Island
G.W. Bridge 3 miles
Boston Rd.
Tremont Ave.
The Fountain at Metropolitan Oval
Bruckner Expwy
Long Island Sound
Amazon
Tremont Ave.
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
Throgs Neck Bridge
Whitestone Br.
East River
SUNY Maritime College
PATERSON
YONKERS
Mount Vernon
New Rochelle
NEW JERSEY
BRONX
LONG ISLAND
MANHATTAN
NEWARK
QUEENS
JERSEY CITY
BROOKLYN
STATEN ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Mortgage Loan No. 1 – Bay Plaza Community Center
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Bronx, NY 10475
Original Balance(1):	$77,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$77,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	9.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988, 2013/2023
Borrower Sponsor:	Prestige Properties & Development			Size(4):	568,813 SF
Guarantors:	Sami Shalem and Irving Pergament			Cut-off Date Balance Per SF(1):	$492
Mortgage Rate:	6.1300%			Maturity Date Balance Per SF(1):	$492
Note Date:	9/17/2024			Property Manager:	Prestige Properties & Development
Maturity Date:	10/1/2029				Co., Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$28,058,636
Seasoning:	1 month			UW NCF:	$26,795,419
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NOI Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	9.6%
Additional Debt Type(1)(2):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.0%
Additional Debt Balance(1)(2):	$203,000,000			UW NCF DSCR(1):	1.54x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(5):	$23,454,156 (6/30/2024 TTM)
				2nd Most Recent NOI:	$23,030,484 (12/31/2023)
				3rd Most Recent NOI:	$22,148,647 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	89.7% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$470,000,000 (7/25/2024)
Replacement Reserve:	$7,110	$7,110	$170,644	Appraised Value Per SF:	$826
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	59.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	Maturity Date LTV Ratio(1):	59.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$280,000,000	100.0%	Loan Payoff:	$265,439,060	94.8%
			Return of Equity:	$10,155,147	3.6%
			Reserves	$2,949,040	1.1%
			Closing Costs:	$1,456,753	0.5%
Total Sources:	$280,000,000	100.0%	Total Uses:	$280,000,000	100.0%

(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $280,000,000. The financial information presented in the chart above is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	The Bay Plaza Community Center Property (as defined below) is a 568,813 SF mixed-use property with 384,769 SF of retail space and 184,044 SF of office space.
(5)	The increase in NOI from Most Recent to UW is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

The Mortgage Loan. The largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 SF mixed-use, retail/office property located in the Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the non-controlling notes A-3 and A-5, with an outstanding principal balance as of the Cut-off Date of $77,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The table below summarizes the promissory notes that comprise the Bay Plaza Community Center Whole Loan.

Bay Plaza Community Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2(1)	$80,000,000	$80,000,000	JPMCB	No
A-3	$67,000,000	$67,000,000	BANK5 2024-5YR11	No
A-4(1)	$40,000,000	$40,000,000	JPMCB	No
A-5	$10,000,000	$10,000,000	BANK5 2024-5YR11	No
Total	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bay Plaza Community Center Whole Loan.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 SF mixed-use property with 384,769 SF of retail space and 184,044 SF of office space located in the Baychester neighborhood of the Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million SF and is the prime retail destination in the Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the United States, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 44 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop & Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 SF; 11.8% of NRA; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 SF; 9.8% of NRA; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861 ($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of the Bronx, which the appraisal suggests will support future demand and subsequent sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

United Federation of Teachers (“UFT”) (45,008 SF; 7.9% of NRA; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The borrower sponsor invested approximately $14.2 million in the buildout of the UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the tenancy at the Bay Plaza Community Center Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	10/31/2033	2, 5-year	N
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	6/30/2029	3, 5-year	N

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	7/31/2044	2, 10-year	N
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	12/31/2029	1, 5-year	N
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	9/25/2044	1, 5-year	Y(3)
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	2/29/2028	1, 5-year	N
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	12/31/2029	1, 5-year	N
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	1/31/2034	1, 5-year	Y(4)
Dallas BBQ(5)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	7/31/2033	None	N
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	1/31/2033	1, 5-year	Y(6)
Subtotal/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17
Occupied Subtotal/Wtd. Avg.			508,254	89.4%	$28,754,513	100.0%	$56.58

Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%

(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) the brokerage commission that the borrower paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
(4)	DSW has the right to terminate its lease if at least one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are not open for a continuous period of 18 months.
(5)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,0000 multiplied by 6% which is excluded from Annual UW Rent PSF above.
(6)	Adidas has the right to terminate its lease if its gross sales between February 2027 and January 2028 do not exceed $4,000,000, provided it gives notice within 90 days of February 1, 2028.

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Tenant Sales PSF
	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%

(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	1	3,488	0.6%	0.6%	$285,863	1.0%	1.0%	$81.96
2025	3	7,597	1.3%	1.9%	$625,670	2.2%	3.2%	$82.36
2026	10	35,654	6.3%	8.2%	$2,622,557	9.1%	12.3%	$73.56
2027	3	11,708	2.1%	10.3%	$1,127,292	3.9%	16.2%	$96.28
2028	2	31,419	5.5%	15.8%	$1,533,354	5.3%	21.5%	$48.80
2029	8	144,190	25.3%	41.1%	$7,388,890	25.7%	47.2%	$51.24
2030	4	20,637	3.6%	44.8%	$1,687,016	5.9%	53.1%	$81.75
2031	4	11,476	2.0%	46.8%	$858,933	3.0%	56.1%	$74.85
2032	2	3,565	0.6%	47.4%	$270,251	0.9%	57.0%	$75.81
2033	8	111,455	19.6%	67.0%	$6,059,411	21.1%	78.1%	$54.37
2034	4	30,192	5.3%	72.3%	$1,830,006	6.4%	84.5%	$60.61
2035 & Thereafter	5	96,873	17.0%	89.4%	$4,465,270	15.5%	100.0%	$46.09
Vacant	0	60,559	10.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	54	568,813	100.0%		$28,754,513	100.0%		$56.58

(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%

(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

The Market. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of the Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood in the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million SF of retail space and is the prime retail center in the Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

According to the appraisal, the Bay Plaza Community Center Property is situated within the Bronx shopping center market. As of the second quarter of 2024, the Bronx shopping center market reported total inventory of approximately 5.3 million SF with a 6.0% vacancy rate and average asking rents of $51.95 PSF. Additionally, the Bay Plaza Community Center Property is located within the Bronx office market. As of the second quarter of 2024, the Bronx office market reported total inventory of approximately 15.7 million SF with a 8.3% vacancy rate and average rents of $35.60 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00

Source: Appraisal

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1988, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office SF is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

Appraisal. The appraiser concluded to an “as-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis
	2022	2023	TTM 6/30/2024	UW	UW PSF
Rents In Place(1)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	$50.55
Vacant Income	$0	$0	$0	$2,628,762	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	$55.17
Reimbursements	$6,657,426	$7,326,455	$7,582,157	$11,541,016	$20.29
Percentage Rent	$214,844	$425,964	$254,540	$298,449	$0.52
Other Rental Storage	$268,434	$425,117	$56,524	$250,025	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	$76.43
Less Vacancy	$0	$0	$0	($3,641,416)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	$70.03

Real Estate Taxes(2)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	$7.82
Insurance	$634,343	$730,780	$753,822	$565,042	$0.99
Management Fee	$471,380	$529,838	$523,245	$1,000,000	$1.76
Other Expenses	$5,673,928	$5,318,765	$4,712,667	$5,759,710	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	$49.33
Capital Expenditure Reserve(3)	$0	$0	$0	($100,000)	($0.18)
TI/LC	$0	$0	$0	$1,277,896	$2.25
Replacement Reserves	$0	$0	$0	$85,322	$0.15
Net Cash Flow(4)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	$47.11

Occupancy (%)	90.0%	92.0%	89.7%(5)	91.6%(5)
NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%

(1)	UW Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	The increase in Real Estate Taxes from TTM 6/30/2024 to UW is primarily attributable to the burn-off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases under which they are required to reimburse for their share of real estate taxes.
(3)	UW Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(4)	The increase in Net Cash Flow from TTM 6/30/2024 to UW is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(5)	The underwritten economic vacancy is 8.4%. The Bay Plaza Community Center Property was 89.7% leased as of June 1, 2024.
(6)	DSCRs and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Escrows and Reserves.

At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of an event of default or if the Bay Plaza Community Center Property is not insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Mixed Use – Retail/Office	Loan #1	Cut-off Date Balance:	$77,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Lockbox and Cash Management.

The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or if (ii) no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect to clause (ii) above, the borrowers may not cure a Cash Sweep Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Event Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any tenant under a Lease Sweep Lease discontinues business or gives notice that it intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant or its direct or indirect parent company (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or deliver a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the space under the applicable Lease Sweep Lease (the “Lease Sweep Space”) is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire Lease Sweep Space is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (iii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to the lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (iii) in the case of clauses (a)(i) (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than the loan-to-value ratio on the loan origination date and (y) an aggregate debt service coverage ratio not less than the debt service coverage ratio on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each special purpose entity that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the lender under the Bay Plaza Community Center Whole Loan; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the lender under the Bay Plaza Community Center Whole Loan in its sole discretion and obtain a rating agency confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Gateway Center North
501 Gateway Drive
Brooklyn, NY 11239
BROOKLYN
QUEENS
Middle Village
Ridgewood
Glendale
Forest Hills
Kew Gardens
Jamaica
Richmond Hills
Ozone Park
Woodhaven Blvd
QUEENS COUNTY
KINGS COUNTY
Wakefield
Brownsville
East New York
Howard Beach
Canarsie
Bergen Beach
Forest Park
St. Johns Cemetery
Mt. Carmel Cemetery
The Evergreen Cemetery
Maple Grove Cemetery
Jamaica Hospital Medical Ctr.
Resort World New York City
Aqueduct Race Track
John F. Kennedy International Airport
Spring Creek Park
Canarsie Beach Park
GATEWAY NATIONAL RECR. AREA
Jamaica Bay
Metropolitan Ave
Myrtle Ave
Cooper Ave
Union Tpke
Interboro Pkwy
Jamaica Ave
Atlantic Ave
Liberty Ave
Linden Blvd
Rockaway Blvd
Belt Pkwy
Belt Parkway
Nassau Expwy
Van Wyck Expwy
Grand Central Pkwy
Lefferts Blvd
Cross Bay Blvd
Pennsylvania Ave
New York Ave
Bushwick Ave
Cooper St
Fresh Pond Rd
Rockaway Pkwy
Flatlands Ave
Remsen Ave
Ave D
LONG ISLAND RAILROAD
LIRR
678
27
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Mortgage Loan No. 2 – Gateway Center North
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Brooklyn, NY 11239
Original Balance(1):	$77,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$77,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	9.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	The Related Companies, L.P.			Size:	601,212 SF
Guarantor:	The Related Companies, L.P.			Cut-off Date Balance PSF(1):	$499
Mortgage Rate:	6.8270%			Maturity Date Balance PSF(1):	$499
Note Date:	10/22/2024			Property Manager:	Related Gateway Phase II, LLC
Maturity Date:	11/6/2029				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$25,481,475
IO Period:	60 months			UW NCF:	$24,931,003
Seasoning:	0 months			UW NOI Debt Yield(1):	8.5%
Prepayment Provisions(2):	L(23),YM1(1),DorYM1(29),O(7)			UW NCF Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.20x
Additional Debt Balance(1):	$223,000,000			Most Recent NOI:	$25,542,737 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$24,988,506 (12/31/2023)
				3rd Most Recent NOI:	$24,542,492 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	96.3% (9/3/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.6% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$443,000,000 (9/6/2024)
Replacement Reserve:	$0	Springing	$143,599	Appraised Value PSF:	$737
TI/LC Reserve:	$0	Springing	$957,344	Cut-off Date LTV Ratio(1):	67.7%
Other Reserves(4):	$3,084,213	$0	NAP	Maturity Date LTV Ratio(1):	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$300,000,000	97.9%	Loan Payoff:	$301,105,790	98.2%
Borrower Sponsor Equity:	$6,527,983	2.1%	Upfront Reserves:	$3,084,213	1.0%
			Closing Costs:	$2,337,979	0.8%
Total Sources:	$306,527,983	100.0%	Total Uses:	$306,527,983	100.0%

(1)	The Gateway Center North Mortgage Loan (as defined below) is part of the Gateway Center North Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $300,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Center North Whole Loan.
(2)	Defeasance of the Gateway Center North Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Gateway Center North Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in November 2024.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves include upfront landlord obligations reserve of $1,353,710 and a gap rent reserve of $1,730,503 for the sixth largest tenant, Urban Air.

The Mortgage Loan. The second largest mortgage loan (the “Gateway Center North Mortgage Loan”) is part of a whole loan (the “Gateway Center North Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $300,000,000 and secured by a first priority fee mortgage encumbering a 601,212 SF anchored retail center located in Brooklyn, New York (the “Gateway Center North Property”). The Gateway Center North Whole Loan was originated by Bank of America, N.A. The Gateway Center North Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $77,000,000. The remaining promissory notes comprising the Gateway Center North Whole Loan are summarized in the below table. The Gateway Center North Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust. The relationship between the holders of the Gateway Center North Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%
Gateway Center North Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$77,000,000	$77,000,000	BANK5 2024-5YR11	Yes
A-2	$60,000,000	$60,000,000	Bank of America, N.A.	No
A-3	$53,000,000	$53,000,000	Bank of America, N.A.	No
A-4	$50,000,000	$50,000,000	Bank of America, N.A.	No
A-5	$25,000,000	$25,000,000	Bank of America, N.A.	No
A-6	$20,000,000	$20,000,000	Bank of America, N.A.	No
A-7	$15,000,000	$15,000,000	Bank of America, N.A.	No
Total	$300,000,000	$300,000,000

The Borrower and the Borrower Sponsor. The borrower for the Gateway Center North Whole Loan is Gateway Center Properties Phase II Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the Gateway Center North Whole Loan is The Related Companies, L.P. (“Related”).

Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, with a team of approximately 4,000 professionals. Related’s assets include the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA and Related Santa Clara in California and The 78 in Chicago.

The Property. The Gateway Center North Property consists of a 601,212 SF anchored retail power center situated on 40.49 acres in Brooklyn, New York. The Gateway Center North Property is comprised of eight one- and two-story buildings and three pad sites. The Gateway Center North Property has a total of 1,542 parking spaces, resulting in a ratio of approximately 2.56 spaces per 1,000 SF. The Gateway Center North Property was constructed by the borrower sponsor in 2014 and is anchored by JCPenney, as the tenant under a ground lease, ShopRite, and Burlington Coat Factory, which account for 47.6% of the rentable area and 26.7% of the underwritten base rent. The Gateway Center North Property was the second phase expansion to Gateway Center South (not part of the collateral), which was originally developed and opened by the borrower sponsor in 2002, and is currently owned by the borrower sponsor. Gateway Center South is 100.0% leased and is anchored by BJ’s Wholesale Club, Home Depot, and Target, and together with the Gateway Center North Property, makes up Gateway Center, which serves as the primary retail location within the Brooklyn market.

The Gateway Center North Property has a granular rent roll, with no tenant contributing greater than 11.4% of the total underwritten rent. The top 10 tenants at the Gateway Center North Property represent 77.5% of total SF and generate 60.3% of total underwritten rent. There are six investment-grade rated tenants at the Gateway Center North Property representing 13.8% of underwritten rent. The Gateway Center North Property has averaged 99.0% occupancy since 2020. As of September 3, 2024, the Gateway Center North Property was 96.3% leased to 35 tenants.

Tenant Sales
				TTM August 2024
Tenant	SF	2022 Sales(2)	2023 Sales(2)	Sales	Sales PSF
JCPenney	122,473	$17,936,910	$17,862,294	$17,012,579	$139
Burlington Coat Factory	73,864	$30,930,333	$31,525,577	NAV	NAV
DSW Shoe Warehouse	20,088	$5,705,268	$3,947,682	NAV	NAV
Petco	12,117	$3,896,310	$2,913,461	NAV	NAV
Nike	11,940	$9,698,923	$11,059,264	$9,412,061	$788
Buffalo Wild Wings	8,002	$4,109,414	$2,630,923	NAV	NAV
Applebee's	7,881	$7,300,506	$5,409,442	NAV	NAV
Victoria's Secret	7,401	$2,218,993	$4,475,645	$4,137,535	$559
Lane Bryant	5,909	$2,022,821	$1,917,178	NAV	NAV
Panera Bread	4,208	$2,506,574	$3,365,669	NAV	NAV
Carter's Retail	4,041	$2,213,071	$1,934,224	$1,825,254	$452
Bath & Body Works	3,502	$5,895,523	$5,887,539	$5,962,095	$1,702
Smashburger	2,155	$3,180,694	$3,240,034	$3,030,106	$1,406
Davis Visionworks	1,919	$1,714,925	$1,782,552	NAV	NAV
Pizza Studio	1,156	$1,333,908	$504,742	NAV	NAV

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data.
(2)	Shown as of December 31 of each respective year.

Major Tenants.

JCPenney (122,473 SF, 20.4% of NRA, 4.7% of underwritten base rent). JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise, with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been wholly owned and operated by Brookfield Asset Management and Simon Property Group after emerging from Chapter 11 bankruptcy in 2020. JCPenney has been a tenant at the Gateway

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Center North Property since 2014. JCPenney is the tenant under a ground lease that has a current expiration of August 31, 2034, with eleven five-year renewal options remaining, and no termination options. JCPenney currently pays a base rent of $10.23 PSF, increasing to $11.05 PSF effective September 1, 2029. JCPenney reported sales of $146 PSF, $146 PSF, and $139 PSF in 2022, 2023 and TTM August 2024.

ShopRite (89,774 SF, 14.9% of NRA, 10.6% of underwritten base rent). ShopRite is a grocery chain owned by the parent company Wakefern Food Corporation. ShopRite started in the 1940’s, when eight mom-and-pop grocers came together to start Wakefern Food Corporation. ShopRite has grown into the largest cooperative in the United States and the largest employer in New Jersey. ShopRite operates 50 individually-owned and 365 affiliate-owned stores, all under its corporate and distribution arm, Wakefern Food Corporation, in nine states: Connecticut, Delaware, Maryland, New Jersey, New York, Pennsylvania, Massachusetts, New Hampshire and Rhode Island. ShopRite has been a tenant at the Gateway Center North Property since 2014. ShopRite operates under a lease that has a current expiration of October 31, 2034, with five five-year renewal options and one three year and eleven month renewal option. ShopRite currently pays a base rent of $29.43 PSF, increasing to $31.48 PSF effective November 1, 2024. ShopRite is not required to report sales.

Burlington Coat Factory (73,864 SF, 12.3% of NRA, 11.4% of underwritten base rent). Burlington Coat Factory (S&P: BB+) started approximately 50 years ago as a business selling off-price coats out of a factory building. The company sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington Township, New Jersey. Burlington Coat Factory has been a tenant at the Gateway Center North Property since 2014 and currently has a lease expiration date of February 28, 2030, with three five-year renewal options. Burlington Coat Factory currently pays a base rent of $41.14 PSF and pays 3.0% of annual sales over a $31,281,404 ($424 PSF) sales breakpoint. Burlington Coat Factory reported sales of $419 PSF in 2022 and $427 PSF in 2023.

The following table presents certain information relating to the tenancy at the Gateway Center North Property:

Tenant Summary(1)
							August 2024 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
JCPenney (Ground Lease)(4)	NR/NR/NR	122,473	20.4%	$1,253,465	4.7%	$10.23	$17,012,579	$139	7.4%	8/31/2034	11 x 5 yr	None
ShopRite	NR/NR/NR	89,774	14.9%	$2,826,086	10.6%	$31.48	NAV	NAV	NAV	10/31/2034	(5)	None
Burlington Coat Factory	NR/NR/BB+	73,864	12.3%	$3,038,765	11.4%	$41.14	$31,525,577	$427	9.6%	2/28/2030	3x 5 yr	None
Anchor Tenants Subtotal/Wtd. Avg.		286,111	47.6%	$7,118,316	26.7%	$24.88
Junior Anchors
P.C. Richard & Son	NR/NR/NR	33,593	5.6%	$1,274,854	4.8%	$37.95	NAV	NAV	NAV	1/31/2027	(6)	None
T.J. Maxx	NR/A2/A	32,960	5.5%	$1,595,264	6.0%	$48.40	NAV	NAV	NAV	8/31/2029	2 x 5 yr	None
Urban Air(7)	NR/NR/NR	32,718	5.4%	$1,730,503	6.5%	$52.89	NAV	NAV	NAV	10/1/2034	2 x 5 yr	None
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	$1,752,121	6.6%	$55.66	NAV	NAV	NAV	7/31/2027	3 x 5 yr	None
DSW Shoe Warehouse	NR/NR/NR	20,088	3.3%	$775,000	2.9%	$38.58	$3,947,682	$197	19.6%	1/31/2030	1 x 5 yr	None
Aldi	NR/NR/NR	16,859	2.8%	$925,650	3.5%	$54.91	NAV	NAV	NAV	11/30/2033	4 x 5 yr	None
Petco	NR/B3/B	12,117	2.0%	$911,198	3.4%	$75.20	$2,913,461	$240	31.3%	9/30/2027	3 x 5 yr	None
Junior Anchors Subtotal/Wtd. Avg.		179,814	29.9%	$8,964,591	33.6%	$49.85
Other Tenants		112,771	18.8%	$10,609,318	39.7%	$94.08
Occupied Collateral Total / Wtd. Avg.		578,696	96.3%	$26,692,225	100.0%	$46.12

Vacant Space		22,516	3.7%
Total/Wtd. Avg.		601,212	100.0%

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. Sales information for Burlington Coat Factory, DSW Shoe Warehouse and Petco is as of year-end 2023.
(4)	JCPenney operates under a ground lease and owns its own improvements.
(5)	ShopRite has five five-year renewal options and one three-year and eleven month renewal option.
(6)	P.C. Richard & Son has 5 extension periods of 3 years for the first extension, 5 years for the second, third and fourth extensions, and 2 years for the fifth extension.
(7)	Urban Air executed its lease in October 2024 and is currently building out its space and is expected to commence rent payments in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at loan closing. We cannot assure you that the tenant will take occupancy or commence paying rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Gateway Center North Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	4,208	0.7%	0.7%	$336,640	1.3%	1.3%	$80.00
2026	4	21,212	3.5%	4.2%	$1,459,035	5.5%	6.7%	$68.78
2027	6	94,525	15.7%	20.0%	$5,834,770	21.9%	28.6%	$61.73
2028	1	8,002	1.3%	21.3%	$577,500	2.2%	30.8%	$72.17
2029(3)	7	63,186	10.5%	31.8%	$4,500,743	16.9%	47.6%	$71.23
2030	6	102,684	17.1%	48.9%	$4,823,644	18.1%	65.7%	$46.98
2031	1	6,006	1.0%	49.9%	$420,420	1.6%	67.3%	$70.00
2032	1	7,401	1.2%	51.1%	$592,080	2.2%	69.5%	$80.00
2033	2	19,018	3.2%	54.3%	$1,206,320	4.5%	74.0%	$63.43
2034	6	252,454	42.0%	96.3%	$6,941,074	26.0%	100.0%	$27.49
2035 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	22,516	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	601,212	100.0%		$26,692,225	100.0%		$46.12(4)

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Gateway Center North Mortgage Loan has a maturity date of November 6, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Center North Property is located in Brooklyn, New York, along Gateway Drive just north of the Belt Parkway, a major regional expressway. The Gateway Center North Property is visible from the Belt Parkway and is located five miles west of JFK International Airport. The area surrounding the Gateway Center North Property is primarily residential, with commercial and industrial development serving the needs of the local population of over 525,000 residents.

The Gateway Center North Property is located in the New York retail market and the North Brooklyn submarket, which includes the neighborhoods of Greenpoint, Williamsburg, Park Slope, Crown Heights, and East New York. According to the appraisal, as of the second quarter of 2024, the New York retail market contains approximately 645.8 million SF of space and the North Brooklyn submarket contains approximately 51.3 million SF, or 7.94% of the total market’s inventory. As of second quarter 2024, the overall vacancy rate for the market was 4.03%, with asking rents of $47.56 PSF, and the North Brooklyn submarket had a vacancy rate of 3.05% with asking rents of $54.45 PSF.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Gateway Center North Property was 40,386, 560,297 and 1,732,087, respectively. The 2024 average household income within the same radii was $66,933, $89,647 and $105,003, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents information regarding certain competitive properties to the Gateway Center North Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Gateway Center North 501 Gateway Drive Brooklyn, NY	2014/NAP	601,212(2)	96.3%(2)	NAP	JCPenney, ShopRite, Burlington Coat Factory, P.C. Richard & Son, T.J.Maxx(2)
Shops at Atlantic Center 625 Atlantic Ave Brooklyn, NY	1996/NAP	482,550	92.2%	7.1 miles	Burlington, Marshalls, Old Navy, Stop & Shop
Gateway Center South(3) 339-579 Gateway Dr Brooklyn, NY	2001/NAP	669,293	100.0%	0.2 miles	The Home Depot, Target, BJ’s
Kings Plaza Shopping Center 5100 Kings Plz Brooklyn, NY	1970/2018	1,146,000	100.0%	5.0 miles	Burlington, Lowe’s, Macy’s
Green Acres Mall 1150-2034 Green Acres Mall Valley Stream, NY	1956/2016	2,042,000	95.8%	8.6 miles	BJ’s, Macy’s, Walmart
Five Towns Shopping Center 253-01 Rockaway Blvd Rosedale, NY	1968/1990	408,096	99.0%	8.2 miles	Lowe’s, Party City, T.J.Maxx
The Shops at Atlas Park 8000 Cooper Ave Glendale, NY	2006/NAP	509,068	93.5%	6.0 miles	Burlington, Marshalls, Old Navy, Stop & Shop

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 3, 2024.
(3)	Gateway Center South is also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Center North Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor	$40.00	10	10% Yr. 6
Jr. Anchor	$50.00	10	10% Yr. 6
In-Line (>10,000 SF)	$65.00	10	10% Yr. 6
In-Line (5,000 - 10,000 SF)	$80.00	10	10% Yr. 6
In-Line (<5,000 SF)	$125.00	10	10% Yr. 6
Outparcel - Restaurant	$85.00	10	10% Yr. 6
Outparcel - Bank	$200.00	10	10% Yr. 6

Appraisal. The appraisal concluded to an “as-is” value for the Gateway Center North Property of $443,000,000 as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024, there was no evidence of any recognized environmental conditions at the Gateway Center North Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Center North Property:

Cash Flow Analysis
	2021	2022	2023	8/31/2024 TTM	UW	UW PSF
Base Rental Income(1)	$25,317,063	$25,398,637	$25,943,888	$26,383,569	$27,818,025	$46.27
Straight Line Rent(2)	$0	$0	$0	$0	$2,616	$0.00
Percentage Rent(3)	$436,246	$290,290	$86,412	$109,523	$57,476	$0.10
Expense Reimbursements	$7,853,283	$8,161,537	$8,203,391	$8,325,205	$8,614,796	$14.33
Deferred Rent Repay/Abatements	($182,186)	$0	$0	$0	$0	$0.00
Net Rental Income	$33,424,407	$33,850,465	$34,233,691	$34,818,297	$36,492,912	$60.70
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,470,739)	($2.45)
Direct Billed Income	$299,728	$187,180	$226,992	$242,864	$198,320	$0.33
Other Income(4)	$472,736	$441,596	$388,014	$390,231	$420,104	$0.70
Effective Gross Income	$34,196,870	$34,479,241	$34,848,697	$35,451,392	$35,640,597	$59.28

Real Estate Taxes(5)	$3,882,864	$4,046,170	$4,035,096	$4,049,038	$4,186,595	$6.96
Insurance	$251,891	$298,571	$368,493	$402,043	$377,939	$0.63
Other Operating Expenses	$6,195,429	$5,592,007	$5,456,601	$5,457,574	$5,594,587	$9.31
Total Operating Expenses	$10,330,185	$9,936,749	$9,860,190	$9,908,655	$10,159,122	$16.90

Net Operating Income	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$25,481,475	$42.38
Replacement Reserves	$0	$0	$0	$0	$71,801	$0.12
TI/LC	$0	$0	$0	$0	$478,672	$0.80
Net Cash Flow	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$24,931,003	$41.47

Occupancy %	100.0%	99.6%	100.0%	96.3%(6)	94.7%(7)
NOI DSCR	1.15x	1.18x	1.20x	1.23x	1.23x
NCF DSCR	1.15x	1.18x	1.20x	1.23x	1.20x
NOI Debt Yield	8.0%	8.2%	8.3%	8.5%	8.5%
NCF Debt Yield	8.0%	8.2%	8.3%	8.5%	8.3%

(1)	Base Rental Income is based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025 and rent for Urban Air, which executed its lease in October 2024 and is expected to commence paying rent in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at loan closing. We cannot assure you that the tenant will take occupancy or commence paying rent.
(2)	UW Straight Line Rent includes rent averaged over the loan term for T-Mobile and Bank of America.
(3)	UW Percentage Rent is based on the terms of applicable leases using TTM August 2024 sales figures.
(4)	Other income is based on the borrower sponsor’s budget and includes income from solar lease, storage income, late fees, vending income and other miscellaneous income.
(5)	The Gateway North Center Property currently benefits from a 25-year ICAP Tax Abatement, which has been in place since the 2015/2016 tax year and will continue through the 2040/2041 tax year. The tax abatement for the 2024/2025 tax year is approximately $8.0 million and the underwritten real estate taxes and expense reimbursements shown above are net of the abatement.
(6)	Represents occupancy per the underwritten rent roll dated September 3, 2024.
(7)	Based on the economic vacancy of 5.3%.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,353,710 for tenant improvement allowances and leasing commissions related to Urban Air and (ii) $1,730,503 for a gap rent reserve related to Urban Air.

Real Estate Taxes – During a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the ensuing 12 months.

Insurance – During a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums; however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Gateway Center North Property is insured under a blanket policy and the borrower provides evidence of renewal and proof of payment of insurance premiums.

Replacement Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $5,983 for capital expenditures, capped at approximately $143,599.

TI/LC Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $39,889 for tenant improvements and leasing commissions, capped at $957,344.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Retail – Anchored	Loan # 2	Cut-off Date Balance:	$77,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Lockbox and Cash Management. The Gateway Center North Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Gateway Center North Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. If a Cash Sweep Event Period is not in effect, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a cash management account controlled by the lender to be applied and disbursed in accordance with the Gateway Center North Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default;
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Gateway Center North Whole Loan being less than 1.10x, tested quarterly.

A “Cash Sweep Event Period” will end upon:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
●	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

For purposes of the NCF DSCR test, the net cash flow is the difference between (A) the annualized amount of all operating income including (i) leases with rent commencing during the succeeding 12 months provided all rent abatements have been reserved by the lender and (ii) contractual rent escalations during the succeeding 12 months, and excluding disqualified leases and non-recurring revenue minus (B) actual costs and expenses paid for operations, maintenance and management for the trailing twelve months, adjusted for (i) known increases in taxes and insurance premiums, TI/LCs equal to $0.35 PSF (the “TI Deduction”) and capital expenditures equal to $0.10 PSF and (ii) excluding one-time expenses, extraordinary expenses, non-cash items, debt service and contributions to any reserve accounts. The TI Deduction will be reduced by 1/10th the positive difference of the amount deposited to the TI/LC reserve minus the amount disbursed (so long as the related tenant’s rent is included in operating income in clause (A) above). The NCF DSCR on the Gateway Center North Whole Loan at the time of loan origination was 1.10x.

Terrorism Insurance.  The Gateway Center North Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6-month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the then-applicable annual premium for the property insurance coverage). The Gateway Center North Whole Loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”), to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to the lender and the rating agencies from an insurance company meeting the rating requirements set forth in the related loan documents for the remaining portion of terrorism coverage not subject to the applicable federal backstop percentage, the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2007 and paid to RVI will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The related loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Gateway Center North Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$75,500,000
3610 Banbury Drive	Metro 3610	Cut-off Date LTV:	67.9%
Riverside, CA 92505		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	8.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$75,500,000
3610 Banbury Drive	Metro 3610	Cut-off Date LTV:	67.9%
Riverside, CA 92505		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	8.1%

Metro 3610
3610 Banbury Drive
Riverside, CA 92505
RIVERSIDE
Los Angeles
45 miles
Anaheim
25 miles
Pomona Fwy
Riverside Fwy
Corona Fwy
METROLINK
Colton
Belltown
North Side
Rubidoux
Jurupa Valley
Norco
Casa Blanca
Woodcrest
Home Gardens
Corona
El Sobrante
El Cerrito
RIVERSIDE COUNTY
Lake Mathews
Oak Quarry Golf Club
AB Brown Sports Complex
Santa Ana River
Fairmount Park
RIVERSIDE-HUNTER PARK
Flabob Airport
Fox Performing Arts Center
Riverside Convention Center
Peace Tower
DOWNTOWN RIVERSIDE
3rd St
RIVERSIDE-DOWNTOWN
Riverside Community Hospital
Riverside City College
University of California, Riverside
Canyon Crest Towne Centre
Canyon Crest Country Club
Victoria Club
Indian Hills Country Club
Jurupa Hills Country Club
Santa Ana River Regional Park
JURUPA VALLEY/PEDLEY
Jurupa Valley Spectrum
Goose Creek Golf Club
Riverside Municipal Airport
Riverside Plaza
Collins Aerospace
Van Buren Plaza
California Baptist University
Hidden Valley Golf Club
La Sierra University
Michael's Plaza
Galleria at Tyler
Kaiser Permanente Riverside Medical Ctr.
LA SIERRA
CA Citrus State Historic Park
Corona Hills Plaza
Crossings at Corona
The Shops at Dos Lagos
Mission Blvd
Galena St
Jurupa Rd
Bellegrave Ave
Camino Real
Pedley Rd
Etiwanda Ave
Troth St
Bain St
Limonite Ave
Grand Ave
Jurupa Ave
Central Ave
Chicago Ave
Alessandro Blvd
Arlington Ave
California Ave
La Sierra Ave
Colorado Ave
Magnolia Ave
Wells Ave
Tyler St
Hole Ave
Jefferson St
Washington St
Victoria Ave
Dufferin Ave
Mockingbird Cyn. Rd
Van Buren Blvd
Indiana Ave
El Sobrante Rd
Cajalco Rd
60
91
215
15
Palmdale
Victorville
Apple Valley
Hesperia
Lucerne Valley
LOS ANGELES COUNTY
SAN BERNARDINO COUNTY
ANGELES NATIONAL FOREST
SAN GABRIEL MOUNTAINS
SAN BERNARDINO NATIONAL FOREST
SAN BERNARDINO MOUNTAINS
Glendale
Glendora
Rancho Cucamonga
Upland
Rialto
SAN BERNARDINO
Pasadena
West Covina
Fontana
El Monte
Ontario
Redlands
LOS ANGELES
Pomona
Colton
Whittier
Chino Hills
Chino
RIVERSIDE
Downey
Yorba Linda
Moreno Valley
Fullerton
Corona
LONG BEACH
ANAHEIM
Garden Grove
Orange
Perris
SANTA ANA
ORANGE COUNTY
Hemet
Huntington Beach
Irvine
Menifee
Costa Mesa
Aliso Viejo
Murrieta
Pacific Ocean
Newport Beach
Mission Viejo
Laguna Beach
Temecula
San Clemente

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Mortgage Loan No. 3 – Metro 3610
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Riverside, CA 92505
Original Balance:	$75,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$75,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	9.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1984/2022
Borrower Sponsor:	Silver Star Real Estate			Size:	304 Units
Guarantor:	Harshad Dharod			Cut-off Date Balance per Unit	$248,355
Mortgage Rate:	6.1810%			Maturity Date Balance per Unit:	$248,355
Note Date:	10/11/2024			Property Manager:	Silver Star Real Estate, LLC
Maturity Date:	11/10/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$6,088,780
IO Period:	60 months			UW NCF:	$6,027,980
Seasoning:	0 months			UW NOI Debt Yield:	8.1%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.27x
Additional Debt Balance:	NAP			Most Recent NOI:	$6,170,938 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,740,541 (12/31/2023)
				3rd Most Recent NOI:	NAV
				Most Recent Occupancy:	96.1% (9/24/2024)
				2nd Most Recent Occupancy:	95.0% (12/31/2023)
Reserves(1)				3rd Most Recent Occupancy:	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$111,200,000 (8/27/2024)
RE Taxes:	$100	$102,079	NAP	Appraised Value per Unit:	$365,789
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	67.9%
Replacement Reserve:	$0	$7,600	$273,600	Maturity Date LTV Ratio:	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$75,500,000	89.9%	Loan Payoff:	$79,602,606	94.8%
Borrower Equity(2):	$8,459,489	10.1%	Closing Costs:	$4,356,784	5.2%
			Upfront Reserves:	$100	0.0%
Total Sources:	$83,959,489	100.0%	Total Uses:	$83,959,489	100.0%

(1)	See “Escrows and Reserves” below.
(2)	Inclusive of preferred equity investment of approximately $6.0 million.

The Mortgage Loan. The third largest mortgage loan (the “Metro 3610 Mortgage Loan”) is a mortgage loan in the original principal amount of $75,500,000 and secured by a first priority fee mortgage encumbering a 304-unit multifamily apartment complex located in Riverside, California (the “Metro 3610 Property”). The prior mortgage loan secured by the Metro 3610 Property was securitized in the BX 2019-CALM transaction, and Metro 3610 Mortgage Loan proceeds were used to refinance its existing encumbrance.

The Borrower and the Borrower Sponsor. The borrower is Green Storm LLC, a Delaware limited liability company, structured to be a special purpose entity with two independent directors. The borrower sponsor is Silver Star Real Estate (“Silver Star”), a privately-owned real estate investment and management company based in La Palma, California. Silver Star was established in 2006 when Harshad Dharod began acquiring multifamily properties in the San Fernando Valley. Today, Silver Star owns and operates 43 multifamily properties, totaling over 2,705 units across the western United States, including 31 multifamily assets, (1,782) units located throughout California. According to Silver Star, its portfolio has an estimated market value of approximately $1.0 billion. Harshad Dharod is the nonrecourse carve-out guarantor. The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at $10,000,000 of the outstanding principal balance of the Metro 3610 Mortgage Loan, plus the lender’s enforcement costs under the guaranty, including reasonable attorneys’ fees. Additionally, recourse for losses relating to a transfer of the related mortgaged property or interests in the borrower is limited as described under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus.

The Property. The Metro 3610 Property is an apartment complex that encompasses a collection of 21 two-story garden-style buildings totaling 304-units across a 15.2 acre site, located in Riverside, California. The Metro 3610 Property was built in 1984 and more recently renovated in 2022. As of September 2024, the Metro 3610 Property was 96.1% leased and includes 128 one-bedroom/one-bathroom units, 48 two-bedroom/one-bathroom units and 128 two-bedroom/two bathroom units. The borrower acquired the Metro 3610 Property in August 2022 at a contract price of $102 million ($335,526 per unit) and subsequently invested approximately $4.0 million ($13,158 per unit) in capital improvements, including updated common areas, pool hardscape, property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$75,500,000
3610 Banbury Drive	Metro 3610	Cut-off Date LTV:	67.9%
Riverside, CA 92505		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	8.1%

landscaping, HVAC and electrical systems, as well as enhanced exterior lighting and paint for all buildings throughout the Metro 3610 Property. A portion of expenditures were directed toward interior renovations, including installation of stainless-steel appliances, quartz countertops, as well as improved lighting and vinyl plank flooring. Amenities at the Metro 3610 Property include a tennis court, hot tub, swimming pool, playground, laundry facilities, fitness center, courtyard, basketball court, barbecue/picnic area and off-street surface parking for 551 cars (1.8 spaces/unit). 56 units (18% of total inventory) have been fully renovated, while 233 units (77%) have been partially renovated and 15 units (5%), while actively maintained, are unrenovated. Since acquiring the Metro 3610 Property, the borrower sponsor has achieved net cash flow growth of 84.3% from approximately $3.3 million at acquisition to $6.1 million for the trailing 12-month period, ending September 2024. Performance gains were achieved through hands on property management, tenant screening and targeted renovations.

The following table presents certain information relating the residential unit mix of the Metro 3610 Property:

Unit Mix Summary(1)
Unit Type	# Units	% Total	Occ%	Unit Size	NRA (SF)	Avg. In-Place Rent	$/SF /month	% Discount to Fully Reno Units	Market Rent(2)	$/SF /month	% Δ to In-Place(3)
1 BR / 1 BA - Classic	4	1.3%	100.0%	641	2,564	$1,641	$2.56	-23.0%	$1,900	$2.96	15.8%
1 BR / 1 BA - Partial Reno	99	32.6%	94.9%	641	63,459	$1,834	$2.86	-13.9%	$1,925	$3.00	5.0%
1 BR / 1 BA - Full Reno	25	8.2%	88.0%	641	16,025	$2,131	$3.32	-	$1,950	$3.04	-8.5%
2 BR / 1 BA - Classic	3	1.0%	100.0%	813	2,439	$1,937	$2.38	-17.9%	$2,300	$2.83	18.7%
2 BR / 1 BA - Partial Reno	40	13.2%	97.5%	813	32,520	$2,304	$2.83	-2.3%	$2,350	$2.89	2.0%
2 BR / 1 BA - Full Reno	5	1.6%	100.0%	813	4,065	$2,359	$2.90	-	$2,400	$2.95	1.7%
2 BR / 2 BA - Classic	8	2.6%	100.0%	879	7,032	$1,994	$2.27	-14.0%	$2,400	$2.73	20.4%
2 BR / 2 BA - Partial Reno	94	30.9%	97.9%	879	82,626	$2,348	$2.67	1.2%	$2,450	$2.79	4.4%
2 BR / 2 BA - Full Reno	26	8.6%	96.2%	879	22,854	$2,320	$2.64	-	$2,500	$2.84	7.8%
Total / Average	304	100.0%	96.1%	768	233,584	$2,134	$2.79		$2,218	$2.88	3.9%

(1)	Based on the underwritten rent roll dated September 24, 2024
(2)	Market Rent per Appraisal
(3)	Refers to percentage by which Market Rent exceeds Avg. In-Place Rent

The Market. The Metro 3610 Property is located in Riverside, California, situated within the Riverside-San Bernardino-Ontario, California Metropolitan Statistical Area (“Riverside MSA”). With an area population of approximately 4.7 million, the Riverside MSA is the 12th largest MSA in the U.S. and the second largest in California, trailing only Los Angeles-Long Beach. The MSA has an average household income of $108,105. While the area benefits from its close proximity to the Los Angeles employment market, the area’s employment profile consists primarily of manufacturing, educational services, retail trade and health care opportunities. Situated within the La Sierra neighborhood, the Metro 3610 Property’s surrounding area features a shopping center and ice rink to the north; multifamily residential to the south; the Riverside Promenade Shopping Center to the east; and single family residences to the west. Notably, the adjacent area includes the Tyler Galleria Mall – a regional mall with over 180 shops, anchored by Macy’s and JC Penney’s; the Kaiser Permanente Medical Center; and La Sierra University. The Metro 3610 Property sits in close proximity to various parks, schools, and grocery stores. According to the appraisal, as of the second quarter of 2024, the Riverside apartment submarket maintains an occupancy of 94.8%. Further, new development in the immediate area consists of larger, mid-rise multifamily properties, rather than garden-style properties, such as the Metro 3610 Property.

The appraisal identified directly competitive multifamily properties as detailed in the table below:

Summary of Comparable Multifamily Rentals(1)
Property Name	Location	Year Built / Renovated	Property Subtype	Occupancy	No. Units	Distance from Subject	Avg. Rent Per Unit
Metro 3610 (Subject)(2)	3610 Banbury Drive Riverside, CA 92505	1984 / 2022	Multifamily-Garden	96.1%	304	NAP	$2,134
River Oaks	3535 Banbury Drive Riverside, CA 92505	1984 / NAP	Multi-unit Garden	98%	192	0.1 Miles	$2,049
The Meadows	10601 Diana Avenue Riverside, CA 92505	1977 / NAP	Multi-unit Garden	98%	120	0.3 Miles	$2,149
Newport Apartments	3516 Banbury Drive Riverside, CA 92505	1984 / NAP	Multi-unit Garden	97%	128	0.2 Miles	$2,102
Sunstone Place	3845 Polk Street Riverside, CA 92505	1986 / 2007	Multi-unit Garden	99%	196	0.3 Miles	$2,300
Sierra Gardens Apartments	3915 La Sierra Avenue Riverside, CA 92505	1977 / NAP	Multi-unit Garden	96%	72	0.8 Miles	$2,056
The 3900	3900 Fir Tree Drive Riverside, CA 92505	1985 / NAP	Multi-unit Garden	99%	120	1.0 Miles	$2,016
Corona Pointe	3957 Pierce Street Riverside, CA 92507	1986 / NAP	Multi-unit Garden	99%	770	1.6 Miles	$2,178

(1)	Source: Appraisal
(2)	Information based on the underwritten rent roll dated September 24, 2024

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$75,500,000
3610 Banbury Drive	Metro 3610	Cut-off Date LTV:	67.9%
Riverside, CA 92505		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	8.1%

Appraisal. The appraisal concluded to an “as is” value for The Metro 3610 Property of $111,200,000 as of August 27, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated June 28, 2024, there was no evidence of any recognized environmental l conditions at the Metro 3610 Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Metro 3610 Property:

Cash Flow Analysis
	2023(1)	TTM (9/30/2024)	UW	UW per Unit
Base Rent(2)	$6,971,010	$7,521,507	$7,478,801	$24,601.32
Vacant Income	$0	$0	$257,880	$848.29
Gross Potential Rent	$6,971,010	$7,521,507	$7,736,681	$25,449.61
(Vacancy / Concessions)	($323,511)	($456,267)	($386,834)	($1,272.48)
Net Rentable Income	$6,647,499	$7,065,239	$7,349,847	$24,177.13
Other Income	$910,429	$922,545	$922,545	$3,034.69
Effective Gross Income	$7,557,928	$7,987,785	$8,272,392	$27,211.82

Real Estate Taxes	$884,041	$884,041	$1,224,947	$4,029.43
Insurance	$73,923	$85,308	$112,708	$370.75
Other Operating Expenses	$859,423	$847,497	$845,957	$2,782.75
Total Operating Expenses	$1,817,387	$1,816,847	$2,183,612	$7,182.93

Net Operating Income	$5,740,541	$6,170,938	$6,088,780	$20,028.88
Replacement Reserves	$60,800	$60,800	$60,800	$200.00
Net Cash Flow	$5,679,741	$6,110,138	$6,027,980	$19,828.88

Occupancy (%)(3)	95.0%	96.0%	95.0%
NOI DSCR	1.21x	1.30x	1.29x
NCF DSCR	1.20x	1.29x	1.27x
NOI Debt Yield	7.6%	8.2%	8.1%
NCF Debt Yield	7.5%	8.1%	8.0%

(1)	Historical financial information prior to 2023 was not provided due to timing of the acquisition of the Metro 3610 Property.
(2)	UW Base Rent is based on the underwritten rent roll, dated September 24, 2024
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $100 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the mortgage lender estimates will be payable during the ensuing 12 months (initially estimated to be $102,079).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums have been conditionally suspended so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Metro 3610 Property is included in a blanket policy approved by the lender.

Replacement Reserve – On each payment date, the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount of $7,600, provided that such deposit is not required to be made to the extent it would cause the amount of funds on deposit in the replacement reserve account at any given time to exceed $273,600 in the aggregate (the “Replacement Reserve Cap”).

Lockbox and Cash Management. The Metro 3610 Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Event (as defined below), the borrower and the property manager are required to deposit all rents into the lockbox account within one business day after receipt. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept once every business day to a lender-controlled cash management account and applied in accordance with the cash flow payment priorities set forth in the Metro 3610 Mortgage Loan documents with any excess funds being held by the lender as additional collateral. If no Cash Sweep Event is continuing, funds in the lockbox account will be transferred to an account designated by the borrower. Upon the occurrence of an event of default or a bankruptcy action with respect to the borrower, the lender may apply any sums then present in the lockbox account to the payment of the Metro 3610 Mortgage Loan in any order in its sole discretion.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of a borrower or the property manager, or (iii) the debt service coverage ratio with respect to the Metro 3610 Mortgage Loan falling below 1.15x.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$75,500,000
3610 Banbury Drive	Metro 3610	Cut-off Date LTV:	67.9%
Riverside, CA 92505		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	8.1%

A Cash Sweep Event will no longer be continuing (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default or an express waiver of such event of default in writing by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, solely with respect to the property manager, if, within 60 days of the occurrence thereof, the borrower replaces the applicable property manager with a qualified property manager under a replacement management agreement; or (c) with respect to clause (iii) above, upon the achievement of a debt service coverage ratio of 1.20x or greater for six consecutive months immediately preceding the date of determination; provided, however, (1) no event of default under the Metro 3610 Mortgage Loan documents exists, (2) a Cash Sweep Event may be cured no more than a total of two times in the aggregate during the term of the Metro 3610 Mortgage Loan, and (3) the borrower has paid all of the lender’s reasonable, out-of-pocket expenses incurred in connection with such cure including reasonable, out-of-pocket attorney’s fees and expenses. In no event may the borrower be entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Queens Center
90-15 Queens Boulevard
Elmhurst, NY 11373
QUEENS
BROOKLYN
East River
Rikers Island
College Point
Powell Cove
Cross Is. Pkwy
Whitepoint Shopping Ctr.
14th Ave
20th Ave
College Point Center
Pepsi Cola Bottling Co.
Flushing Bay
La Guardia Airport
College Point Blvd
New York Times Distribution
Linden Hill
Parsons Blvd
Whitestone Expwy
Whitestone Expressway Plaza
Flushing
Grand Central Pkwy
East Elmhurst
Astoria Blvd
Northern Blvd
Roosevelt Ave
New World Mall
Main St/ Flushing
LIRR
Flushing Hosp. Medical Center
Downtown Flushing
The Shops at SkyView
East Flushing
Kissena Blvd
Citi Field
Willets Point
Arthur Ashe Stadium
Louis Armstrong Stadium
Mets/ Willets Point
Flushing Meadows Corona Park
NY Presbyterian Queens Hospital
Long Island Expwy
Astoria
31st Ave
82nd St
Junction Blvd
108th St
111th St
Broadway
Northern Blvd
Plaza 48
Woodside
Jackson Heights
Junction Blvd
103rd St/ Corona Plaza
90th St/ Elmhurst
82nd St
65th St
69th St/ Fisk Ave
74th St/ B'way
61st St/ Woodside
52nd St/ Lincoln Ave
58th St
Skillman Ave
Elmhurst
Elmhurst Ave
51st Ave
99th St
Queens Blvd
Bklyn-Queens Expwy
Queens Mall
Rego Center
63rd Dr/ Rego Park
67th Ave
Meadow Lake
Cedar Grove Cemetery
Main St
Van Wyck Expwy
Queens College, CUNY
Jewel Ave
Kew Gardens Hills
Maspeth
69th St
Grand Ave
Long Island Expwy
Woodhaven Blvd
108th St
Willow Lake
Main St
Eliot Ave
Rego Park
71st Ave/ Forest Hills
Forest Hills Stadium
Forest Hills
75th Ave
Union Turnpike
Grand Ave
Middle Village
Fresh Pond Rd
St. Johns Cemetery
Forest Hills
Jamaica
Metropolitan Ave
Metro Mall
Metropolitan Ave
Ridgewood
Cooper Ave
Glendale
Union Tpke
Interboro Pkwy
Kew Gardens
Briarwood
Fresh Pond Rd
Forest Ave
Seneca Ave
Central Ave
Myrtle Ave
Forest Park
Kew Gardens
121 St/ Jamaica Ave
Van Wyck/ Jamaica
Jamaica Hospital Center
Myrtle Ave
Wyckoff Ave/Myrtle
Halsey St/ Canarsie
Mt. Lebanon Cemetery
Cypress Hills St
Interboro Pkwy
Lefferts Blvd
111 St/ Jamaica Ave
JFK Intl. Airport 3 miles
102nd St
Woodhaven Blvd
Forest Pkwy/ 85th St
Elderts Lane/75th St
Cypress Hills
Atlantic Ave
Richmond Hills
Paterson
Yonkers
Bronx
Manhattan
New York City
Newark
Jersey City
Staten Island
Brooklyn
Queens
Atlantic Ocean
Long Island Sound

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Mortgage Loan No. 4 – Queens Center
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB/MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	BBB/NR/BB+			Location:	Elmhurst, NY 11373
Original Balance(1):	$75,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.4%			Title Vesting(4):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1973/2004
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(5):	412,033 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$1,274
Mortgage Rate:	5.3700%			Maturity Date Balance Per SF(1):	$1,274
Note Date:	10/28/2024			Property Manager:	Macerich Property Management
Maturity Date:	11/6/2029				Company, LLC (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$53,620,566
IO Period:	60 months			UW NCF:	$52,532,319
Seasoning:	0 months			UW NOI Debt Yield(1):	10.2%
Prepayment Provisions:	L(24),DorYM1(29),O(7)			UW NCF Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.84x
Additional Debt Balance(1)(2):	$450,000,000			Most Recent NOI:	$49,730,304 (9/30/2024 TTM)
Future Debt Permitted (Type):	NAP			2nd Most Recent NOI:	$52,482,275 (12/31/2023)
				3rd Most Recent NOI:	$55,476,544 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	95.4% (10/7/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.9% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.7% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$1,060,000,000 (9/19/2024)
Replacement Reserve:	$0	Springing	$206,017	Appraised Value Per SF:	$2,573
TI/LC Reserve:	$0	Springing	$641,476	Cut-off Date LTV Ratio(1):	49.5%
Outstanding TI/LC and Gap Rent:	$12,211,534	$0	NAP	Maturity Date LTV Ratio(1):	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$525,000,000	85.2%	Loan Payoff:	$601,802,949	97.7%
Sponsor Equity:	$91,238,851	14.8%	Reserves	$12,211,534	2.0%
			Closing Costs:	$2,224,368	0.4%
Total Sources:	$616,238,851	100.0%	Total Uses:	$616,238,851	100.0%

(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The financial information presented in the chart above is based on the Queens Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	See “Ground Lease” section below for further discussion.
(5)	Size is exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

The Mortgage Loan. The fourth largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ non-overlapping fee and leasehold interest in a 412,033 SF retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling notes A-3-1 and A-5-1, with an outstanding principal balance as of the Cut-off Date of $75,000,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. JPMCB is selling Note A-3-1 with an outstanding principal balance as of the Cut-off Date of $43,000,000 and MSMCH, an affiliate of MSBNA, is selling Note A-5-1 with an outstanding principal balance as of the Cut-off Date of $32,000,000. The Queens Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust until the controlling Note A-1-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The table below summarizes the promissory notes that comprise the Queens Center Whole Loan.

Queens Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-1-2(1)	$25,000,000	$25,000,000	GACC	No
A-1-3(1)	$25,000,000	$25,000,000	GACC	No
A-1-4(1)	$20,000,000	$20,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$15,000,000	$15,000,000	GACC	No
A-2-1(1)	$15,000,000	$15,000,000	GS	No
A-2-2(1)	$15,000,000	$15,000,000	GS	No
A-2-3(1)	$15,000,000	$15,000,000	GS	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3-3(1)	$15,000,000	$15,000,000	JPMCB	No
A-3-4(1)	$15,000,000	$15,000,000	JPMCB	No
A-3-5(1)	$7,000,000	$7,000,000	JPMCB	No
A-4-1(1)	$15,000,000	$15,000,000	BMO	No
A-4-2(1)	$15,000,000	$15,000,000	BMO	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6(1)	$25,000,000	$25,000,000	BMO	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2(1)	$20,000,000	$20,000,000	MSBNA	No
A-5-3(1)	$15,000,000	$15,000,000	MSBNA	No
A-5-4(1)	$8,000,000	$8,000,000	MSBNA	No
Total	$525,000,000	$525,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Queens Center Whole Loan are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. The Macerich Partnership, L.P. is the non-recourse carveout guarantor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million SF of real estate consisting primarily of interests in 41 retail centers. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 SF (412,033 collateral SF) super regional shopping center located in Elmhurst, NY situated on an 8.41-acre parcel with 1,903 parking spaces. Of the 968,757 total SF, 412,033 SF constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people. The Queens Center Mall has historically benefiited from high tenant demand with occupancy averaging 98.4% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a strong mix of 120 national and regional tenants. Since 2022, Macerich has been able to successfully re-tenant or renew over 60% of the collateral SF. Recently, the borrower sponsor has leased to several new high-performing tenants including Primark (54,832 SF), Zara (36,463 SF) and H&M (19,694 SF).

The Queens Center Mall was originally acquired by Macerich in 1995. In 2004, Macerich invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line SF and JCPenney’s development of a 204,340 SF box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of Zara’s new 36,463 SF store, which combined 10 in-line units across two floors. Furthermore, Macerich has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 SF) and H&M (19,694 SF), respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). As of TTM July 2024, the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants.

Primark (54,832 SF; 13.3% of NRA; 5.6% of underwritten base rent): Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark's new location. Primark is not yet in occupancy and is expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, has two, five-year extension options remaining and contains a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028.

ZARA (36,463 SF; 8.8% of NRA; 3.2% of underwritten base rent): Founded in 1974, Zara is an international fashion retailer and part of the Inditex Group. Zara operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA reported annual sales for the TTM July 2024 period of $23,559,201 ($646 PSF). ZARA’s lease expires in November 2033, has one, five-year extension option remaining and contains a termination option in the event that it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031.

H&M (19,694 SF; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide, H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and no termination options.

American Eagle Outfitters (10,268 SF; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease expires in September 2032 and has no extension or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to tenancy at the Queens Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Primark	NR/NR/NR	54,832	13.3%	$2,967,306	5.6%	$54.12	1/31/2035	2, 5-year	Y(3)
ZARA	NR/NR/NR	36,463	8.8%	$1,700,000	3.2%	$46.62	11/30/2033	1, 5-year	Y(4)
H&M	NR/NR/NR	19,694	4.8%	$1,477,050	2.8%	$75.00	1/31/2035	2, 4-year	N
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$1,773,181	3.4%	$172.69	9/30/2032	None	N

Select In-line < 10,000 SF
Apple	NR/Aaa/AA+	8,706	2.1%	$1,558,044	3.0%	$178.96	7/31/2025	1, 5-year	N
Finish Line	NR/NR/NR	8,625	2.1%	$1,669,923	3.2%	$193.61	8/31/2025	None	N
Adidas	NR/NR/NR	8,183	2.0%	$1,104,705(5)	2.1%	$135.00	1/31/2029	None	Y(6)
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$848,085	1.6%	$105.00	1/31/2037	2, 5-year	N
Hollister Co.	NR/NR/NR	8,028	1.9%	$879,028	1.7%	$109.50	1/31/2027	None	N
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$1,285,796	2.4%	$165.55	1/31/2033	None	N
Subtotal/Wtd. Avg.		49,386	12.0%	$7,345,580	13.9%	$148.74

Remaining Occupied		222,284	54.0%	$37,530,596	71.1%	$168.84

Occupied Total		392,927	95.4%	$52,793,713	100.0%	$134.36
Vacant(7)		19,106	4.6%
Total/Wtd. Avg.		412,033	100.0%

(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	During the period commencing January 2024 and continuing through December 2024 ("Rent Reduction Period"), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(6)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days' prior written notice and the payment of termination fee in an amount equal to five times the monthly fixed minimum rent and monthly amount of the tenant's share of variable costs as set forth in the lease and in effect on the date of tenant's notice to terminate its lease. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(7)	Vacant includes 8,351 SF currently occupied that is underwritten as vacant though currently occupied by tenants known to be vacating. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

The following table presents certain comparable sales history at the Queens Center Mall:

Comparable Sales(1)
	2019	2021	2022	2023	TTM July 2024
Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated based on gross sales divided by by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Queens Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2024	10	21,754	5.3%	5.3%	$4,334,114	8.2%	8.2%	$199.23
2025	28	77,642	18.8%	24.1%	$9,690,548	18.4%	26.6%	$124.81
2026	17	37,142	9.0%	33.1%	$7,896,124	15.0%	41.5%	$212.59
2027	13	25,249	6.1%	39.3%	$3,456,921	6.5%	48.1%	$136.91
2028	11	19,816	4.8%	44.1%	$3,090,862	5.9%	53.9%	$155.98
2029	16	32,294	7.8%	51.9%	$6,424,947	12.2%	66.1%	$198.95
2030	5	8,572	2.1%	54.0%	$1,167,451	2.2%	68.3%	$136.19
2031	1	389	0.1%	54.1%	$175,873	0.3%	68.6%	$452.12
2032	2	11,788	2.9%	56.9%	$1,966,221	3.7%	72.4%	$166.80
2033	8	52,114	12.6%	69.6%	$3,599,219	6.8%	79.2%	$69.06
2034	10	12,981	3.2%	72.7%	$3,290,888	6.2%	85.4%	$253.52
2035 & Thereafter	8	93,186	22.6%	95.4%	$7,700,543	14.6%	100.0%	$82.64
Vacant	0	19,106	4.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	129	412,033	100.0%		$52,793,713	100.0%		$134.36

(1)	Based on the underwritten rent roll dated October 7, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The Market. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the city. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. The average household income within a one-mile radius is $86,791, increasing to $92,204 within three miles, and $98,765 within five miles. The population in these areas is 191,469, 907,210, and 2,357,847, respectively.

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with sales of approximately $130 million. According to the appraisal, the Queens Retail market, as of the second quarter of 2024, has a total inventory is approximately 5.7 million SF with an 11.3% vacancy rate.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Positioned as the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents according to the 2020 census data, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income approximately of $104,000. The Queens Center Mall has two retail centers in its trade area; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00

Source: Appraisal

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdales, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Appraisal. The appraiser concluded to an “as-is” value for the Queens Center Property of $1,060,000,000 as of September 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens Center Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	TTM 9/30/2024	UW	UW PSF
Base Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	$128.35
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	$3.03
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	$10.62
Gross Potential Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	$142.01
Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	$76.51
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	$0.00
Other Income(1)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	$37.11
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	$255.63
Less Vacancy/Bad Debt(2)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	($10.62)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	$245.00

Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	$65.46
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	$1.29
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	$2.43
Ground Rent	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	1.48
Other Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	$43.98
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	$114.64

Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	$130.36
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	$2.36
Replacement Reserves	$0	$0	$0	$0	$0	$0	$119,490	$0.29
Net Cash Flow(3)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	$127.72

Occupancy (%)	98.9%	97.9%	97.6%	98.7%	98.9%	95.4%(4)	95.8%(5)
NOI DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.88x
NCF DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.84x
NOI Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.2%
NCF Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.0%

(1)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(2)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for UW. Positive periods reflect recovery of bad debt.
(3)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.
(4)	Includes tenants that have leases that have not yet commenced, but have executed leases and excludes non-collateral anchor tenants.
(5)	The underwritten economic vacancy is 4.2%. The Queens Center Property was 97.4% physically occupied inclusive of known vacates as of October 7, 2024.
(6)	DSCR and Debt Yields are based on the Queens Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of an Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Outstanding TI/LC and Gap Rent Reserve – On the loan origination date, the Borrowers were required to make an upfront deposit of $12,211,534 into a reserve for unfunded obligations for the tenant improvements, leasing commissions and free or abated rent.

Lockbox and Cash Management.

The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as its operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio based on the trailing two calendar quarters is less than 1.40x. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.40x, or (y) Borrowers will have (1) after the prepayment lockout release date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Partial Release. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) separate tax lots (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement and agreement and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of Borrowers, (ii) the ability of Borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 SF portion of the Queens Center Property located on the northeast corner of 92nd street and 59th Street (the "Ground Leased Parcel") is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises, LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2045, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the "Put Right"), with the notice date being deemed to be March 2, 2045, if the Ground Landlord fails to provide such notice by April 30, 2045, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord's notice is sent (the "Call Right"). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel. The current annual base rent is $595,510, which is required to increase every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy's parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The borrowers have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the property comprising the Shared Tax Lot.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If TRIPRA is no longer in effect, the Borrowers will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of 2x the amount of the then annual premiums paid by the Borrowers for all-risk coverage under a stand-alone all-risk policy (the “Terrorism Premium Cap”) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the Borrowers will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Manufactured Housing	Loan #5	Cut-off Date Balance:	$75,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Manufactured Housing	Loan #5	Cut-off Date Balance:	$75,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

CALIFORNIA
NEVADA
SACRAMENTO
SAN FRANCISCO
OAKLAND
SAN JOSE
Chico
Oroville
Reno
Sparks
Carson City
Stockton
Modesto
Merced
Fresno
Visalia
Tulare
Bakersfield
Pacific Ocean
SIERRA NEVADA MTS.
COAST RANGES
ARIZONA
CALIF.
MEXICO
PHOENIX
MESA
Glendale
Scottsdale
Chandler
San Tan Valley
Coolidge
Eloy
Arizona City
Yuma
TUCSON
Nogales
Prescott
Gulf of California
MAINE
NEW HAMPSHIRE
MASS.
CONN.
RI
Manchester
Exeter
Concord
Nashua
Lowell
Cambridge
BOSTON
Worcester
Providence
Atlantic Ocean
JACKSONVILLE
ORLANDO
TAMPA
ST. PETERSBURG
Gainesville
Ocala
Ormond Beach
Daytona Beach
Wildwood
Tavares
Dade City
Zephyrhills
Sebastian
Bradenton
Sarasota
Fort Pierce
Port St. Lucie
Stuart
Fort Myers
Cape Coral
Naples
Fort Lauderdale
Hallandale Bch
MIAMI
Gulf of Mexico

	Sunbelt MHC Portfolio	
1	River Run	Exeter, NH
2	Las Quintas	Yuma, AZ
3	Del Pueblo	Yuma, AZ
4	River Grove	Sebastian, FL
5	Indian Skies	Coolidge, AZ
6	Quail Run	Arizona City, AZ
7	Kastaway Key	Bradenton, FL
8	Landing Resort	Zephyrhills, FL
9	Ridgecrest	Ormond Beach, FL
10	Olive Hill	Oroville, CA
11	Wildwood Acres	Wildwood, FL
12	Orange Grove	Fort Myers, FL
13	Elmwood	South Daytona, FL
14	Seabranch	Stuart, FL
15	Royal Palms	Tulare, CA
16	Sandbar	Dade City, FL
17	San Tan Vista	San Tan Valley, AZ
18	Lake Ridge	Tavares, FL
19	Cliftwood	Ocala, FL
20	Zephyr Palms	Zephyrhills, FL
21	Bamboo	Hallandale Beach, FL

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Mortgage Loan No. 5 – Sunbelt MHC Portfolio
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Various
Original Balance(1):	$75,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	9.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Cobblestone Real Estate LLC			Size:	3,932 Pads
Guarantor:	Cobblestone MHC Fund II LP			Cut-off Date Balance Per Pad(1):	$31,790
Mortgage Rate:	5.6870%			Maturity Date Balance Per Pad(1):	$31,790
Note Date:	9/19/2024			Property Manager:	Cobblestone Property Management
Maturity Date:	10/1/2029				LLC (borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$11,569,951
IO Period:	60 months			UW NCF:	$11,369,831
Seasoning:	1 month			UW NOI Debt Yield(1):	9.3%
Prepayment Provisions:	YM1(53),O(7)			UW NCF Debt Yield(1):	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.58x
Additional Debt Balance(1):	$50,000,000			Most Recent NOI:	$9,372,340 (8/31/2024 Ann. T-3)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$10,144,371 (8/31/2024 TTM)
				3rd Most Recent NOI:	$9,404,404 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	71.2% (8/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	71.2% (12/31/2023)
RE Taxes:	$1,290,508	$143,390	NAP	3rd Most Recent Occupancy:	69.3% (12/31/2022)
Insurance:	$271,467	$90,489	NAP	Appraised Value (as of):	$248,170,000 (Various)
Deferred Maintenance:	$51,953	$0	NAP	Appraised Value per Pad:	$63,115
Replacement Reserve:	$0	$16,707	NAP	Cut-off Date LTV Ratio(1):	50.4%
DSCR Resizing Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$125,000,000	100.0%	Loan Payoff:	$113,707,753	91.0%
			Return of Equity:	$5,171,930	4.1%
			Closing Costs:	$4,506,390	3.6%
			Reserves:	$1,613,928	1.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)	The Sunbelt MHC Portfolio Mortgage Loan (as defined below) is part of the Sunbelt MHC Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $125,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Sunbelt MHC Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Sunbelt MHC Portfolio Mortgage Loan”) is part of a whole loan (the “Sunbelt MHC Portfolio Whole Loan”) evidenced by 4 pari passu promissory notes with an aggregate original principal amount $125,000,000. The Sunbelt MHC Portfolio Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 21 manufactured housing properties totaling 3,932 pads located across four states, (collectively the “Sunbelt MHC Portfolio Properties”) of which 20 are age restricted to 55+. The Sunbelt MHC Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $75,000,000. The Sunbelt MHC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Manufactured Housing	Loan #5	Cut-off Date Balance:	$75,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

The table below summarizes the promissory notes that comprise the Sunbelt MHC Portfolio Whole Loan.

Sunbelt MHC Portfolio Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$75,000,000	BANK5 2024-5YR11	Yes
A-2(1)	$25,000,000	$25,000,000	MSBNA	No
A-3(1)	$15,000,000	$15,000,000	MSBNA	No
A-4(1)	$10,000,000	$10,000,000	MSBNA	No
Total	$125,000,000	$125,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Sunbelt MHC Portfolio are Cobblestone II LRV LLC, Cobblestone II LEX LLC, Cobblestone II RPM LLC, Cobblestone II SND LLC, Cobblestone II LEX A LLC, Cobblestone II BMB LLC, Cobblestone II QRV LLC, Cobblestone II ELW LLC, Cobblestone II OLH LLC, Cobblestone II WLF LLC, Cobblestone II STV LLC, Cobblestone II OGR LLC, Cobblestone II DPR LLC, Cobblestone II LQR LLC, Cobblestone II RGC LLC, Cobblestone II ZPR LLC, Cobblestone II CLW LLC, Cobblestone II ISK LLC, Cobblestone II RVG LLC, Cobblestone II LKR LLC and Cobblestone II SBR LLC, each a single-purpose Delaware limited liability company, with two independent directors in its organizational structure.

The non-recourse carve-out guarantor for the Sunbelt MHC Portfolio Whole Loan is Cobblestone MHC Fund II LP. The borrower sponsor for the Sunbelt MHC Portfolio Whole Loan is Cobblestone Real Estate LLC. Founded in 2013, Cobblestone Real Estate LLC is a privately held, fully integrated real estate company that acquires, repositions, and operates manufactured housing and recreational vehicle community properties in the United States, with a focus on the sunbelt markets. Since Inception, Cobblestone Real Estate LC has collectively acquired, owned and/or operated over 160 communities totaling over 42,000 homesites. Cobblestone Real Estate LLC currently owns 33 communities totaling 6,000 sites with an additional 31 communities totaling 8,500 sites under fee management. Cobblestone Real Estate LLC’s management team has more than 60 combined years of management experience.

The Properties. The Sunbelt MHC Portfolio Properties comprise 21 manufactured housing properties totaling 3,932 pads and located across four states. The Sunbelt MHC Portfolio Properties are located in Florida (13 properties, 46.9% of pads), Arizona (5 properties, 40.6% of pads), New Hampshire (one property, 6.8% of pads) and California (2 properties, 5.7% of pads). The Sunbelt MHC Portfolio Properties are comprised of 2,630 manufactured housing pads and 1,301 recreational vehicle pads. Of the 1,301 RV pads across the Sunbelt MHC Portfolio, 389 are leased annually and 912 are leased seasonally, leading to a total of 88% of the rent revenue for the Sunbelt MHC Portfolio Properties being derived from manufactured housing or recreational vehicles that are rented on an annual basis. 20 of the 21 Sunbelt MHC Portfolio Properties are 55+ retirement communities.

Park Owned Homes at the properties are minimal, only occupying 2% of the total pads. The Sunbelt MHC Portfolio Properties are well maintained with rolled curbs, tandem paved drives, skirted Mobile Home sites with covered or removed hitches, and paved roadways. The communities include amenities such as clubhouse, pool, tennis, pickleball, shuffleboard, and mini golf.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Manufactured Housing	Loan #5	Cut-off Date Balance:	$75,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%
Portfolio Summary
Property Name	City, State	Unit	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
River Run	Exeter, NH	267	1970 / NAP	95.1%	$8,690,400	11.6%	$26,760,000	$1,397,031	12.1%
Las Quintas	Yuma, AZ	453	1997 / NAP	71.1%	$5,908,800	7.9%	$23,100,000	$879,387	7.6%
Del Pueblo	Yuma, AZ	479	2001 / NAP	41.1%	$5,236,200	7.0%	$20,300,000	$755,009	6.5%
River Grove	Sebastian, FL	173	1982 / NAP	99.4%	$5,163,600	6.9%	$18,700,000	$907,644	7.8%
Indian Skies	Coolidge, AZ	288	1950 / NAP	64.6%	$4,857,600	6.5%	$13,475,000	$729,421	6.3%
Quail Run	Arizona City, AZ	311	1989 / NAP	65.9%	$4,765,800	6.4%	$15,200,000	$702,721	6.1%
Kastaway Key	Bradenton, FL	175	1947 / NAP	85.1%	$4,374,600	5.8%	$16,300,000	$652,542	5.6%
Landing Resort	Zephyrhills, FL	270	1990 / NAP	54.4%	$4,162,200	5.5%	$10,700,000	$597,237	5.2%
Ridgecrest	Ormond Beach, FL	131	1950 / NAP	80.2%	$3,705,000	4.9%	$12,600,000	$584,914	5.1%
Olive Hill	Oroville, CA	128	1968 / NAP	98.4%	$3,076,800	4.1%	$12,010,000	$512,442	4.4%
Wildwood Acres	Wildwood, FL	131	2015 / NAP	83.2%	$2,916,000	3.9%	$7,800,000	$456,165	3.9%
Orange Grove	Fort Myers, FL	128	1964 / NAP	42.2%	$2,834,400	3.8%	$7,600,000	$389,959	3.4%
Elmwood	South Daytona, FL	102	1949 / NAP	89.2%	$2,604,000	3.5%	$8,400,000	$416,754	3.6%
Seabranch	Stuart, FL	91	1958 / NAP	89.0%	$2,373,000	3.2%	$6,600,000	$358,091	3.1%
Royal Palms	Tulare, CA	96	1968 / NAP	90.6%	$2,339,400	3.1%	$8,350,000	$351,431	3.0%
Sandbar	Dade City, FL	239	1954 / NAP	50.6%	$2,304,000	3.1%	$7,000,000	$352,779	3.0%
San Tan Vista	San Tan Valley, AZ	67	1966 / NAP	100.0%	$2,283,600	3.0%	$7,975,000	$367,241	3.2%
Lake Ridge	Tavares, FL	96	1961 / NAP	95.8%	$2,190,600	2.9%	$7,600,000	$344,512	3.0%
Cliftwood	Ocala, FL	105	1973 / NAP	88.6%	$2,011,200	2.7%	$5,400,000	$311,980	2.7%
Zephyr Palms	Zephyrhills, FL	156	1982 / NAP	64.7%	$1,706,400	2.3%	$7,100,000	$274,683	2.4%
Bamboo	Hallandale Beach, FL	46	1960 / NAP	89.1%	$1,496,400	2.0%	$5,200,000	$228,007	2.0%
Total/Wtd. Avg.		3,932		71.2%	$75,000,000	100.0%	$248,170,000	$11,569,951	100.0%

Source: Appraisals, unless otherwise noted

(1)	Occupancy is based on the underwritten rent rolls dated August 31, 2024.

Portfolio Unit Mix
Property Name	Total Pads	MH Pads	Annual RV Pads	Seasonal RV Pads	Total RV Pads	% MHC Pads	% RV Pads
River Run	267	267	0	0	0	100.0%	0.0%
Las Quintas	453	302	29	122	151	66.7%	33.3%
Del Pueblo	479	135	75	269	344	28.2%	71.8%
River Grove	173	173	0	0	0	100.0%	0.0%
Indian Skies	287	172	28	87	115	59.9%	40.1%
Quail Run	311	199	18	94	112	64.0%	36.0%
Kastaway Key	175	175	0	0	0	100.0%	0.0%
Landing Resort	270	78	78	114	192	28.9%	71.1%
Ridgecrest	131	114	6	11	17	87.0%	13.0%
Olive Hill	128	128	0	0	0	100.0%	0.0%
Wildwood Acres	131	131	0	0	0	100.0%	0.0%
Orange Grove	128	48	9	71	80	37.5%	62.5%
Elmwood	102	102	0	0	0	100.0%	0.0%
Seabranch	91	45	45	1	46	49.5%	50.5%
Royal Palms	96	91	2	3	5	94.8%	5.2%
Sandbar	239	107	47	85	132	44.8%	55.2%
San Tan Vista	67	67	0	0	0	100.0%	0.0%
Lake Ridge	96	96	0	0	0	100.0%	0.0%
Cliftwood	105	78	24	3	27	74.3%	25.7%
Zephyr Palms	156	76	28	52	80	48.7%	51.3%
Bamboo	46	46	0	0	0	100.0%	0.0%
Total/Wtd. Avg.	3,932	2,630	389	912	1,301	66.9%	33.1%

Appraisal. According to the appraisals dated between July 19, 2024 and August 7, 2024, the Sunbelt MHC Portfolio Properties had an aggregate “As-is” appraised value of $248,170,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Manufactured Housing	Loan #5	Cut-off Date Balance:	$75,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

Environmental Matters. According to the Phase I environmental site assessments dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Sunbelt MHC Portfolio Properties. There is a controlled recognized environmental condition at the Wildwood Acres property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunbelt MHC Portfolio Properties:

Cash Flow Analysis
	2023	TTM 8/31/2024	UW	UW Per Pad
Gross Potential Rent(1)	$15,782,284	$17,054,704	$17,965,708	$4,569.10
RV Income	$2,229,136	$2,291,895	$2,291,895	$582.88
Reimbursements	$0	$0	$0	$0.00
Other Income	$ 2,653,071	$2,636,048	$2,636,048	$670.41
(Vacancy / Credit Loss)	$0	$0	$0	$0.00
Effective Gross Income	$20,664,491	$21,982,648	$22,893,651	$5,822.39

Real Estate Taxes	$1,809,975	$2,049,377	$1,857,859	$472.50
Insurance	$837,748	$1,066,098	$1,054,239	$268.12
Other Operating Expenses	$8,612,364	$8,722,802	$8,411,602	$2,139.27
Total Operating Expenses	$11,260,087	$11,838,277	$11,323,701	$2,879.88

Net Operating Income	$9,404,404	$10,144,371	$11,569,951	$2,942.51
Replacement Reserves	$0	$0	$200,120	$50.90
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$9,404,404	$10,144,371	$11,369,831	$2,891.62

Occupancy (%)(2)	71.2%	71.3%	71.2%
NOI DSCR(3)	1.30x	1.41x	1.61x
NCF DSCR(3)	1.30x	1.41x	1.58x
NOI Debt Yield(3)	7.5%	8.1%	9.3%
NCF Debt Yield(3)	7.5%	8.1%	9.1%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 31, 2024.
(2)	UW Occupancy (%) represents physical occupancies, and does not include seasonal RV pads. Historical occupancies represent physical occupancies. TTM 8/31/2024 Occupancy (%) is based on the underwritten rent roll dated August 31, 2024.
(3)	DSCRs and Debt Yields are based on the Sunbelt MHC Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $1,290,508 into an upfront reserve for real estate taxes on the origination date. In addition, the Sunbelt MHC Portfolio Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing twelve (12) months (initially, $143,390).

Insurance – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $271,467 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $90,489). Notwithstanding the foregoing, the borrowers are not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the Sunbelt MHC Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Sunbelt MHC Portfolio Whole Loan documents and (iii) the borrowers provide the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

Replacement Reserve – The Sunbelt MHC Portfolio Whole Loan documents provide for ongoing monthly deposits of approximately $16,707 into a reserve for capital expenditures.

Deferred Maintenance – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $51,952 into an upfront reserve for deferred maintenance on the origination date.

Lockbox and Cash Management. The Sunbelt MHC Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrowers’ sole cost and expense, and the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Manufactured Housing	Loan #5	Cut-off Date Balance:	$75,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Sunbelt MHC Portfolio Whole Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Sunbelt MHC Portfolio Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” and (iv) to deposit all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the Sunbelt MHC Portfolio Whole Loan during such Cash Sweep Event Period; provided that the lender will release a portion of such Excess Cash Flow to the borrower to pay actually incurred operating expenses set forth in the borrower’s annual budget (which is required to be approved by the lender during a Cash Sweep Event Period), or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Sunbelt MHC Portfolio Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. However, if at any time, the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan is above 1.0x but below 1.15x, the borrowers may avoid a Cash Sweep Event Period by posting cash or an acceptable letter of credit in the amount which (if applied to the Sunbelt MHC Portfolio Whole Loan balance and debt service were recalculated), would result in the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan reaching 1.15x.

Release of Property. The borrowers have the right to obtain the release of any one or more Eligible Sunbelt Individual Properties (as defined below) upon prepayment of the applicable Sunbelt Release Price (as defined below), together with, if prior to the open prepayment period, a prepayment fee equal to the greater of 1.0% of the principal amount prepaid and a yield maintenance premium, and upon satisfaction of various conditions, including but not limited to (i) the debt service coverage ratio of all of the Sunbelt MHC Portfolio Properties after the release is greater than the greater of the debt service coverage ratio immediately prior to the release and the debt service coverage ratio as of the origination date, (ii) the loan-to-value ratio of all of the Sunbelt MHC Portfolio Properties after the release is no greater than the lesser of the loan-to-value ratio immediately prior to the release and the loan-to-value ratio as of the origination date, (iii) with respect to any Sunbelt MHC Portfolio Properties located in Florida, the borrower has delivered to the lender a waiver from any homeowner’s association then in effect acknowledging receipt of notice of its right to purchase the applicable individual Sunbelt MHC Portfolio Property pursuant to Florida law, and waiving such homeowner’s association’s right of first refusal to purchase such Sunbelt MHC Portfolio Property, and (iv) compliance with REMIC related conditions. “Eligible Sunbelt Individual Property” means each Sunbelt MHC Portfolio Property; provided, however, that each of the River Run (Main) Property and the River Run (Beech Hill) Property will only qualify as an Eligible Sunbelt Individual Property collectively, and not individually. “Sunbelt Release Price” means (i) with respect to each of the first five released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 105% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 60% of the net sales proceeds for such Sunbelt MHC Portfolio Property, (ii) with respect to each of the next five released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 110% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 65% of the net sales proceeds for such Sunbelt MHC Portfolio Property, and (iii) with respect to each of the remaining released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 70% of the net sales proceeds applicable to such released Sunbelt MHC Portfolio Property.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Sunbelt MHC Portfolio Properties together with 12 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

WYOMING
UINTA MTS.
UTAH
NE
KS
Cheyenne
Fort Collins
Greeley
Sterling
Steamboat Springs
Craig
Loveland
Boulder
Fort Morgan
DENVER
AURORA
Rifle
Vail
Aspen
Castle Rock
Grand Junction
COLORADO SPRINGS
Moab
Montrose
Salida
Pueblo
COLORADO
La Junta
Alamosa
Durango
Trinidad
Farmington
OKLA.
NEW MEXICO
Española
TEXAS
AZ
Santa Fe
Gallup
Grants
ALBUQUERQUE
Santa Rosa
Tucumcari
Amarillo

MINNESOTA
Rochester
Oshkosh
Lake Michigan
SD
Sioux Falls
Mason City
La Crosse
Madison
MILWAUKEE
WI
Sioux City
IOWA
Waterloo
Dubuque
Rockford
Ames
Cedar Rapids
CHICAGO
NE
Des Moines
OMAHA
Iowa City
Davenport
Joliet
La Vista
Council Bluffs
Ottumwa
Peoria
Normal
Lincoln
Burlington
Champaign
Kirksville
Springfield
IN
St. Joseph
MISSOURI
Manhattan
KANSAS CITY
ILLINOIS
Terre Haute
Topeka
Overland Park
Columbia
St. Charles
ST. LOUIS
KANSAS
Jefferson City
Evansville
WICHITA
Springfield
Lebanon
Carbondale
KY
Joplin
Bartlesville
Branson
West Plains
Poplar Bluff
Paducah
TULSA
Bentonville
Union City
TN
Edmond
OK
Fayetteville
OKLA. CITY
Fort Smith
ARKANSAS
Jonesboro
Jackson

UTAH
NEVADA
Saint George
Mesquite
LAS VEGAS
Henderson
CALIFORNIA
ARIZONA
Kingman
Bullhead City
Flagstaff
Victorville
Winslow
Sedona
LOS ANGELES
San Bernardino
Lake Havasu City
Prescott
Anaheim
LONG BEACH
Palm Springs
Blythe
PHOENIX
MESA
Chandler
SAN DIEGO
Yuma
TIJUANA
TUCSON
Pacific Ocean
Nogales
Gulf of California
MEXICO

Atrium Hotel Portfolio 24 Pack

MISSOURI
Enid
Rogers
OKLAHOMA
Tulsa
Jonesboro
Fayetteville
OKLAHOMA CITY
Searcy
Amarillo
Fort Smith
Little Rock
MEMPHIS
Norman
Hot Springs
ARKANSAS
MS
Wichita Falls
Texarkana
Lubbock
Frisco
Greenville
FORT WORTH
DALLAS
Shreveport
Jackson
Arlington
Midland
Odessa
LOUISIANA
TEXAS
Waco
Nacogdoches
San Angelo
Alexandria
Baton Rouge
AUSTIN
Beaumont
Lafayette
San Marcos
HOUSTON
Lake Charles
NEW ORLEANS
SAN ANTONIO
Del Rio
Victoria
Galveston
Gulf of Mexico
Laredo
Corpus Christi
MEXICO
McAllen
Brownsville

IN
OH
WV
WASH., DC
MD
Frankfort
Huntington
LOUISVILLE
Charleston
Charlottesville
Lexington
Richmond
Beckley
KY
Lynchburg
Roanoke
VA
Bristol
VIRGINIA BEACH
NASHVILLE
Christiansburg
Greensboro
Franklin
Winston-Salem
Durham
TN
Knoxville
RALEIGH
NC
Asheville
Chattanooga
CHARLOTTE
Fayetteville
Morehead City
AL
Greenville
Wilmington
Columbia
ATLANTA
Athens
SC
Myrtle Beach
Augusta
Macon
Charleston
Montgomery
Hilton Head Island
GA
Savannah
Atlantic Ocean
Albany
Dothan
Brunswick
Valdosta
FL
Tallahassee
JACKSONVILLE

Atrium Hotel Portfolio 24 Pack

#	Hotel	Location
1	Rogers (Bentonville) Embassy Suites	Rogers, AR
2	Frisco Embassy Suites	Frisco, TX
3	Hilton Long Beach	Long Beach, CA
4	San Marcos Embassy Suites	San Marcos, TX
5	Loveland Embassy Suites	Loveland, CO
6	Albuquerque Embassy Suites	Albuquerque, NM
7	Branson Chateau Hotel	Branson, MO
8	Lincoln Embassy Suites	Lincoln, NE
9	Richardson Renaissance	Richardson, TX
10	Charleston Embassy Suites	Charleston, WV
11	Nashville South Embassy Suites	Franklin, TN
12	La Vista Embassy Suites	La Vista, NE
13	St. Charles Embassy Suites	Saint Charles, MO
14	Hot Springs Embassy Suites	Hot Springs, AR
15	East Peoria Embassy Suites	East Peoria, IL
16	Tucson University Marriott	Tucson, AZ
17	Embassy Suites Lexington UK Coldstream	Lexington, KY
18	Normal Marriott Hotel	Normal, IL
19	Oklahoma City Courtyard by Marriott	Oklahoma City, OK
20	North Charleston Residence Inn	North Charleston, SC
21	Oklahoma City Residence Inn	Oklahoma City, OK
22	La Vista Courtyard by Marriott	La Vista, NE
23	Springfield Residence Inn	Springfield, MO
24	Fort Smith Courtyard by Marriott	Fort Smith, AR

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Mortgage Loan No. 6 – Atrium Hotel Portfolio 24 Pack
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	BBB+/Baa1/AA+			Location:	Various, Various
Original Balance(1):	$50,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	6.3%			Title Vesting:	Fee / Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various / Various
Borrower Sponsor:	Atrium Holding Company			Size:	6,106 Rooms
Guarantor:	Skylight Property Holdings I LLC			Cut-off Date Balance per Room:	$76,122
Mortgage Rate(2):	5.53252353234854%			Maturity Date Balance per Room:	$76,122
Note Date:	10/7/2024			Property Manager:	Atrium Hospitality LP
Maturity Date:	11/6/2029			Underwriting and Financial Information(1)
Term to Maturity:	60 months			UW NOI:	$124,037,968
Amortization Term:	0 months			UW NCF:	$108,822,046
IO Period:	60 months			UW NOI Debt Yield:	26.7%
Seasoning:	0 months			UW NCF Debt Yield:	23.4%
Prepayment Provisions(3):	YM1(24),DorYM1(29),O(7)			UW NOI Debt Yield at Maturity:	26.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	4.17x
Additional Debt Type(1):	Pari Passu / B Note			Most Recent NOI:	$120,507,166 (TTM 8/31/2024)
Additional Debt Balance(1):	$414,800,000 / $520,200,000			2nd Most Recent NOI:	$113,469,681 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$100,992,678 (12/31/2022)
				Most Recent Occupancy:	71.4% (8/31/2024)
Reserves(5)				2nd Most Recent Occupancy:	70.3% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	66.1% (12/31/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(4):	$1,448,000,000 (5/13/2024)
Insurance:	$0	Springing	NAP	Appraised Value per Room(4):	$237,144
Replacement Reserves:	$40,000,000	(5)	NAP	Cut-off Date LTV Ratio(4):	32.1%
Ground Lease Reserve:	$335,875	Springing	$335,875	Maturity Date LTV Ratio(4):	32.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Subordinate Debt(1)	$520,200,000	52.8%	Loan Payoff	$755,023,067	76.7%
Senior Loan(1)	464,800,000	47.2	Principal Equity Distribution	129,147,949	13.1
			Closing Costs	60,493,109	6.1
			Reserves	40,335,875	4.1
Total Sources	$985,000,000	100.0%	Total Uses	$985,000,000	100.0%

(1)	The Atrium Hotel Portfolio 24 Pack Mortgage Loan (as defined below) is part of the Atrium Hotel Portfolio 24 Pack Whole Loan (as defined below), which is evidenced by seven senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate original principal balance of $985,000,000. The Underwriting and Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Atrium Hotel Portfolio 24 Pack Senior Notes (as defined below). The Underwriting and Financial Information based on the aggregate principal balance of the promissory notes comprising the Atrium Hotel Portfolio 24 Pack Whole Loan are a 12.6% UW NOI Debt Yield, 11.0% UW NCF Debt Yield, 1.48x UW NCF DSCR, 68.0% Cut-off Date LTV Ratio and 68.0% Maturity Date LTV Ratio.
(2)	5.53252353234854% represents the senior loan coupon. The coupon for the Atrium Hotel Portfolio 24 Pack Whole Loan is 7.35207348308183%.
(3)	The Atrium Hotel Portfolio 24 Pack Whole Loan may be prepaid in whole or in part at any time, subject to a yield maintenance premium on the principal amount of such prepayment, if made prior to May 2029. The Atrium Hotel Portfolio 24 Pack Whole Loan is also prepayable in part (a) in connection with a release of an individual Atrium Hotel Portfolio 24 Pack Property and (b) to achieve the debt yield necessary to permit a Debt Yield Cure (as defined below). At any time on or after the date that is the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the date on which the entire Atrium Hotel Portfolio 24 Pack Whole Loan has been securitized pursuant to one or a series of securitizations, the Atrium Hotel Portfolio 24 Pack Whole Loan may be defeased in whole (or in part as described below under “Release of Collateral”) The assumed defeasance lockout period of 24 payments is based on the closing date of the BANK5 2024-5YR11 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	Based on the “As Portfolio” appraised value of $1,448,000,000 which includes an approximately 4.8% portfolio premium. The “As-Is” appraised value without the portfolio premium is $1,381,200,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 37.7% for the senior notes and 71.3% Whole Loan Cut-off date LTV for the Atrium Hotel Portfolio 24 Pack Whole Loan.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The sixth largest mortgage loan (the “Atrium Hotel Portfolio 24 Pack Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple and/or leasehold interests in 24 full service, limited service, select service and extended stay hospitality properties located across 14 states (each an “Atrium Hotel Portfolio 24 Pack Property”, and collectively the “Atrium Hotel Portfolio 24 Pack Properties” or the “Atrium Hotel Portfolio 24 Pack Portfolio”). The borrowers are indirectly owned by Atrium Holding Company (“Atrium”). The Atrium Hotel Portfolio 24 Pack Mortgage Loan is part of a whole loan (the “Atrium Hotel Portfolio 24 Pack Whole Loan”). Proceeds from the Atrium Hotel Portfolio 24 Pack Whole Loan were used to refinance the existing debt on the Atrium Hotel Portfolio 24 Pack Properties. The Atrium Hotel Portfolio 24 Pack Whole Loan accrues interest at a weighted average fixed rate of 7.35207348308183% per annum. The Atrium Hotel Portfolio 24 Pack Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The Atrium Hotel Portfolio 24 Pack Whole Loan is comprised of seven pari passu componentized senior notes with an aggregate principal balance of $464,800,000 (the “Senior Notes”) and two pari passu componentized junior notes with an aggregate principal balance of $520,200,000 (the “Junior Notes”). Two Senior Notes with an aggregate principal balance of $314,800,000 and the Junior Notes were contributed to the AHPT 2024-ATRM

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

securitization. The Atrium Hotel Portfolio 24 Pack Mortgage Loan is evidenced by Notes A-2-C1 and A-2-C2, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The remaining Senior Notes are anticipated to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Atrium Hotel Portfolio 24 Pack Whole Loan was co-originated by Goldman Sachs Bank, USA and Wells Fargo Bank, National Association on October 7, 2024.

The table below identifies the promissory notes that comprise the Atrium Hotel Portfolio 24 Pack Whole Loan. The relationship between the holders of the Atrium Hotel Portfolio 24 Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Preliminary Prospectus. The Atrium Hotel Portfolio 24 Pack Whole Loan will be serviced pursuant to the trust and servicing agreement for the AHPT 2024-ATRM securitization. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S1	$178,880,000	$178,880,000	AHPT 2024-ATRM	Yes
A-2-S1	$135,920,000	$135,920,000	AHPT 2024-ATRM	No
A-1-C1	$50,000,000	$50,000,000	BMARK 2024-V11	No
A-1-C2(1)	$30,000,000	$30,000,000	GSBI	No
A-1-C3(1)	$20,000,000	$20,000,000	GSBI	No
A-2-C1	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
A-2-C2	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
Junior Notes
B-1	$312,120,000	$312,120,000	AHPT 2024-ATRM	No
B-2	$208,080,000	$208,080,000	AHPT 2024-ATRM	No
Whole Loan	$985,000,000	$985,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrowers and the Borrower Sponsors. The borrowers under the Atrium Hotel Portfolio 24 Pack Whole Loan are JDHQ Hotels LLC, Tucson Charleston LLC, LB Funding LLC, Chateau Lake, LLC, Atrium TRS Tucson, LLC and Lexington Kentucky Suite Hotel LLC, each a Delaware limited liability company. Each borrower is a recycled special purpose entity whose primary business is the performance of the obligations under the Atrium Hotel Portfolio 24 Pack Whole Loan documents and the ownership and/or operation of the applicable Atrium Hotel Portfolio 24 Pack Properties. The borrowers are indirectly owned by Atrium and its affiliates. The non-recourse carveout guarantor is Skylight Property Holdings I LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

The Properties. The Atrium Hotel Portfolio 24 Pack Portfolio consists of 24 hotels (6,106 rooms) across 14 states, including 14 Atrium Hotel Portfolio 24 Pack Properties operating under the Hilton brand family, nine Atrium Hotel Portfolio 24 Pack Properties operating under the Marriott brand family, and one independent resort hotel. The Atrium Hotel Portfolio 24 Pack Properties were constructed between 1992 and 2009 and have an average age of approximately 21 years with renovations at some of the Atrium Hotel Portfolio 24 Pack Properties taking place between 2014 and 2023. As of the trailing 12 months ended August 2024, the Atrium Hotel Portfolio 24 Pack Portfolio was 71.4% occupied and reported an ADR and RevPAR of $161.81 and $115.55, respectively. As of the trailing 12 months ended July 2024 third party market reports, the Atrium Hotel Portfolio 24 Pack Portfolio’s average RevPAR Penetration was 127.3%, weighted by portfolio rooms.

With respect to the A Hilton Long Beach, CA Property, the related co-borrower has entered into a franchise agreement with Hilton Franchise, LLC, dated January 6, 2015. The franchisor entered into an initial key money arrangement with the borrower, evidenced by the borrower’s execution of a $2,500,000 Development Incentive Note of even date as the franchise agreement, which provides, among other things, that one-twentieth of principal amount is forgiven without payment on each anniversary of the franchise agreement if the franchise agreement is in good standing on such date and has not otherwise been terminated. The outstanding principal balance of such key money obligation is $1,282,930.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

The following table presents certain information relating to the Atrium Hotel Portfolio 24 Pack Properties:

Atrium Hotel Portfolio 24 Pack Summary
Property Name	City, State	Allocable Loan Amount	Appraised Value	U/W NCF	Rooms	Hotel Type	Brand	Year Built	Year Renovated	Franchise Agmt Exp Year
Rogers (Bentonville) Embassy Suites	Rogers, AR	$4,911,168	$129,000,000	$12,405,676	400	Full Service	Embassy Suites	2003	2015-2018	2038
Frisco Embassy Suites	Frisco, TX	$3,760,812	$109,100,000	$8,172,267	330	Full Service	Embassy Suites	2005	2015, 2017	2038
Hilton Long Beach	Long Beach, CA	$3,536,650	$118,100,000	$7,078,695	399	Full Service	Hilton	1992	2016, 2017	2035
San Marcos Embassy Suites	San Marcos, TX	$3,085,076	$74,800,000	$6,799,470	283	Full Service	Embassy Suites	2008	2023-2024	2038
Loveland Embassy Suites	Loveland, CO	$3,076,548	$80,700,000	$6,537,895	263	Full Service	Embassy Suites	2009	NAP	2038
Albuquerque Embassy Suites	Albuquerque, NM	$2,782,944	$79,900,000	$5,912,792	261	Full Service	Embassy Suites	2005	2022-2023	2038
Branson Chateau Hotel	Branson, MO	$2,528,985	$70,200,000	$5,900,504	301	Full Service	Independent	1997	NAP	NAP
Richardson Renaissance	Richardson, TX	$2,331,980	$70,200,000	$5,098,799	335	Full Service	Renaissance	2001	2018	2038
Charleston Embassy Suites	Charleston, WV	$2,292,132	$68,100,000	$5,052,634	253	Full Service	Embassy Suites	1997	2019	2032
Nashville South Embassy Suites	Franklin, TN	$2,230,964	$58,600,000	$4,736,606	250	Full Service	Embassy Suites	2001	2015-2016	2038
La Vista Embassy Suites	La Vista, NE	$2,194,213	$66,100,000	$4,514,484	257	Full Service	Embassy Suites	2008	NAP	2038
Lincoln Embassy Suites	Lincoln, NE	$2,423,452	$71,200,000	$4,421,392	252	Full Service	Embassy Suites	2000	2023-2024	2038
St. Charles Embassy Suites	Saint Charles, MO	$1,834,518	$48,900,000	$3,692,028	296	Full Service	Embassy Suites	2005	2017-2018	2038
East Peoria Embassy Suites	East Peoria, IL	$1,530,457	$40,200,000	$3,680,957	226	Full Service	Embassy Suites	2008	NAP	2038
Hot Springs Embassy Suites	Hot Springs, AR	$1,657,919	$37,900,000	$3,408,623	246	Full Service	Embassy Suites	2003	NAP	2038
Tucson University Marriott	Tucson, AZ	$1,479,036	$42,900,000	$3,115,241	250	Full Service	Marriott	1996	2017	2038
Oklahoma City Courtyard by Marriott	Oklahoma City, OK	$1,167,005	$31,700,000	$2,937,883	225	Select Service	Courtyard	2004	2014, 2019	2033
Embassy Suites Lexington UK Coldstream	Lexington, KY	$1,427,056	$43,400,000	$2,790,779	230	Full Service	Embassy Suites	1999	NAP	2038
Oklahoma City Residence Inn	Oklahoma City, OK	$1,021269	$24,900,000	$2,558,922	151	Limited Service/Extended Stay	Residence Inn	2007	NAP	2033
Normal Marriott Hotel	Normal, IL	$1,373,807	$27,700,000	$2,530,234	228	Full Service	Marriott	2009	2019	2038
North Charleston Residence Inn	North Charleston, SC	$1,098,680	$27,700,000	$2,358,736	150	Limited Service/Extended Stay	Residence Inn	2004	2019-2020	2033
La Vista Courtyard by Marriott	La Vista, NE	$919,289	$24,400,000	$2,198,788	246	Select Service	Courtyard	2009	2019	2033
Springfield Residence Inn	Springfield, MO	$764,975	$20,500,000	$1,712,344	136	Limited Service/Extended Stay	Residence Inn	2004	2019	2033
Fort Smith Courtyard by Marriott	Fort Smith, AR	$571,066	$15,000,000	$1,206,296	138	Select Service	Courtyard	2007	NAP	2033

Source: Third party reports and underwritten cash flow.

See below for a hotel type mix of the Atrium Hotel Portfolio 24 Pack Properties by hotel type:

Historical, August 2024 TTM and U/W Metrics
Hotel Type	Properties	Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Full-Service	18	5,060	71.0%	167.65	119.33	76,716,161	87,319,532	92,580,786	87.9%	95,849,077	88.1%
Limited-Service; Extended-Stay	3	437	81.3%	139.63	113.51	6,092,586	6,117,773	6,546,240	6.2%	6,630,001	6.1%
Select-Service	3	609	67.9%	126.37	85.66	5,153,113	5,458,942	6,235,402	5.9%	6,342,967	5.8%
Total	24	6,106	71.4%	$161.53	115.55	87,961,861	98,896,248	105,362,428	100.0%	108,822,046	100.0%

Source: Underwritten cash flow.

From 2019 to July 2024, Atrium invested approximately $121.1 million (approximately $19.8k per room) in property improvement plan (“PIP”) renovations and other capital expenditures (“CapEx”) across the Atrium Hotel Portfolio 24 Pack Portfolio. The renovations have included lobby refurbishments, guestroom renovations, meeting space upgrades, restaurant and amenity enhancements, and restoration of public spaces and exterior facades. From the fourth quarter of 2024 through 2029, Atrium plans to spend an additional approximately $126.1 million in PIP and CapEx across the Atrium Hotel Portfolio 24 Pack Portfolio. We cannot assure you that these or any investments will be made into the Atrium Hotel Portfolio 24 Pack Portfolio. The Atrium Hotel Portfolio 24 Pack Whole Loan documents required the borrowers to reserve $40.0 million at the origination of the Atrium Hotel Portfolio 24 Pack Whole Loan and require monthly deposits of 4% of gross income from operations for the calendar month that is two calendar months prior to the calendar month of the Payment Date, plus $1,000,000 for the payment date on and after November 2026 deposits during the term of the Atrium Hotel Portfolio 24 Pack Whole Loan to capitalize these capital expenditure projects.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

See below for additional information related to past capital expenditures at the Atrium Hotel Portfolio 24 Pack Portfolio:

Recent Renovations (CapEx)
Property Name	# Rooms	2019	2020	2021	2022	2023	2024 YTD	2019-2024 YTD
Rogers (Bentonville) Embassy Suites	400	$619,262	$212,952	$89,720	$659,661	$371,420	$806,421	$2,759,435
Frisco Embassy Suites	330	$707,715	$203,648	$66,027	$339,659	$664,598	$309,882	$2,291,529
Hilton Long Beach	399	$972,944	$375,687	$412,291	$643,181	$908,847	$435,107	$3,748,056
San Marcos Embassy Suites	283	$995,881	$174,073	$42,680	$466,668	$1,709,836	$4,854,742	$8,243,880
Loveland Embassy Suites	263	$556,772	$28,794	$83,465	$327,481	$571,334	$799,009	$2,366,854
Albuquerque Embassy Suites	261	$209,855	$82,076	$77,058	$6,613,326	$6,038,727	$303,322	$13,324,363
Branson Chateau Hotel	301	$699,966	$386,719	$962,715	$833,033	$1,054,546	$255,604	$4,192,583
Richardson Renaissance	335	$589,997	$132,221	$30,125	$61,961	$161,494	$653,835	$1,629,634
Charleston Embassy Suites	253	$6,994,397	$208,868	$115,088	$166,347	$412,999	$141,151	$8,038,850
Nashville South Embassy Suites	250	$193,306	$253,520	$63,757	$480,031	$1,095,283	$437,156	$2,523,053
La Vista Embassy Suites	257	$155,518	$76,890	$109,802	$701,509	$476,234	$389,407	$1,909,361
Lincoln Embassy Suites	252	$360,140	$54,320	$95,184	$281,478	$7,251,617	$5,086,193	$13,128,932
St. Charles Embassy Suites	296	$287,557	$106,980	$77,841	$303,277	$499,913	$293,871	$1,569,438
East Peoria Embassy Suites	226	$189,160	$9,972	$27,520	$131,624	$520,112	$187,235	$1,065,624
Hot Springs Embassy Suites	246	$461,426	$187,990	$30,431	$177,567	$243,681	$5,070,718	$6,171,812
Tucson University Marriott	250	$11,279,769	$2,224,323	$205,217	$263,156	$150,883	$28,275	$14,151,624
Oklahoma City Courtyard by Marriott	225	$4,222,437	$1,335,528	$210,250	$115,987	$256,434	$147,444	$6,288,079
Embassy Suites Lexington UK Coldstream	230	$194,081	$33,101	$175,802	$558,037	$1,400,839	$398,463	$2,760,323
Oklahoma City Residence Inn	151	$237,392	$215,386	$9,920	$80,625	$347,548	$383,005	$1,273,877
Normal Marriott Hotel	228	$914,191	$149,987	$53,075	$281,853	$395,987	$3,121,229	$4,916,320
North Charleston Residence Inn	150	$4,838,010	$2,315,402	$480,772	$92,348	$325,675	$146,303	$8,198,510
La Vista Courtyard by Marriott	246	$4,118,982	$22,287	$25,937	$47,783	$258,642	$176,963	$4,650,594
Springfield Residence Inn	136	$4,532,052	$154,963	$48,631	$99,105	$147,170	$36,312	$5,018,232
Fort Smith Courtyard by Marriott	138	$593,834	$68,831	$15,499	$84,760	$23,553	$74,449	$860,926
Total	6,106	$44,924,643	$9,014,516	$3,508,807	$13,810,458	$25,287,372	$24,536,094	$121,081,891

Source: Third party reports.

The Market. The Atrium Hotel Portfolio 24 Pack Portfolio’s top eight markets based on underwritten net cash flow are responsible for approximately 59.0% of the underwritten net cash flow and a total of 3,150 rooms (approximately 51.6% of total room count).

Historical and August 2024 TTM Metrics
Top Markets	Properties	# Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Dallas-Plano-Irving, TX	2	665	66.1%	$159.01	$105.20	$7,208,029	$11,050,887	$13,155,172	12.5%	$13,271,066	12.2%
Fayetteville-Springdale-Rogers AR-MO	1	400	73.8%	$179.23	$132.35	10,644,445	11,017,894	12,172,646	11.6%	12,405,676	11.4%
Los Angeles-Long Beach-Glendale, CA	1	399	83.0%	$206.80	$171.61	4,733,003	7,137,055	7,010,622	6.7%	7,078,695	6.5%
Austin-Round Rock TX	1	283	73.3%	$160.72	$117.73	5,551,125	6,368,571	6,687,120	6.3%	6,799,470	6.2%
Omaha-Council Bluffs NE-IA	2	503	61.3%	$144.81	$89.10	6,489,363	6,035,733	6,327,723	6.0%	6,713,272	6.2%
Fort Collins-Loveland CO	1	263	74.4%	$167.38	$124.48	4,334,461	5,330,688	6,499,967	6.2%	6,537,895	6.0%
Albuquerque NM	1	261	83.2%	$166.50	$138.60	4,312,459	4,080,847	5,710,832	5.4%	5,912,792	5.4%
Oklahoma City OK	2	376	77.0%	$133.35	$102.84	4,100,003	4,682,627	5,413,225	5.1%	5,496,805	5.1%
Other (13 markets)	13	2,956	70.2%	$159.13	$111.13	40,588,973	43,191,946	42,385,121	40.2%	44,606,375	41.0%
Total	24	6,106	71.4%	$161.53	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%

Source: Third party reports.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties Comp Set RevPAR Penetration compared to its Comp Set:

Comp Set RevPAR Penetration
Property Name	Rooms	2015	2016	2017	2018	2019	2020	2021	2022	2023	July 2024 TTM
Rogers (Bentonville) Embassy Suites	400	104%	103%	107%	103%	103%	84%	124%	119%	116%	116%
Frisco Embassy Suites	330	107%	110%	102%	96%	86%	68%	85%	86%	89%	89%
Hilton Long Beach	399	87%	96%	97%	92%	92%	64%	65%	91%	97%	104%
San Marcos Embassy Suites	283	205%	216%	231%	233%	211%	168%	126%	141%	156%	163%
Loveland Embassy Suites	263	116%	128%	125%	128%	135%	118%	118%	131%	136%	137%
Albuquerque Embassy Suites	261	161%	161%	163%	150%	139%	146%	161%	182%	142%	159%
Branson Chateau Hotel	301	127%	112%	106%	109%	86%	63%	128%	131%	116%	120%
Richardson Renaissance	335	134%	116%	111%	120%	137%	108%	95%	121%	133%	135%
Charleston Embassy Suites	253	140%	139%	146%	144%	111%	114%	147%	162%	160%	157%
Nashville South Embassy Suites	250	115%	110%	117%	113%	107%	99%	96%	116%	109%	106%
La Vista Embassy Suites	257	133%	130%	145%	145%	157%	155%	145%	135%	131%	130%
Lincoln Embassy Suites	252	132%	125%	130%	137%	130%	108%	113%	125%	129%	110%
St. Charles Embassy Suites	296	138%	129%	137%	128%	142%	148%	177%	165%	164%	164%
East Peoria Embassy Suites	226	139%	132%	149%	159%	138%	116%	152%	170%	171%	171%
Hot Springs Embassy Suites	246	217%	202%	196%	144%	145%	106%	114%	134%	137%	140%
Tucson University Marriott	250	171%	176%	122%	121%	111%	118%	121%	138%	143%	146%
Oklahoma City Courtyard by Marriott	225	138%	151%	147%	84%	81%	75%	82%	106%	108%	112%
Embassy Suites Lexington UK Coldstream	230	NAP	115%	115%	116%	123%	127%	127%	116%	113%	109%
Oklahoma City Residence Inn	151	132%	126%	122%	112%	107%	139%	124%	127%	124%	125%
Normal Marriott Hotel	228	115%	121%	113%	115%	113%	94%	99%	102%	102%	101%
North Charleston Residence Inn	150	127%	124%	127%	124%	107%	94%	136%	130%	122%	126%
La Vista Courtyard by Marriott	246	102%	89%	94%	90%	79%	74%	78%	89%	90%	94%
Springfield Residence Inn	136	136%	109%	108%	101%	87%	105%	91%	96%	109%	110%
Fort Smith Courtyard by Marriott	138	126%	96%	113%	99%	109%	94%	125%	146%	149%	148%
Total / Wtd Average	6,106	133%	129%	129%	124%	119%	106%	117%	127%	126%	127%

Source: Third party reports.

Appraisal. According to the portfolio appraisal dated May 13, 2024, the Atrium Hotel Portfolio 24 Pack Properties had an “As Portfolio” appraised value of $1,448,000,000, which includes a 4.8% portfolio premium. The aggregate “As-Is” appraised value without the premium is $1,381,200,000.

Environmental Matters. According to the Phase I environmental assessments dated between May 9, 2024 and May 24, 2024, there was no evidence of any recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties; however, the Phase I environmental assessments did identify certain controlled recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Atrium Hotel Portfolio 24 Pack Properties:

Cash Flow Analysis(1)
	2019	2020	2021	2022	2023	TTM 8/31/2024	U/W (2)	U/W Unit
Occupancy	68.8%	31.7%	52.3%	66.1%	70.3%	71.4%	71.9%
ADR	$145.63	$128.67	$137.28	$153.98	$159.32	$161.81	$161.80
RevPar	$100.13	$40.83	$71.77	$101.83	$111.93	$115.55	$116.28

Rooms Revenue	$223,155,533	$91,237,524	$159,953,345	$226,950,298	$249,450,769	$258,241,252	$259,839,658	$42,555
Food and Beverage Revenue	100,295,177	26,783,390	38,372,226	83,273,465	97,948,145	102,905,823	103,012,857	$16,871
Other Departmental Revenue	9,406,120	4,364,554	7,173,438	9,180,080	11,072,214	11,957,467	12,000,415	$1,965
Miscellaneous Income	4,006,092	3,863,390	4,420,944	6,366,600	5,864,693	5,513,891	5,545,119	$908
Non-Operating Income	253,583	426,731	1,298,004	609,374	1,556,043	1,478,624	1,478,624	$242
Total Operating Revenue	$337,116,505	$126,675,589	$211,217,958	$326,379,817	$365,891,863	$380,097,056	$381,876,673	$62,541
Rooms Expense	53,356,009	21,796,432	37,071,424	55,772,310	61,741,194	63,447,017	63,475,531	$10,396
Food and Beverage Expense	52,664,279	15,474,841	19,806,693	43,238,527	50,485,100	51,328,987	51,339,418	$8,408
Other Departmental Expenses	4,307,036	1,973,390	2,387,852	3,329,972	4,287,936	4,200,179	4,195,487	$687
Total Departmental Profit	$226,789,181	$87,430,927	$151,951,989	$224,039,008	$249,377,633	$261,120,873	$262,866,237	$43,050
Administrative and General	24,202,261	11,772,182	16,019,245	22,526,460	25,443,697	25,963,214	25991693	$4,257
Information and Telecommunications Systems	4,469,235	3,675,077	4,429,850	5,020,624	5,430,854	5,590,980	5,574,304	$913
Sales and Marketing	21,338,269	7,808,863	10,280,509	17,792,211	20,756,152	21,945,853	21,955,628	$3,596
Franchise Fees	17,406,760	7,111,750	12,448,281	18,101,890	20,066,629	21,114,245	20,995,316	$3,438
Property Operation and Maintenance	14,226,017	8,366,731	10,956,908	15,102,575	16,288,464	16,915,361	16,909,156	$2,769
Utilities	13,540,873	9,660,646	12,038,702	14,738,957	14,851,562	15,175,854	15,221,174	$2,493
Gross Operating Profit	$131,605,766	$39,035,678	$85,778,493	$130,756,291	$146,540,275	$154,415,366	$156,218,965	$25,585
Base Management Fee	10,105,888	3,787,466	6,297,599	9,773,113	10,930,075	11,358,553	11,411,941	$1,869
Other Expenses(3)	19,288,606	20,375,736	20,235,941	19,990,500	22,140,520	22,549,647	20,769,056	$3,401
Net Operating Income	$102,211,273	$14,872,476	$59,244,953	$100,992,678	$113,469,681	$120,507,166	$124,037,968	$20,314
FF&E	13,474,517	5,049,954	8,396,798	13,030,818	14,573,433	15,144,737	15,215,922	$2,492
Net Cash Flow	$88,736,756	$9,822,522	$50,848,155	$87,961,861	$98,896,248	$105,362,428	$108,822,046	$17,822

Occupancy
NOI DSCR(4)	3.92x	0.57x	2.27x	3.87x	4.35x	4.62x	4.76x
NCF DSCR (4)	3.40x	0.38x	1.95x	3.37x	3.79x	4.04x	4.17x
NOI Debt Yield(4)	22.0%	3.2%	12.7%	21.7%	24.4%	25.9%	26.7%
NCF Debt Yield(4)	19.1%	2.1%	10.9%	18.9%	21.3%	22.7%	23.4%

(1)	Historical and underwritten net cash flows are adjusted to reflect total management fees paid to Atrium Hospitality, inclusive of revenue management, accounting, and certain other centralized services and software licenses, equal to 3.0% of gross revenues. Historical financials exclude non-Property corporate level expenses. Historical financials also exclude extraordinary or non-recurring items, including certain bad debt, severance/relocation pay, capitalizable major repairs, costs related to insurable events, professional fees related to real estate tax appeals and PPP forgiveness. Excluded extraordinary and one-time items total approximately $82,000 in 2019, approximately $312,000 in 2020, approximately $508,000 in 2021, approximately $507,000 in 2022, approximately $1.08 million in 2023, and approximately $759,000 in August 2024 TTM.
(2)	Based on the in-place rent roll dated August 31, 2024. The Lincoln Embassy Suites property was underwritten based on 2023 financials due to temporary disruption resulting from current ongoing renovations.
(3)	Other expenses represents the total non-operating expenses associated with rent, taxes and insurance.
(4)	Debt service coverage ratios and debt yields are based on the Atrium Hotel Portfolio 24 Pack Senior Loan.

Escrows and Reserves. On the origination date, the borrowers were required to fund (i) a property improvement plan work and replacements reserve in the amount of $40,000,000 for the payment of certain FF&E expenditures and property improvement plans required by the related franchise agreements and (ii) a ground lease reserve in the amount of $335,875.

PIP and Replacement Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to the sum of (i) 4.0% of gross revenues from the Atrium Hotel Portfolio 24 Pack Properties that remain subject to the liens of the Atrium Hotel Portfolio 24 Pack Whole Loan documents for the calendar month that is two calendar months prior to the calendar month of the monthly due date plus (ii) commencing on the monthly due date in November 2026 and on each subsequent monthly due date, $1,000,000; provided that if an Atrium Hotel Portfolio 24 Pack Property subject to a PIP has been released from the Atrium Hotel Portfolio 24 Pack Whole Loan, then such amount will be reduced.

Additionally, in connection with any public health or safety emergency (e.g., a pandemic) or industry-wide emergency (which may include, without limitation, any national decline in RevPAR of hotels in the upper upscale category for any trailing 15 day period of not less than 15% from pre-emergency levels), the borrowers’ monthly deposits into the PIP and Replacement Reserve will be suspended during such emergency, such period not to exceed six months.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

In addition, during such emergency, the lender will have the right to permit the borrowers to use funds on deposit in the PIP and Replacement Reserve toward satisfaction of debt service for a period of up to three months, to the extent of insufficient funds to pay operating expenses and debt service.

Ground Lease Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of base rent and additional rent, and other similar charges payable with respect to the ground leased Atrium Hotel Portfolio 24 Pack Properties and each parking agreement that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such ground lease reserve will be conditionally waived so long as (i) no event of default under the Whole Atrium Hotel Portfolio 24 Pack Whole Loan or Atrium Hotel Portfolio 24 Pack Cash Sweep Period (as defined below) has occurred and is continuing, (ii) the borrowers deliver evidence that ground rents are paid when due and (iii) no less than $335,874.50 remains on deposit in the ground rent reserve.

Tax and Insurance Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of the taxes, insurance premiums and other charges estimated by the lender to be payable during the next ensuing 12 months; provided that, so long as no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or Atrium Hotel Portfolio 24 Pack Cash Sweep Event (as defined below) has occurred and is continuing, (i) if the Atrium Hotel Portfolio 24 Pack Properties are covered by a blanket insurance policy reasonably acceptable to the lender insuring all or substantially all of the real property owned directly or indirectly by the guarantor and the borrowers, the borrowers will not be required to make deposits for insurance premiums, and (ii) to the extent taxes are timely paid by the borrowers and the borrowers deliver evidence reasonably acceptable to the lender that taxes have been paid as and when due, the borrowers will not be required to make deposits for insurance or taxes and other charges, as applicable.

Lockbox and Cash Management. The Atrium Hotel Portfolio 24 Pack Whole Loan is structured with a hard lockbox with respect to each individual Atrium Hotel Portfolio 24 Pack Property (collectively, the “Lockbox Account”) and springing cash management. At origination, the borrowers instructed each applicable credit card company or credit card clearing bank to deliver all receipts payable with respect to the Atrium Hotel Portfolio 24 Pack Properties directly to the Lockbox Account and have entered into the cash management agreement for the establishment of a cash management account (the “Cash Management Account”). All amounts in the Lockbox Account are required to be disbursed from the Lockbox Account to the Cash Management Account on each business day. If no Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, on each business day, all funds in the Cash Management Account, less the minimum balance as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents, will be remitted to the borrowers. If an Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, (a) if no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, all funds after payment of taxes and custodial funds then due and payable, required reserves to the tax and insurance reserve fund and the ground lease reserve, agent fees, monthly operating expenses, monthly debt service on the Atrium Hotel Portfolio 24 Pack Whole Loan, approved extraordinary expenses (or extraordinary expenses which do not require the approval of the lender under the Atrium Hotel Portfolio 24 Pack Whole Loan documents) and distributions for tax payments, gratuities and similar matters as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan and (b) if an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, but no Priority Payment Cessation Event (as defined below) has occurred, all funds after payment of taxes, custodial funds, insurance premiums, ground rents and (only if no receiver has been appointed, no bankruptcy action of the borrowers or property manager has occurred and no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents relating to fraud or negligence of the property manager has occurred) operating expenses are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan, and (c) if a Priority Payment Cessation Event has occurred, the lender can apply amounts on deposit in the Cash Management Account in such manner or order as the lender determines in its sole discretion.

“Atrium Hotel Portfolio 24 Pack Cash Sweep Event” means the occurrence of: (a) an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; (b) any bankruptcy action of the borrowers, any principal of the borrowers or property manager; (c) a Debt Yield Trigger Event (as defined below) or (d) the guarantors failing to comply with certain financial covenants set forth in the related guaranty (without limitation, any event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents resulting therefrom).

“Atrium Hotel Portfolio 24 Pack Cash Sweep Period” means each period commencing on the occurrence of an Atrium Hotel Portfolio 24 Pack Cash Sweep Event and continuing until the earlier of (a) the date of the cure of the related Atrium Hotel Portfolio 24 Pack Cash Sweep Event, or (b) payment in full of the Atrium Hotel Portfolio 24 Pack Whole Loan.

“Debt Yield Cure” means the achievement of a debt yield of at least the Debt Yield Trigger Level (as defined below) as of the end of the calendar quarter immediately preceding the applicable payment date, which may at the borrowers’ election be accomplished by making a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan pursuant to the terms of the Atrium Hotel Portfolio 24 Pack Whole Loan documents that, after giving effect thereto, results in a debt yield of at least the Debt Yield Trigger Level.

“Debt Yield Trigger Event” means any time the debt yield for the Atrium Hotel Portfolio 24 Pack Whole Loan as of the conclusion of the trailing 12 month period immediately preceding the end of the calendar quarter falls below the Debt Yield Trigger Level until the debt yield as of the conclusion of a subsequent calendar quarter is equal to or greater than the Debt Yield Trigger Level; provided, however, that if the amount in the excess cash flow reserve equals or exceeds the amount that, if applied to prepay a portion of the Atrium Hotel Portfolio 24 Pack Whole Loan, would result in the Debt Yield exceeding the Debt Yield Trigger Level (the “DY Trigger Cure Amount”), then no Debt Yield Trigger Event will be deemed to exist for so long as the amount on deposit in the excess cash flow reserve continues to equal or exceed the DY Trigger Cure Amount.

“Debt Yield Trigger Level” means (i) through the payment date occurring in October 2026, 8.50%, (ii) after the payment date occurring in October 2026 through the payment date occurring in October 2028, 8.75% and (iii) thereafter, 9.00%.

“Priority Payment Cessation Event” means (a) the conclusion of judicial or non-judicial foreclosure proceedings relating to all or a material portion of the Atrium Hotel Portfolio 24 Pack Properties, so long as no bankruptcy action of the borrowers or principal of the borrowers has occurred and (b) the satisfaction or other termination of the Atrium Hotel Portfolio 24 Pack Whole Loan.

Subordinate Indebtedness. The Atrium Hotel Portfolio 24 Pack Whole Loan also includes the Atrium Hotel Portfolio 24 Pack Junior Notes. The Atrium Hotel Portfolio 24 Pack Junior Notes bear interest at 8.97784591118801% per annum. Payments on the Atrium Hotel Portfolio 24 Pack Junior Notes are generally subordinate to payments on the Atrium Hotel Portfolio 24 Pack Senior Notes, provided that the Atrium Hotel Portfolio 24 Pack Junior Notes

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

receive payments of interest prior to principal payments being made on the Atrium Hotel Portfolio 24 Pack Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Atrium Hotel Portfolio 24 Pack Whole Loan” in the Preliminary Prospectus.

Release of Property. The borrowers may obtain the release of one or more Atrium Hotel Portfolio 24 Pack Properties from the lien of the Atrium Hotel Portfolio 24 Pack Whole Loan by prepaying or defeasing the applicable release price (as described below), subject to the satisfaction of certain conditions, including but not limited to the debt yield on the Atrium Hotel Portfolio 24 Pack Whole Loan as calculated under the Atrium Hotel Portfolio 24 Pack Whole Loan documents after giving effect to the release is at least equal to the greater of (i) 11.0% and (ii) the debt yield immediately prior to giving effect to such release; provided that in no event will the debt yield be required to be more than 12.5%.

The release price for any Atrium Hotel Portfolio 24 Pack Property will be the related allocated loan amount plus a premium that increases as additional amounts are prepaid in connection with sales to third parties, expressed as a percentage of the related allocated loan amount as set forth in the chart below.

Principal Balance Previously Prepaid	Release Price (Inclusive of Premium) as a Percentage of Allocated Loan Amount
$0 – $295,500,000	110%
Greater than $295,500,000	115%

Notwithstanding the foregoing, in the event that the debt yield does not equal or exceed the required threshold as set forth above with respect to the Atrium Hotel Portfolio 24 Pack Properties remaining immediately following an individual Atrium Hotel Portfolio 24 Pack Property release and such release is in connection with an arms’ length sale to a third party, the release price will equal the greater of (i) the release price for such individual Atrium Hotel Portfolio 24 Pack Property and (ii) the lesser of (x) 100% of the gross cash proceeds actually received by the borrowers for such individual Atrium Hotel Portfolio 24 Pack Property (net of any reasonable and customary origination costs) and (y) an amount necessary to, after giving effect to such release of the individual Atrium Hotel Portfolio 24 Pack Property, achieve the applicable debt yield test.

In addition, the borrowers will have the right to either make a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan in accordance with the provisions described above, defease the Atrium Hotel Portfolio 24 Pack Whole Loan, or deposit with the lender as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan cash or a letter of credit, in each case in the amount necessary to achieve a debt yield that equals or exceeds the required threshold.

In connection with any release of an Atrium Hotel Portfolio 24 Pack Property, any paydown in excess of the allocated loan amount for such Atrium Hotel Portfolio 24 Pack Property will reduce the allocated loan amounts for all remaining Atrium Hotel Portfolio 24 Pack Properties on a pro rata basis. In addition, the borrowers will be permitted to obtain the release of certain parcels of unoccupied land that were not necessary for the generation of income as of the origination date of the Atrium Hotel Portfolio 24 Pack Whole Loan, without payment of any release price, subject to satisfaction of certain conditions.

Notwithstanding the foregoing, no defeasance in connection with an Atrium Hotel Portfolio 24 Pack Property release is permitted prior to the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the closing date of the securitization of the last note of the Atrium Hotel Portfolio 24 Pack Whole Loan to be securitized.

Any prepayment or defeasance of the Atrium Hotel Portfolio 24 Pack Whole Loan in connection with an Atrium Hotel Portfolio 24 Pack Property release will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes on a pro rata basis (and sequentially to the Junior Note components). Any voluntary prepayments are subject to satisfaction of all the conditions in the Atrium Hotel Portfolio 24 Pack Whole Loan documents including, without limitation, (i) no event of default exists and is continuing under the Atrium Hotel Portfolio 24 Pack Whole Loan documents (except if such release would cure such event of default, as more particularly set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents); and (ii) the borrowers pay, in addition to the outstanding principal amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be prepaid, (A) all interest that would have accrued on the amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be paid through and including the last day of the Atrium Hotel Portfolio 24 Pack Whole Loan interest accrual period in which such prepayment occurs; (B) all other sums then due and payable under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; and (C) if such prepayment is made prior to the May 2029 payment date, the applicable yield maintenance premium. Any partial prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes (as defined below), on a pro rata basis (and sequentially to the Junior Note components).

Letter of Credit. None.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor (including the Marriott, Embassy Suites, Renaissance, Courtyard and Residence Inn brands), has a conditional Right of First Refusal (“ROFR”) to acquire each Atrium Hotel Portfolio 24 Pack Property operated under a Marriott flag (Marriott, Residence Inn, Renaissance and Courtyard by Marriott) if there is a transfer of one of the hotels or controlling direct or indirect interest in a Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letters provide that, if lender exercises remedies against a franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Hospitality – Various	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Atrium Hotel Portfolio 24 Pack	Cut-off Date LTV:	32.1%
Various		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	26.7%

Ground Lease. Six Atrium Hotel Portfolio 24 Pack Properties are subject to ground leases. Below is a summary of the ground leased properties:

Atrium Hotel Portfolio 24 Pack Ground Lease Summary
Property	Lessor	Expiration Date	August 2024 TTM Ground Rent	Ground Rent Calculation
St. Charles Embassy Suites	City of St. Charles, Missouri	April 30, 2098(1)	$100,081	$100 + 0.75% of adjusted rooms revenue
Embassy Suites Lexington UK Coldstream	The University of Kentucky	December 1, 2092	$200,712	The ground lease increases by a rate of 25% of the percentage increase of the Consumer Price Index every 60 months. Next reset occurs in 2029.
Loveland Embassy Suites	Board of County Commissioners of Larimer County, Colorado	April 9, 2064	$144,622	1.50% of adjusted rooms revenue
East Peoria Embassy Suites	City of East Peoria	September 1, 2027	$180,000(2)	Fixed
Tucson University Marriott	Marshall Foundation	June 30, 2094	$153,782	Annual rent is adjusted every three years by the 80% of the CPI increase over the intervening term. Next reset occurs in 2025.
North Charleston Residence Inn(3)	City of North Charleston	May 31, 2058	$80,000	Fixed

(1)	Represents the fully extended expiration date. The initial expiration date is April 30, 2058 and is subject to four, 10-year extension options.
(2)	The loan documents provide that the borrower and guarantor have personal liability for losses related to the failure to exercise such purchase option or otherwise acquire such leased fee interest.
(3)	The related borrower has a $100 purchase option to purchase the leased fee interest upon termination of the ground lease, so the rent payment is recorded in the borrower’s financials as a capitalized lease obligation. The related borrower must provide the ground lessor with notice of its intent to exercise the purchase option at least 120 days prior to the expiration date, and the purchase would occur upon termination (i.e., the same day).
(4)	The related borrower has a $2.3 million land purchase option exercisable at any time during the lease term.

Terrorism Insurance. The Atrium Hotel Portfolio 24 Pack Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

195
Anchor / Major
In-line
Vacant
Not Part of Collateral
N
28
HomeGoods
GameStop
OLD NAVY
L.L.Bean
TORRID
CANCUN
Bath&BodyWorks
Famous Footwear
LOFT
BARNES&NOBLE
TALBOTS
paper store
ULTA
WINES & MORE
T-Mobile
GNC
Qdoba
Southcoast Health
at&t
verizon
YANKEE CANDLE
CALIFORNIA NAILS
RED ROBIN
LONGHORN
LOWE'S
Visionworks
jcpenney
petco
DSW
DESIGNER SHOE WAREHOUSE
STAPLES
Michaels
TJ-MAXX

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

Wareham Crossing
2421 Cranberry Highway
Wareham, MA 02571
Boston
40 miles
Cape Cod Bay
Plymouth
Plymouth CC
Colony Place
West Plymouth Square
The Grove at Plymouth
Carver Plaza
Middleborough
Center St
Meadow Rd
Plymouth Municipal Airport
Old Sandwich Rd
Beaver Dam Rd
MBTA
Carver
Long Pond Rd
Pinehills GC
Middleborough Crossing
Purchase St
Tremont St
Myles Standish State Forest
MIDDLEBOROUGH/LAKEVILLE
Grove St
North Lakeville
Rocky Gutter Wildlife Mgmt. Area
Cranberry Rd
Assawompset Pond
CapeFLYER
PLYMOUTH COUNTY
West Wareham
Wareham
North Ave
Snipatuit Pond
Rochester
Wareham Plaza
WAREHAM
Tobey Hospital
Onset
Bay Pointe CC
Bourne Bridge Crossing
BOURNE
BUZZARDS BAY
Buzzards Bay
Bourne
Main St
Rochester GC
Weweantic
Great Neck Rd
New Bedford Rd
Nobska Beach
BARNSTABLE COUNTY
Acushnet River Valley GC
Middle Rd
BRISTOL COUNTY
North St
Marion
Converse Rd
Kittansett GC
Wood St
New Bedford
The Bay Club
Mattapoisett
Fairhaven
Fairhaven Commons
Neds Point Lighthouse
Sconticut Square
Sconticut Neck Rd
Southcoast Health
Buzzards Bay
Oceanside Plaza
BOSTON
Cohasset
Quincy
Weymouth
Norwood
Milford
Sharon
Foxborough
Brockton
MASS.
Bridgewater
Woonsocket
Attleboro
Taunton
PROVIDENCE
Somerset
Lakeville
Wareham
Sandwich
Cape Cod
Fall River
New Bedford
Bourne
Barnstable
Harwich
Fairhaven
Portsmouth
Dartmouth
Falmouth
Newport
RHODE ISLAND
Martha's Vineyard
Nantucket
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Mortgage Loan No. 7 – Wareham Crossing
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Wareham, MA 02571
Original Balance:	$48,600,000			General Property Type:	Retail
Cut-off Date Balance:	$48,600,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2007/NAP
Borrower Sponsors:	WS Development and Ares			Size:	534,774 SF
Guarantor:	SDM Holdings LLC			Cut-off Date Balance PSF:	$91
Mortgage Rate:	6.4210%			Maturity Date Balance PSF:	$91
Note Date:	10/4/2024			Property Manager:	WS Asset Management, Inc.
Maturity Date:	11/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$6,397,655
IO Period:	60 months			UW NCF:	$5,793,701
Seasoning:	0 months			UW NOI Debt Yield:	13.2%
Prepayment Provisions:	L(24),DorYM1(32),O(4)			UW NCF Debt Yield:	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.83x
Additional Debt Balance:	NAP			Most Recent NOI:	$6,264,967 (6/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,256,304 (12/31/2023)
				3rd Most Recent NOI:	$6,077,169 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	96.6% (9/12/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.2% (12/31/2023)
RE Taxes:	$54,583	$54,583	NAP	3rd Most Recent Occupancy:	96.8% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$73,300,000 (8/9/2024)
Replacement Reserve:	$0	$12,032	$150,000	Appraised Value PSF:	$137
TI/LC Reserve:	$250,000	$38,092	$750,000	Cut-off Date LTV Ratio:	66.3%
Deferred Maintenance:	$73,260	$0	NAP	Maturity Date LTV Ratio:	66.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$48,600,000	64.7%	Purchase Price:	$72,000,000	95.9%
Borrower Sponsor Equity:	$26,460,027	35.3%	Closing Costs:	$2,682,184	3.6%
			Upfront Reserves:	$377,843	0.5%
Total Sources:	$75,060,027	100.0%	Total Uses:	$75,060,027	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The seventh largest mortgage loan (the “Wareham Crossing Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $48,600,000 and secured by the borrower’s fee interest in a 534,774 SF anchored retail property located in Wareham, Massachusetts (the “Wareham Crossing Property”).

The Borrower and the Borrower Sponsors. The borrower is Wareham Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. The non-recourse carveout guarantor is SDM Holdings LLC. The borrower sponsors are a joint venture between AREG US Fund X Lifestyle Retail Holdco LLC (90.0%) and W/S Wareham Holdings LLC (10.0%).

AREG US Fund X Lifestyle Retail Holdco LLC is a subsidiary of Ares Management Corporation (“Ares”), a global alternative investment manager founded in 1997, offering clients primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. The real estate group at Ares manages equity and debt strategies, with approximately $51.5 billion of assets under management as of June 30, 2024.

W/S Wareham Holdings LLC is a subsidiary of WS Development, a privately-owned retail development firm headquartered in Chestnut Hill, Massachusetts, with more than 20 million SF of existing space and an additional five million SF under development. WS Development has operated for over 35 years and their portfolio is comprised of over 100 properties across 13 states, with every property modeled around national tenants, like Apple, Amazon, Sephora and Whole Foods Market, and smaller independent businesses.

The Property. The Wareham Crossing Property consists of a 534,774 SF anchored outdoor retail center situated on 61.97 acres in Wareham, Massachusetts. The Wareham Crossing Property is located at the junction of Interstates 495 and 195, 11.5 miles from the Bourne Bridge, one of two bridges connecting Cape Cod to the mainland. The Wareham Crossing Property was developed in 2007 by WS Development and its former partner, and is comprised of seven single-story buildings. The Wareham Crossing Property has a total of 2,207 parking spaces, resulting in a ratio of approximately 4.13 spaces per 1,000 square feet. As of September 12, 2024, the Wareham Crossing Property was 96.6% leased to 37 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

The anchor tenants at the Wareham Crossing Property are Lowe's, JCPenney, T.J. Maxx, Michaels, Staples, Homegoods, Petco Supplies & Fish and DSW and the Wareham Crossing Property is shadow anchored by a non-collateral Target. The Wareham Crossing Property features numerous other national tenants, including Old Navy, Wines & More, L.L. Bean, Ulta Salon and Barnes & Noble, and dining offerings such as Red Robin Gourmet Burgers, Ginger Asian Restaurant and Longhorn Steakhouse. 42.3% of the tenants at the Wareham Crossing Property are investment grade rated.

The Wareham Crossing Property has a granular rent roll, with no tenant contributing greater than 11.5% of the total underwritten rent. The top 10 tenants at the Wareham Crossing Property represent 74.6% of total SF and generate 54.1% of total underwritten rent.

Major Tenants.

Lowe's (166,593 SF, 31.2% of NRA, 11.5% of underwritten base rent). Lowe’s (S&P/Moody’s: BBB+/Baa1) is an American retailer specializing in home improvement goods and services. Founded in 1921, Lowe’s is headquartered in Mooresville, North Carolina and has approximately 300,000 employees and over 1,700 stores offering a wide range of products for home renovation, decoration, construction and maintenance. Lowe’s completes approximately 16 million customer transactions per week in the United States and reported total sales of $23.6 billion for the second quarter of 2024. Lowe’s has been a tenant at the Wareham Crossing Property since its original development in 2007. Lowe’s operates under a ground lease that has a current expiration of December 20, 2027, with six five-year renewal options remaining. Lowe’s currently pays a base rent of $4.65 PSF, with no further increases until the renewal terms. This is Lowe's only location serving Cape Cod and Islands.

JCPenney (82,237 SF, 15.4% of NRA, 7.3% of underwritten base rent). JCPenney was founded in Wyoming in 1902 and is one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise, with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney’s retail assets were purchased by Brookfield Asset Management and Simon Property following its bankruptcy filing in 2020. JCPenney has been a tenant at the Wareham Crossing Property since 2008. JCPenney operates under a ground lease that has a current expiration of July 31, 2033, with six five-year renewal options remaining. JCPenney currently pays a base rent of $5.97 PSF, which increases to $6.38 PSF in August 2028.

T.J. Maxx (24,660 SF, 4.6% of NRA, 4.2% of underwritten base rent). T.J. Maxx (S&P/Moody’s: A/A2) is an off-price apparel and home fashion retailer in the United States and worldwide. The company operates more than 4,800 stores worldwide under half a dozen retail brand names, including the two largest off-price clothing retailers in the United States: T.J. Maxx and Marshalls, which operate nearly 2,500 stores nationwide. T.J. Maxx has been a tenant at the Wareham Crossing Property since 2010 and most recently renewed its lease in 2020. T.J. Maxx currently has a lease expiration date of May 31, 2025, with two five-year renewal options remaining. T.J. Maxx pays a base rent of $11.50 PSF and percentage rent equal to 2.0% over a $14,179,500 ($575 PSF) sales breakpoint. T.J. Maxx reported sales of $509 PSF, $510 PSF and $508 PSF for 2023, 2022 and 2021, respectively.

The following table presents certain information relating to the tenancy at the Wareham Crossing Property:

Tenant Summary(1)
							December 2023 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp	Renewal Option	Termination Option
Major Tenants
Lowe's(4)	NR/Baa1/BBB+	166,593	31.2%	$774,996	11.5%	$4.65	NAV	NAV	NAV	12/20/2027	6 x 5 yr	None
JCPenney(4)	NR/NR/NR	82,237	15.4%	$490,572	7.3%	$5.97	NAV	NAV	NAV	7/31/2033	6 x 5 yr	None
T.J. Maxx	NR/A2/A	24,660	4.6%	$283,596	4.2%	$11.50	$12,543,175	$509	2.3%	5/31/2025	2 x 5 yr	None
Michaels	NR/NR/NR	21,204	4.0%	$318,060	4.7%	$15.00	$2,910,843	$137	10.9%	2/28/2027	2 x 5 yr	None
Staples	NR/NR/NR	20,294	3.8%	$284,112	4.2%	$14.00	$2,966,006	$146	9.6%	10/31/2025	1 x 3 yr	None
Homegoods	NR/A2/A	20,044	3.7%	$220,488	3.3%	$11.00	$7,051,014	$352	3.1%	3/31/2026	2 x 5 yr	None
Old Navy	NR/Ba3/BB	19,004	3.6%	$408,588	6.1%	$21.50	$4,012,096	$211	10.2%	3/31/2028	None	None
Wines & More	NR/NR/NR	15,204	2.8%	$294,348	4.4%	$19.36	$5,555,367	$365	5.3%	10/31/2031	None	None
Petco Supplies & Fish	NR/NR/NR	15,189	2.8%	$330,057	4.9%	$21.73	$3,603,540	$237	9.2%	11/30/2027	2 x 5 yr	None
DSW	NR/NR/NR	14,500	2.7%	$244,320	3.6%	$16.85	$3,632,465	$251	6.7%	1/31/2025	None	None
Major Tenants Subtotal/Wtd. Avg.		398,929	74.6%	$3,649,137	54.1%	$9.15
Other Tenants		117,426	22.0%	$3,094,485	45.9%	$26.35
Occupied Collateral Total / Wtd. Avg.		516,355	96.6%	$6,743,622	100.0%	$13.06

Vacant Space		18,419	3.4%
Total/Wtd. Avg.		534,774	100.0%

(1)	Based on the underwritten rent roll dated September 12, 2024, inclusive of rent steps through September 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsors.
(4)	Lowe’s and JCPenney operate under ground leases and own their own improvements.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the lease rollover schedule at the Wareham Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	2	16,099	3.0%	3.0%	$272,940	4.0%	4.0%	$16.95
2025	6	70,248	13.1%	16.1%	$1,022,004	15.2%	19.2%	$14.55
2026	9	54,492	10.2%	26.3%	$1,167,322	17.3%	36.5%	$21.42
2027	6	212,166	39.7%	66.0%	$1,739,973	25.8%	62.3%	$8.20
2028	5	31,501	5.9%	71.9%	$730,824	10.8%	73.2%	$23.20
2029(3)	3	19,381	3.6%	75.5%	$501,164	7.4%	80.6%	$25.86
2030	1	1,800	0.3%	75.9%	$65,322	1.0%	81.6%	$36.29
2031	2	19,752	3.7%	79.6%	$421,692	6.3%	87.8%	$21.35
2032	1	5,623	1.1%	80.6%	$205,352	3.0%	90.9%	$36.52
2033	2	85,293	15.9%	96.6%	$617,029	9.1%	100.0%	$7.23
2034	0	0	0.0%	96.6%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	96.6%	$0	0.0%	100.0%	$0.00
Vacant	0	18,419	3.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	37	534,774	100.0%		$6,743,622	100.0%		$13.06	(4)

(1)	Based on the underwritten rent roll dated September 12, 2024, inclusive of rent steps through September 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Wareham Crossing Mortgage Loan has a maturity date of November 1, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Wareham Crossing Property is located in southern Plymouth County, approximately ten miles west of Cape Cod. The Wareham Crossing Property is situated just south of Cranberry Highway in a commercially developed area of Wareham. The Wareham Crossing Property benefits from both the regional accessibility of Wareham and traffic driven by the tourism economy of Cape Cod, which attracts over 5 million visitors with over 38 million cars crossing each of the two bridges annually.

The Wareham Crossing Property is located in the Boston retail market and the South Shore/North Plymouth County submarket, approximately 42 miles south of downtown Boston. According to the appraisal, the Boston retail market contains 38,398,000 SF of space and the South Shore/North Plymouth County submarket contains 6,871,000 SF, or 17.9% of the market’s inventory. As of the second quarter of 2024, the overall vacancy rate for the market was 7.4% and the South Shore/North Plymouth County submarket had a vacancy rate of 8.0%. Community shopping centers constitute 53.6% of existing inventory and are exhibiting a lower vacancy rate (7.3%) than neighborhood centers (7.6%) and higher average asking rents of $25.44 versus $24.56 PSF.

According to the appraisal, the 2022 population within a 1-, 3- and 5-mile radius of the Wareham Crossing Property was 1,225, 12,190 and 27,057, respectively. The 2022 average household income within the same radii was $88,003, $91,682 and $98,584, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

The following table presents information regarding certain competitive properties to the Wareham Crossing Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Wareham Crossing 2421 Cranberry Highway Wareham, MA	2007	534,774(2)	96.6%(2)	NAP	Lowe's, JCPenney, T.J. Maxx, Michaels, Staples, Homegoods, Petco Supplies & Fish, DSW
Wareham Marketplace 2419 Cranberry Highway Wareham, MA	2017, 2019, 2020	50,364	100.0%	0.2 miles	Aldi Dollar Tree Mattress Firm
Walmart Plaza & Pads 15 Tobey Road Wareham, MA	2015, 2022	143,000	100.0%	0.2 miles	Walmart, Aspen Dental, Chipotle
Wareham Plaza 127 Marion Road Wareham, MA	1965, 2021, 2022	97,049	94.0%	2.2 miles	Aubuchon Hardware, Shaw's, Walgreens
Cranberry Plaza 2991 Cranberry Highway East Wareham, MA	1970, 1992, 1993	316,852	91.0%	4.5 miles	Stop & Shop, Planet Fitness, Dollar Tree, Cardi's Furniture, Job Lot
Bourne Bridge Crossing Shopping Center 2 Bourne Bridge Approach Buzzards Bay, MA	1989	25,812	100.0%	11.5 miles	PetSmart, Starbucks
Middleborough Crossing 10 Merchant's Way Middleborough, MA	1989	130,582	93.0%	14.0 miles	Hannaford, Job Lot, Planet Fitness

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 12, 2024.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Wareham Crossing Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor (Lowe’s)	$6.00	10	10% Yr. 6
Anchor (JCPenney)	$7.00	10	10% Yr. 6
Jr. Anchor	$16.00	10	10% Yr. 6
Pad	$32.00	10	10% Yr. 6
In-Line (<4,499 SF)	$27.00	5	2% Annual
In-Line (4,500 - 7,000 SF)	$20.00	5	2% Annual
In-Line (>7,000 SF)	$18.00	5	2% Annual
Bldg. 300	$40.00	5	2% Annual

Appraisal. The appraiser concluded to an “as-is” value for the Wareham Crossing Property of $73,300,000 as of August 9, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 5, 2024, there was no evidence of any recognized environmental conditions at the Wareham Crossing Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Wareham Crossing Property:

Cash Flow Analysis
	2022	2023	6/30/2024 TTM	UW	UW PSF
Gross Potential Rent(1)	$6,559,225	$6,646,681	$6,680,112	$6,743,622	$12.61
Reimbursements	$1,898,622	$1,642,591	$1,727,490	$2,050,455	$3.83
Income from Vacant Units	$0	$0	$0	$530,069	$0.99
Net Rental Income	$8,457,847	$8,289,272	$8,407,602	$9,324,146	$17.44
Percentage Rent(2)	$103,966	$77,523	$94,412	$94,412	$0.18
(Vacancy & Credit Loss)	($617)	($8,159)	$13,672	($607,060)	($1.14)
Other Income	$68,409	$119,930	$61,825	$32,523	$0.06
Effective Gross Income	$8,629,605	$8,478,566	$8,577,511	$8,844,021	$16.54

Real Estate Taxes	$738,339	$660,613	$649,666	$652,676	$1.22
Insurance	$173,484	$208,656	$223,055	$243,735	$0.46
Other Operating Expenses	$1,640,613	$1,352,993	$1,439,823	$1,549,955	$2.90
Total Operating Expenses	$2,552,436	$2,222,262	$2,312,544	$2,446,366	$4.57

Net Operating Income	$6,077,169	$6,256,304	$6,264,967	$6,397,655	$11.96
Replacement Reserves	$0	$0	$0	$144,389	$0.27
TI/LC	$0	$0	$0	$459,565	$0.86
Net Cash Flow	$6,077,169	$6,256,304	$6,264,967	$5,793,701	$10.83

Occupancy %	96.8%	97.2%	96.6%(3)	91.0%(4)
NOI DSCR	1.92x	1.98x	1.98x	2.02x
NCF DSCR	1.92x	1.98x	1.98x	1.83x
NOI Debt Yield	12.5%	12.9%	12.9%	13.2%
NCF Debt Yield	12.5%	12.9%	12.9%	11.9%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated September 12, 2024, inclusive of rent steps through September 2025.
(2)	UW Percentage Rent is based on the terms of applicable leases using year-to-date September 2024 sales figures.
(3)	Represents occupancy per the underwritten rent roll dated September 12, 2024.
(4)	Based on the economic vacancy of 9.0%.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $54,583 for real estate taxes, (ii) $73,260 for deferred maintenance and (iii) $250,000 for upfront TI/LCs.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $54,583.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Wareham Crossing Property is currently insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $12,032 for replacement reserves, subject to a cap of $150,000.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit into the TI/LC reserve account (a) $38,092, subject to a cap of $750,000, and (b) all excess cash flow during a Tenant Trigger Period (as defined below), so long as no DSCR Trigger Period (as defined below) or event of default is then continuing.

Lockbox and Cash Management. The Wareham Crossing Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the Wareham Crossing Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox will be transferred to the borrower on each business day. During a Cash Sweep Period, funds are required to be transferred to the lender-controlled cash management account on each business day and disbursed according to the Wareham Crossing Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Wareham Crossing Mortgage Loan; provided that the lender will make excess cash available to pay for leasing commissions, tenant improvements and tenant allowances, required repairs, additional required repairs, replacements, additional replacements and/or other capital expenditures, in each case, reasonably approved by the lender, so long as no event of default exists.

A “Cash Sweep Period” will occur during the existence of any of: (i) an event of default, (ii) a DSCR Trigger Period, or (iii) a Tenant Trigger Period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Retail – Anchored	Loan # 7	Cut-off Date Balance:	$48,600,000
2421 Cranberry Highway	Wareham Crossing	Cut-off Date LTV:	66.3%
Wareham, MA 02571		UW NCF DSCR:	1.83x
		UW NOI Debt Yield:	13.2%

A “DSCR Trigger Period” will commence when the debt service coverage ratio is less than 1.25x calculated as of the last day of the immediately preceding calendar quarter and will end when the debt service coverage ratio is 1.25x or greater as of the last day of the most recent calendar quarter. In addition, the borrower may cure a DSCR Trigger Period by doing one of (or some combination of) the following: (a) partially prepaying the Wareham Crossing Mortgage Loan, (b) posting a letter of credit and/or (c) delivering cash collateral, in each case in an amount that, if applied to prepay the principal amount of the Wareham Crossing Mortgage Loan, would result in the debt service coverage ratio (calculated as if such prepayment had been made prior to the commencement of the immediately preceding 12-month period) equaling or exceeding 1.25x.

A “Tenant Trigger Period” means a period (A) commencing upon the occurrence of (i) the Lowe’s tenant providing written notice of its election not to extend the term of its lease on or prior to March 20, 2027 or otherwise providing notice of its intent to terminate or cancel its lease (provided any such Tenant Trigger Period will not commence until March 20, 2027) or (ii) the Lowe’s tenant “going dark” or otherwise vacating the premises; and (B) expiring upon (a) the Lowe’s tenant renewing its lease, (b) the borrower and the Lowe’s tenant entering into a lease extension for five or more years or such shorter term as may be approved by the lender or (c) one or more replacement tenants entering into one or more replacement leases and such replacement tenants are obligated to pay base rent in an amount not less than the base rent under the Lowe’s lease immediately prior to its expiration and such replacement tenant has commenced paying full, unabated rent (unless all amounts for TI/LC and free rent have been deposited with the lender).

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified from time to time, or a similar statute is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Wareham Crossing Property at the time with respect to the property and business income or rental income insurance interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

1500
Amenity Floor
7,113 | Dec-36
1400
Fetch Rewards, Inc.
7,113 | Apr-36
1300
Fetch Rewards, Inc.
7,113 | Apr-36
1200
Fetch Rewards, Inc.
7,113 | Apr-36
1100
Burford Capital, LLC
7,113 | Apr-34
1000
Strategic Hotel Funding
7,113 | Feb-34
900
Associated Agencies, Inc.
7,113 | Mar-30
800
NTT DATA Inc.
7,113 | Mar-30
700
Brown Legacy Group / BLG Capital Advisors
7,113 | Nov-35
600
Constellation Wealth Capital
7,113 | Dec-32
500
Valenti Builders, Inc.
6,023 | Dec-32
400
Atomic Object LLC
6,175 | May-30
300
Vacant
6,175
200
New Markets Support
5,482 | Dec-33
15
14
13
12
11
10
9
8
7
6
5
4
3
2
1
VACANT
BUILDING
2030 – 2031
2032 – 2033
2034 – 2035
2036+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

609 West Randolph Street
609 West Randolph Street
Chicago, IL 60661
CHICAGO
Fulton River District
Fulton Market District
River North
Chicago Loop
West Loop
Greektown
South Loop
W. Erie St.
W. Ontario St.
W. Ohio St.
W. Grand Ave.
W. Illinois St.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Wacker Dr.
N. Morgan St.
N. Green St.
N. Halsted St.
N. Orleans St.
N. Franklin St.
N. Wells St.
N. LaSalle St.
N. Canal St.
N. Wacker Dr.
S. Morgan St.
S. Sangamon St.
S. Peoria St.
S. Green St.
S. Halsted St.
S. Des Plaines St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. LaSalle St.
Kennedy Expwy
Eisenhower Expwy
90
94
290
METRA
CTA BLUE LINE
CTA GREEN, PINK LINES
CTA LOOP
CTA BROWN, PURPLE LINES
METRA COMMUTER RAIL
North Branch
South Branch Chicago River
Chicago River
Morgan/Lake
Clinton/Lake
Merchandise Mart
Washington/Wells
Quincy/Wells
LaSalle/Van Buren
UIC/Halsted
Clinton
LaSalle
Best Western River North Hotel
350 West Hubbard
351 West Hubbard
400 N. LaSalle
The Merchandise Mart
Reid Murdoch Building
FRANKLIN STREET BRIDGE
LaSalle-Wacker Building
Wolf Point
333 Wacker Drive
211 W. Wacker
The Emily Hotel
Ogilvie Transportation Center (METRA)
150 North Wacker
155 N. Wacker
James R. Thompson Ctr./ Atrium Mall
Boeing HQ
110 N. Wacker
101 N. Wacker
Cook Co. Office Bldg.
Hampton Inn
OGILVIE
540 West Madison
Citigroup Center
Lyric Opera of Chicago
Madison Plaza
Burnham Center
1 North LaSalle
Skybridge
Batcolumn
Gateway West Loop
Presidential Towers
GE Transportation
Chicago Mercantile Exchange
71 South Wacker Drive
200 West Monroe
181 W. Madison
Crowne Plaza Chicago West Loop
Chicago Kent College of Law
111 South Wacker Drive
300 West Adams
The Franklin
120 South LaSalle
Field Bldg.
Bartelme Park
Emerald On Green Street
Heritage Green Park
Union Station
UNION STATION
Willis (Sears) Tower
Bank of America Building
Federal Reserve Bank of Chicago
Chicago Board of Trade
311 South Wacker
Taylor Lofts
Chicago O'Hare Intl. Airport 24 miles
Sangamon Loft Condo
Cisco Systems
Chicago Stock Exchange
University of Illinois Chicago
UIC Business School
UIC School of Architecture
Greyhound Terminal
Holiday Inn & Suites
Circuit Court of Cook County
D'Angelo Park
LA SALLE STREET METRA
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Lake Michigan
Elmhurst
Oak Park
Cicero
CHICAGO
Oak Lawn
Orland Park
INDIANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Mortgage Loan No. 8 – 609 West Randolph Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Chicago, IL 60661
Original Balance:	$32,000,000			General Property Type:	Office
Cut-off Date Balance:	$32,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022 / NAP
Borrower Sponsor:	Vista Property			Size:	94,985 SF
Guarantor:	Catal Holdings LLC			Cut-off Date Balance PSF:	$337
Mortgage Rate:	7.2350%			Maturity Balance PSF:	$337
Note Date:	10/25/2024			Property Manager:	CBRE, Inc.
Maturity Date:	11/5/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$3,428,566
IO Period:	60 months			UW NCF	$3,243,345
Seasoning:	0 months			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.38x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$2,606,748 (7/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
Reserves(1)				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	93.5% (9/9/2024)
RE Taxes:	$161,356	$53,785	NAP	2nd Most Recent Occupancy:	85.5% (7/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	$1,583	$60,000	Appraised Value (as of):	$53,000,000 (9/4/2024)
Rollover Reserve:	$0	$13,852	$875,000	Appraised Value PSF:	$558
Free Rent Reserve:	$964,781	$0	NAP	Cut-off Date LTV Ratio:	60.4%
Outstanding TI Reserve:	$462,345	$0	NAP	Maturity Date LTV Ratio:	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,000,000	98.4%	Loan Payoff:	$30,589,474	94.1%
Borrower Sponsor Equity:	$514,400	1.6%	Upfront Reserves:	$1,588,482	4.9%
			Closing Costs:	$336,444	1.0%
Total Sources:	$32,514,400	100.0%	Total Uses:	$32,514,400	100.0%

(1)	See “Escrows and Releases” section below.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributable to additional leasing from the Brown Legacy Group / BLG Capital Advisors and Constellation Wealth Capital.
(3)	Historical financial information is not available due to the 609 West Randolph Street Property being recently delivered in March 2022.
(4)	Includes Brown Legacy Group / BLG Capital Advisors, which has an executed lease which has not yet commenced.

The Mortgage Loan. The eight largest mortgage loan (the “609 West Randolph Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,000,000. The 609 West Randolph Street Mortgage Loan was originated by JPMorgan Chase Bank, National Association on October 25, 2024. The 609 West Randolph Street Mortgage Loan is secured by a first priority fee mortgage encumbering a 94,985 SF Class A, office property located in Chicago, Illinois (the “609 West Randolph Street Property”).

The Borrower and the Borrower Sponsor. The borrower is Chicago 609 Randolph LLC, a Delaware limited liability company and single purpose entity with one independent director. The non-recourse carveout guarantor for the 609 West Randolph Street Mortgage Loan is Catal Holdings LLC, a Delaware limited liability company. Catal Holdings LLC, is an indirect majority owner of the borrower. Catal Group is an investment management firm that Vista Property operates under.

The borrower sponsor is Vista Property, a family-owned private real estate investment firm with a portfolio of assets across urban, office and multifamily investments. Vista Property is primarily focused on investments in key urban centers, as well as the surrounding neighborhoods, with a particular emphasis on retail, office and multifamily in high density areas. The firm was co-founded by Hymie Mishan and Saul Sutton in 2016. Hymie Mishan has over 15 years of experience and helped to finance over $800 million in real estate projects prior to starting Vista Property. Over Saul Sutton’s career, he has worked on over $1.5 billion in construction and development across three continents. Generally, Vista Property seeks to utilize three strategies in these markets: wealth management, value creation and development.

The Property. The 609 West Randolph Street Property comprises a 15-story, Class A, office building totaling 94,985 SF. Recently delivered in 2022, the 609 West Randolph Street Property was designed by Antunovich Associates. Vista Property spent approximately $42.5 million constructing the 609 West Randolph Street Property and currently has a cost basis of approximately $60.9 million ($641.49 PSF). According to a third-party market research report, .

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

new construction costs have escalated rapidly in Chicago, averaging 6.7% annually since 2002 and are expected to exceed $750 PSF in 2024, substantially in excess of borrower sponsor’s cost basis and the 609 West Randolph Street Mortgage Loan basis ($336.90 PSF)

The 609 West Randolph Street Property’s design includes 7,113 SF side-core floorplates, offering tenants the ability to occupy an entire floor, a distinguishing feature among office spaces in the West Loop submarket. As such, the 609 West Randolph Street Property offers a value proposition to prospective tenants, benefiting from appropriately sized floor plates to meet market demand. Moreover, the 609 West Randolph Street Property began construction during the COVID-19 pandemic in February 2021, and was built on spec, without having tenants lined up in advance of construction. As of September 9, 2024, the 609 West Randolph Street Property is 93.5% leased to ten tenants with a weighted average lease term of 8.75 years as of November 1, 2024 with no tenant rollover during the loan term. Overall submarket vacancy is, in part, driven by older vintage, larger properties not suited for modern use, resulting in some degree of static vacancy; however, the 609 West Randolph Street Property was designed in both overall scale and with individual floor plates to meet current demand. Additionally, the 609 West Randolph Street Property features various modern and boutique amenities. Highlights among the 609 West Randolph Street Property’s amenity package include smart meeting rooms, a wellness studio, private shower rooms, three high-speed lifts, secure indoor bike storage and repair station, with the centerpiece being an open-air penthouse terrace with panoramic city views. Along the same vein, the 609 West Randolph Street Property is LEED certified gold as well as having a WELL Silver Certification. Additionally, the 609 West Randolph Street Property features MERV 13 air filters, paired with a heating and cooling system designed to reduce air-exchanges between tenant spaces in a post COVID-19 pandemic environment. Other distinguishing design features include private covered outdoor terraces, complete with glass ceilings and views overlooking Randolph Street from floors two through five and patterned Versailles Parquet white oak flooring covering the ground floor level. The fifteenth floor is utilized as amenity space, with expansive 24-person meeting rooms featuring terrace access.

Major Tenants.

Fetch Rewards, Inc. (21,339 SF; 22.5% of NRA; 27.3% of underwritten base rent). Fetch Rewards, Inc. (“Fetch”) was founded in 2013 by Wes Schroll and Tyler Kennedy, designed to reward customers for purchases without having to cut coupons or sign up for loyalty programs. In 2017, Fetch launched an app in which shoppers can scan receipts from partner businesses and earn points on purchases. Customers are allowed to collect rewards from shopping and dining at their favorite brands, in addition to creating personalized budgets. Fetch provides access to deals from more than 500 brands. With more than 18 million monthly active users, the company tracks 11 million receipts daily. The primary source of Fetch’s revenue is through referral fees, which are affiliate commissions paid by brand partners. Fetch currently staffs around 850 employees, located throughout Madison, San Francisco, Chicago, New York City and Birmingham. Additionally, in March 2024, Fetch was able to secure $50 million in debt financing from Morgan Stanley Private Credit with the goal of enhancing product innovation, developing proprietary A.I. and machine learning technologies and attracting top talent. Fetch has been a tenant at the 609 West Randolph Street Property since taking occupancy in May of 2023, and currently occupies floors 12 through 14. Furthermore, in connection with its lease, Fetch was required to provide a letter of credit in the amount of $1.67 million that steps down every three to four years, reduced to $750,000 ($35.15 per SF) by the end of the 609 West Randolph Street Mortgage Loan term. The letter of credit is designed to serve as collateral for the performance of Fetch for all its obligations and any potential losses suffered under a tenant default. Fetch’s current lease expires in April 2036, with one, five year renewal option. In addition, Fetch has the option to terminate its lease in May 2031, upon written notice by no later than 12 months prior to the termination date and with the payment of a termination fee of approximately $2,921,871, of which 50% will be due at the time the termination notice is delivered and the remaining balance due 30 days prior to the termination date.

Burford Capital, LLC (7,113 SF; 7.5% of NRA; 9.2% of underwritten base rent). Founded in 2009, Burford Capital, LLC (“Burford”) provides litigation finance. Since inception, Burford has grown to a team of over 160 located in seven offices globally and acts as the world’s largest provider of commercial legal finance, working with hundreds of large law firms and businesses. Subsequently, according to Burford, the company has reviewed more than 13,000 legal matters and committed in excess of $7 billion to the legal market. In 2023, Burford committed $1.2 billion to finance the legal industry, marking its third year in a row contributing over a billion dollars. Burford has leased space at the 609 West Randolph Street Property since taking occupancy in June 2023, with a lease expiration in April 2034. Burford has one, five year renewal option and the option to terminate its lease in May 2030, upon written notice by no later than the last day of the sixth lease year and payment of a termination fee of $619,767, of which 50% will be due at the time the termination notice is delivered and the remaining balance due five days prior to the termination date.

NTT DATA Inc. (7,113 SF; 7.5% of NRA; 9.0% of underwritten base rent). NTT DATA Inc. (“NTT DATA”) is an IT service management company headquartered in Plano, TX and is part of the larger NTT DTA Corporation conglomerate, which is a Japanese multinational information technology service and consulting company with 193,500 employees across 50 countries globally. The company primarily focuses on network services, consulting, technology solutions, cloud and IT infrastructure services, digital collaboration, edge services and global data centers. NTT DATA spends $3.6 billion in annual research and development investment and has a global team of 5,000 research professionals. According to NTT DATA, NTT DATA has seven billion customer engagements each year, over 190 countries with network, cloud and data center services coverage, mitigates two billion threats every year and has over 600,000 meters squared of current and planned global data center service space. NTT DATA signed its lease at the 609 West Randolph Street Property in August 2022, with a lease expiration in March 2030. NTT DATA’s current lease has no termination option and one, three year renewal option.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the 609 West Randolph Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Fetch Rewards, Inc.	NR/NR/NR	21,339	22.5%	$881,824	27.3%	$41.32	4/30/2036	1 x 5yr	Y(4)
Brown Legacy Group / BLG Capital Advisors	NR/NR/NR	7,113	7.5%	$308,420(5)	9.5%	$43.36	11/30/2035	1 x 5yr	Y(6)
Burford Capital, LLC	NR/NR/NR	7,113	7.5%	$299,073	9.2%	$42.05	4/30/2034	1 x 5yr	Y(7)
NTT DATA Inc.	NR/A1/A	7,113	7.5%	$291,077	9.0%	$40.92	3/31/2030	1 x 3yr	N
Constellation Wealth Capital	NR/NR/NR	7,113	7.5%	$285,871	8.8%	$40.19	3/31/2031	1 x 5yr	N
Subtotal/Wtd. Avg.		49,791	52.4%	$2,066,265	63.9%	$41.50

Other Tenants		39,019	41.1%	$1,169,126	36.1%	$29.96
Occupied Collateral Total		88,810	93.5%	$3,235,391	100.0%	$36.43

Vacant Space		6,175	6.5%
Total/Wtd. Avg.		94,985	100.0%

(1)	Based on the underwritten rent roll as of September 9, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through October 2025.
(4)	Fetch Rewards, Inc. has the option to terminate its lease in May 2031, upon written notice by no later than 12 months prior to the termination date and with the payment of a termination fee of approximately $2,921,871, of which 50% will be due at the time the termination notice is delivered and the remaining balance due 30 days prior to the termination date.
(5)	Brown Legacy Group / BLG Capital Advisors benefits from full rent abatements for the months of December 2024, January 2025, February 2025, March 2025, December 2025, January 2026, February 2026, March 2026, December 2026, January 2027, February 2027, and March 2027. With respect to the foregoing, the borrower was required to deposit $203,824 at loan origination, which only covers five of the 12 months for which free rent is applicable. To partially cover for such deficiency, if the debt service coverage ratio based on the trailing 12 month period immediately preceding the date of determination is less than 1.30x, borrower is required to deposit $130,272 into the free rent reserve within two business days of notice from lender. See “Escrows and Reserves—Free Rent Reserve” below for additional information.
(6)	Brown Legacy Group / BLG Capital Advisors has the option to terminate its lease in May 2032, upon written notice by no later than May 2031 and with the payment of a termination fee of approximately $573,797, of which 50% will be due at the time the termination notice is delivered and the remaining balance due 30 days prior to the termination date. Brown Legacy Group / BLG Capital Advisors is expected to take occupancy in December 2024.
(7)	Burford Capital, LLC has the option to terminate its lease in May 2030, upon written notice by no later than the last day of the sixth lease year, May 31, 2030, and with the payment of a termination fee of $619,767, of which 50% will be due at the time the termination notice is delivered and the remaining balance due five days prior to the termination date.

The following table presents certain information relating to the lease rollover schedule at the 609 West Randolph Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	3	20,401	21.5%	21.5%	$789,146	24.4%	24.4%	$38.68
2031	1	7,113	7.5%	29.0%	$285,871	8.8%	33.2%	$40.19
2032	1	6,023	6.3%	35.3%	$215,148	6.6%	39.9%	$35.72
2033	1	5,482	5.8%	41.1%	$175,668	5.4%	45.3%	$32.04
2034	2	14,226	15.0%	56.1%	$579,314	17.9%	63.2%	$40.72
2035 & Thereafter	5	35,565	37.4%	93.5%	$1,190,244	36.8%	100.0%	$33.47
Vacant	0	6,175	6.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	13	94,985	100.0%		$3,235,391	100.0%		$36.43

(1)	Information is based on the underwritten rent roll as of September 9, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

The Market. The 609 West Randolph Street Property is located in Chicago, Illinois, within Chicago’s central business district and the West Loop submarket. The West Loop submarket is the largest submarket in Chicago by square footage and asset value, as well as one of Chicago’s premier locations for large corporate tenants. The 609 West Randolph Street Property benefits its central location, featuring an amenity rich environment, convenient accessibility and proximity to a more traditional business district. Since 2015, the West Loop submarket has experienced over 2.5 million SF of corporate relocations and expansions. Moreover, the 609 West Randolph Street Property is located two blocks away from the Ogilvie Transportation Center, which offers commuter train service to the entire metropolitan area. According to the appraisal, the Ogilvie Transportation Center provides access to more than 139,900 commuters each weekday, which was 44% higher than the annual average weekday ridership in 2022. Additionally, Chicago’s Union Station is located five blocks southeast, serving Chicago’s western and southwestern suburbs. More than 3 million Amtrak customers use the station annually, and it is the fourth busiest Amtrak station nationwide.

Further, the 609 West Randolph Street Property is located in the Chicago-Naperville-Joliet Core-Based Statistical Area (“Chicago CBSA”). The Chicago CBSA contains 242 million SF of office space, ranking second nationally in total office inventory, lagging behind only New York. Within the Chicago CBSA, the Chicago Central Business District (“Chicago CBD”) accounts for approximately 143.2 million SF. According to the appraisal, the Chicago CBD has shown recent signs of stability as leasing activity increased 8.1% year-over-year in the second quarter of 2024. Year-to-date, leasing activity measured 2.4 million SF, an 8.1% increase, as compared to the 12 months prior. Direct asking rents in the Chicago CBD were recorded at $43.48 per square foot, marking an increase of 2.9% year-over-year and a 3.5% increase over the five-year average for the Chicago CBD. Additionally, vacancy in the Chicago CBD office market was 22.8% as of the second quarter of 2024. However, the appraisal also notes that Class A properties located in the West Loop had a direct vacancy of 17.5%, which was 5.3% lower than the Chicago CBD average as well as a direct asking rent of $50.70, approximately 17.8% higher than the Chicago CBD average. However, according to a third-party market research report, vacancy within the broader West Loop submarket when only factoring in high quality properties built after 2010 is below 10%, the second lowest rate this subsection has posted over the past ten years.

According to a third-party market research report, the 2024 population and average household income within a one-, three- and five-mile radius of the 609 West Randolph Street Property was 90,085, 445,617, 892,369 and $162,371, $141,546 and $124,113, respectively. Between 2020 and 2024, the population within a one- and three-mile radius increased by 16.2% and 4.8%, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 609 West Randolph Street Property:

Market Rent Summary(1)
	5 Year Office	Amenity Space
Market Rent (PSF)	$39.00	$39.00
Average Lease Term (Years)	5	25
Escalations	2.5% annually	2.5% annually
Market Reimbursement (PSF)	$32.30	$32.30
Tenant Improvements (New/Renewal)	$60 / $30	$0 / $0
Leasing Commissions (New/Renewal)	$11.25 / $11.25	$0 / $0

Source:	Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to comparable office leases for the 609 West Randolph Street Property:

Comparable Office Properties(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
609 West Randolph Street Chicago, IL	2022 / NAP	94,985(2)	Fetch Rewards, Inc.(2)	21,339(2)	May-23(2)	$41.32(2)(3)	13.0(2)
Bank of America Plaza Chicago, IL	2003 / 2024	1,137,422	Alvarez & Marsal, Inc	41,957	June-27	$37.39	6.0
1020 West Randolph Street Chicago, IL	NAV / NAV	4,000	Live Nation	15,000	Feb-25	$40.50	12.0
360 North Green Street Chicago, IL	2022 / NAP	492,532	ReadyState Asset Management	13,522	Jan-25	$50.00	8.0
320 South Canal Street Chicago, IL	2022 / NAP	1,497,211	Cerity Partners, LLC	19,618	May-24	$43.00	8.7
155 North Upper Wacker Drive Chicago, IL	2009 / NAP	1,152,953	Riveron Consulting, LLC	14,448	Feb-24	$41.50	10.0
800 West Fulton Chicago, IL	2021 / NAP	473,886	Wilson Dow Group	14,742	Jan-24	$41.00	12.0
167 North Green Street Chicago, IL	2020 / NAP	756,308	Advantage Sales & Marketing	8,396	Dec-23	$43.00	7.0
320 N. Sangamon Chicago, IL	2021 / NAP	269,277	Vator Equity Partners	24,000	Jan-23	$42.00	15.0

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll as of September 9, 2024.
(3)	Represents the weighted average Rent PSF of all occupied suites.

Appraisal. The appraisal concluded to an “as-is” value for the 609 West Randolph Street Property of $53,000,000 as of September 4, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 23, 2024, there was no evidence of any recognized environmental conditions at the 609 West Randolph Street Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 609 West Randolph Street Property:

Cash Flow Analysis(1)
	TTM 7/31/2024	UW		UW PSF
Rents in Place	$2,799,438	$3,235,393		$34.06
Vacant Income	$0	$240,825		$2.54
Gross Potential Rent	$2,799,438	$3,476,218		$36.60
CAM	$758,684	$1,922,296		$20.24
Other Income(2)	$354,706	$367,307		$3.87
Gross Potential Income	$3,912,828	$5,765,821		$60.70
Other Income	$6,528	$6,180		$0.07
(Vacancy & Credit Loss)	($127,609)	($401,722)		($4.23)
Effective Gross Income	$3,791,747	$5,370,279		$56.54

Real Estate Taxes	$38,193	$645,423		$6.79
Insurance	$42,252	$43,827		$0.46
Management Fee	$90,604	$161,108		$1.70
Other Operating Expenses	$1,013,950	$1,091,355		$11.49
Total Expenses	$1,184,999	$1,941,713		$20.44

Net Operating Income	$2,606,748	$3,428,566		$36.10
Replacement Reserves	$0	$18,997		$0.20
TI/LC	$0	$166,224		$1.75
Net Cash Flow(3)	$2,606,748	$3,243,345		$34.15

Occupancy %	85.5%	93.0%	(4)
NOI DSCR	1.11x	1.46x
NCF DSCR	1.11x	1.38x
NOI Debt Yield	8.1%	10.7%
NCF Debt Yield	8.1%	10.1%

(1)	Based on the underwritten rent roll as of September 9, 2024, inclusive of contractual rent steps through October 2025.
(2)	Other Income is comprised of gross amenity floor income which is paid by all tenants on a pro-rata basis.
(3)	The increase from TTM Net Cash Flow to UW Net Cash Flow is primarily attributable to additional leasing from the Brown Legacy Group / BLG Capital Advisors and Constellation Wealth Capital.
(4)	The underwritten economic vacancy is 7.0%. The 609 West Randolph Street Property was 93.5% leased as of September 9, 2024.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $161,356 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the next ensuing 12 months (initially estimated to be $53,785).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the 609 West Randolph Street Property is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $1,583. Provided no Cash Sweep Event (as defined below) is continuing, the replacement reserve is subject to a cap of $60,000.

Rollover Reserve The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $13,852. Provided no Cash Sweep Event is continuing, the rollover reserve is subject to a cap of $875,000.

Free Rent Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $964,781 into a reserve for free rent, associated with concessions for New Markets Support, Atomic Object LLC, Brown Legacy Group / BLG Capital Advisors, Strategic Hotel Funding and Fetch Rewards, Inc. through December 2025. With respect to the Brown Legacy Group / BLG Capital Advisors tenant, if the debt service coverage ratio based on the trailing 12 month period immediately preceding the date of determination is less than 1.30x, borrower is required to deposit $130,272 into the free rent reserve within two business days of notice from lender. See footnote (5) to the Tenant Summary table above for additional information.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Office – CBD	Loan #8	Cut-off Date Balance:	$32,000,000
609 West Randolph Street	609 West Randolph Street	Cut-off Date LTV:	60.4%
Chicago, IL 60661		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.7%

Outstanding TI Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $462,345 into a reserve for outstanding tenant improvements associated with Brown Legacy Group / BLG Capital Advisors.

Lockbox and Cash Management. The 609 West Randolph Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such lockbox account within one business day after receipt. If no Cash Sweep Event is continuing, all funds in the lockbox account will be swept each business day to the borrower’s operating account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the 609 West Randolph Street Mortgage Loan documents. During the continuance of a Cash Sweep Event, any excess cash is required to be deposited into an excess cash flow reserve account to be held as additional security for the 609 West Randolph Street Mortgage Loan in accordance with the 609 West Randolph Street Mortgage Loan documents. During the continuance of an event of default or an event of bankruptcy, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines.

A “Cash Sweep Event” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, (iii) a bankruptcy action of the manager, (iv) the debt service coverage ratio falling below 1.20x based on the trailing 12 month period immediately preceding the date of such determination, unless prior to the occurrence of, or within three business days after such notice, lender receives a cash deposit or letter of credit which, if used to reduce the outstanding principal balance of the 609 West Randolph Street Mortgage Loan, would be sufficient to cause the calculation of debt service coverage ratio based upon the trailing 12 month period to be 1.25x or higher for one calendar quarter, or (v) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Event will be cured with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender reject or accept in its sole and absolute discretion), with respect to clause (iii) above, if the borrower replaces the manager with a qualified manager under a replacement management agreement within sixty days of such bankruptcy action, with respect to clause (iv) above, achievement of a debt service coverage ratio of 1.25x or higher for one quarter based upon the trailing twelve month period immediately preceding the date of determination, and with respect to clause (v) above, upon the end of such Lease Sweep Period; provided, however, (x) no event of default has occurred and is continuing, (y) a Cash Sweep Event caused by an event of default or a bankruptcy action of manager has not occurred more than five times in aggregate during the loan term and (z) borrower pays lender’s reasonable expenses incurred in connection with such cure, including reasonable attorney’s fees and expenses. In no event is the borrower entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

A “Lease Sweep Period” means the period commencing upon the occurrence of (i) the date that the borrower or manager receives notice from any tenant under a Lease Sweep Lease (as defined below) of its intent to not renew the Lease Sweep Lease for the entirety of its space, (ii) the date that a Lease Sweep Lease is terminated prior to its current expiration date, (iii) the date that any tenant under a Lease Sweep Lease vacates, abandons or discontinues its business at the entirety of its space, other than in the event of a permitted dark event or (iv) the occurrence of bankruptcy or insolvency of any tenant under a Lease Sweep Lease. A Lease Sweep Period will be cured (a) with respect to each of the above clauses, upon the entirety of the space being leased pursuant to one or more qualified leases and, in lender’s judgement, sufficient funds have been accumulated in the lease sweep reserve to cover all approved leasing expenses, free rent periods, and/or rent abatement periods and any shortfall in payments as a result of any anticipated down time prior to the commencement of payments under a qualified lease; (b) in the case of clause (iv) above, either (A) the applicable insolvency proceeding has been dismissed or (B) the applicable Lease Sweep Lease has been assumed or assigned to a third party in a manner satisfactory to the lender; or (c) in the case of each of the above clauses, the date on which the funds in the lease sweep reserve collected with respect to the Lease Sweep Lease in question is equal to the total rentable SF multiplied by $50.00, unless the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in aggregate, (x) require borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods, which, in lender’s determination, exceed such amount, in which case the Lease Sweep Period will continue until the borrower satisfies clause (a) above.

A ”Lease Sweep Lease” means (i) the Fetch Rewards, Inc. lease or (ii) any replacement lease, that either individually, or when taken together with any other lease with the same tenant or tenant affiliate, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease, covers 21,339 or more rentable SF.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Office – Suburban	Loan #9	Cut-off Date Balance:	$26,000,000
12510 Prosperity Drive, 12520 Prosperity Drive,	MoCo Portfolio	Cut-off Date LTV:	65.0%
12501 Prosperity Drive and 7361 Calhoun Drive		UW NCF DSCR:	1.98x
Silver Spring, Rockville, IL 20904, 20855		UW NOI Debt Yield:	16.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Office – Suburban	Loan #9	Cut-off Date Balance:	$26,000,000
12510 Prosperity Drive, 12520 Prosperity Drive,	MoCo Portfolio	Cut-off Date LTV:	65.0%
12501 Prosperity Drive and 7361 Calhoun Drive		UW NCF DSCR:	1.98x
Silver Spring, Rockville, IL 20904, 20855		UW NOI Debt Yield:	16.3%

MoCo Portfolio
7361 Calhoun Place
Silver Spring, MD 20855
MoCo Portfolio
12510 Prosperity Drive, 12520 Prosperity Drive,
12501 Prosperity Drive
Silver Spring, MD 20904
Laytonsville
Rachel Carson Conserv. Park
Montgomery Village
MONTGOMERY COUNTY
Agricultural Historic Farm Park
Gaithersburg
Olney
Georgia Ave
Intercounty Connector
Redland
Derwood
Shady Grove
Rio Gaithersburg
Rock Creek Regional Park
Norbeck Rd
Montgomery College
Johns Hopkins University - Montgomery Co. Campus
Rockville
Aspen Hill
Glenmont
Randolph Rd
Calverton
Laurel
Columbia Pike
North Potomac
Veirs Mill Rd
Metro/MARC
Northwest Branch Park
Connecticut Ave
Wheaton
Westfield Wheaton
North Bethesda
Westfield Montgomery Mall
Kensington
Capital Beltway
Beltsville
Potomac
Walter Reed National Military Medical Center
Silver Spring
College Park
Greenbelt
Bethesda
Chevy Chase
Downtown Silver Spring
Univ. of Maryland
River Rd
MARYLAND
DC
Takoma Park
PRINCE GEORGE'S COUNTY
Bethesda Row
Potomac River
Clara Barton Pkwy
The Collection at Chevy Chase
Friendship Heights
16th St NW
Mall at Prince George's
New Carrollton
Chillum
East Riverside
Langley
CIA
Rock Creek Park
Hyattsville
Mt. Rainier
Bladensburg
FAIRFAX COUNTY
American University
Catholic University of America
Brookland
McLean
Tysons
VIRGINIA
WASHINGTON D.C.
Cheverly
G. Wash. Mem. Pkwy
Georgetown University
Howard University
Mass. Ave NW
New York Ave NE
Gallaudet University
National Arboretum
Georgetown
G.W. Univ.
White House
Arlington
PENNSYLVANIA
Chambersburg
York
Gettysburg
Hanover
Waynesboro
Hagerstown
MARYLAND
Westminster
Frederick
Eldersburg
Reisterstown
Towson
WEST VIRGINIA
Harpers Ferry
Brunswick
BALTIMORE
Damascus
Ellicott City
Columbia
Winchester
Germantown
Leesburg
VIRGINIA
Rockville
Reston
Bethesda
WASHINGTON, DC
Bowie
Annapolis
Centreville
Arlington
Alexandria
Manassas
Lorton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Mortgage Loan No. 9 – MoCo Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(2):	Various, MD Various
Original Balance:	$26,000,000			General Property Type:	Office
Cut-off Date Balance:	$26,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1984-1987 / NAP
Borrower Sponsors:	Douglas J. Donatelli and Nicholas R.			Size:	381,106 SF
	Smith			Cut-off Date Balance Per SF:	$68
Guarantors:	Douglas J. Donatelli and Nicholas R.			Maturity Date Balance Per SF:	$68
	Smith			Property Manager:	DSC Management LLC
Mortgage Rate:	7.2500%				(borrower-related)
Note Date:	10/22/2024
Maturity Date:	11/6/2029
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI:	$4,249,856
Lockbox/Cash Mgmt Status:	Hard / In Place			UW NCF:	$3,780,229
Additional Debt Type:	NAP			UW NOI Debt Yield:	16.3%
Additional Debt Balance:	NAP			UW NCF Debt Yield:	14.5%
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield at Maturity:	16.3%
Reserves(1)				UW NCF DSCR:	1.98x
Type	Initial	Monthly	Cap	Most Recent NOI:	$2,942,030 (5/31/2024 TTM)
RE Taxes:	$87,771	$43,886	NAP	2nd Most Recent NOI:	$2,751,161 (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent NOI:	$3,300,436 (12/31/2022)
Replacement Reserves:	$0	$6,352	NAP	Most Recent Occupancy:	78.1% (5/31/2024)
Deferred Maintenance:	$7,750	$0	NAP	2nd Most Recent Occupancy:	77.0% (12/31/2023)
TI/LC Reserves:	$1,000,000	$73,045	NAP	3rd Most Recent Occupancy:	74.2% (12/31/2022)
Delinquent Rent Reserve:	$15,876	$0	NAP	Appraised Value (as of):	$40,000,000 (7/25/2024)
Outstanding TI/LC Reserve:	$2,515,460	$0	NAP	Appraised Value Per SF:	$105
Outstanding Free Rent Reserve:	$1,239,725	$0	NAP	Cut-off Date LTV Ratio:	65.0%
Gap Rent Reserve:	$263,794	$0	NAP	Maturity Date LTV Ratio:	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,000,000	82.8%	Loan Payoff(8)	$25,301,923	80.6%
Borrower Equity	$5,386,562	17.2%	Reserves	$5,130,376	16.3%
			Closing Costs:	$954,263	3.0%
Total Sources:	$31,386,562	100.0%	Total Uses:	$31,386,562	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Meadows I Building (as defined below), Meadows II Building (as defined below) and Meadows III Building (as defined below) are located in Silver Spring, Illinois with a zip code of 20904. The Metro Park V Building (as defined below) is located in Rockville, Illinois with a zip code of 20855.

The Mortgage Loan. The ninth largest mortgage loan (the “MoCo Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,000,000 and secured by a first priority fee mortgage encumbering a 381,106 SF suburban office property in Silver Spring and Rockville, Maryland (the “MoCo Portfolio Property”).

The Borrower and the Borrower Sponsor. The borrower for the MoCo Portfolio Mortgage Loan is IP DSC MOCO Office, LLC, a single-purpose Delaware limited liability company. The borrower is wholly owned by IP DSC MOCO, LLC. IP DSC MOCO, LLC is majority owned by Iron Point DSC MOCO Holdings, LLC (92%) which is indirectly owned by a pool of investors, none of which individually hold more than 20% of the borrower. MOCO DSC Investments LLC holds approximately 8.0% of the Borrower and serves as its managing member. MOCO DSC Investments LLC is member managed by DSC Partners LLC which is wholly owned by Douglas Donatelli and Nicholas Smith.

The borrower sponsors and non-recourse carveout guarantors for the MoCo Portfolio Mortgage Loan are Douglas J. Donatelli and Nicholas R. Smith, who are the co-founders and principals of DSC Partners LLC. DSC Partners LLC is a real estate investment firm based in Washington, DC that was founded in 2017 and currently owns and operates a portfolio encompassing 12 office and industrial/flex assets totaling over 2.4 million SF located across Washington DC, Maryland and Virginia. Prior to forming DSC Partners, Douglas J. Donatelli and Nicholas R. Smith co-founded First Potomac Realty Trust (NYSE: FPO) which invested in industrial properties and business parks in the suburbs of the Washington metropolitan area. Together, they led the firms

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Office – Suburban	Loan #9	Cut-off Date Balance:	$26,000,000
12510 Prosperity Drive, 12520 Prosperity Drive,	MoCo Portfolio	Cut-off Date LTV:	65.0%
12501 Prosperity Drive and 7361 Calhoun Drive		UW NCF DSCR:	1.98x
Silver Spring, Rockville, IL 20904, 20855		UW NOI Debt Yield:	16.3%

growth from four properties totaling 800,000 SF in 1997, through its IPO and listing on the NSE in 2003, to becoming one of the largest real estate companies in the Greater Washington region with a portfolio in excess of $2.0 billion.

The Property. The MoCo Portfolio Property is comprised of four office buildings located across two separate locations, approximately 15 miles from one another in Montgomery County, Maryland. 3 of the 4 buildings, (the “Meadows I Building”, 48,993 SF, “Meadows II Building”, 48,632 SF, and “Meadows III Building”, 67,829 SF, collectively, the “Meadows Buildings”) are located at 12510, 12520 and 12501 Prosperity Drive, respectively in Silver Spring, Maryland. The 4th building (the “Metro Park V Building”, 215,652 SF) is located at 7361 Calhoun Place in Rockville, Maryland. The Meadows Buildings were originally developed between 1984, 1985 and 1987 on 8.93-acres and range from three to four stories with 740 parking spaces. The Metro Park V Building was originally developed in 1987 on a 4.65-acre site and is comprised of a single, six-story building totaling 215,652 SF. The borrower sponsors originally acquired the assets as part of a broader 28-property acquisition in 2019 for $148.8 million and the allocated purchase price for the subject collateral was $42.4 million. Since then, they’ve invested another $8.1 million on TI/LCs and $5.2 million on capital improvements including interior unit renovations, exterior façade work, roof replacements, elevator modernization, HVAC/lighting upgrades and parking lot repairs, bringing their total cost basis in the properties to $55.6 million.

As of May 31, 2024, the MoCo Portfolio Property is 78.1% leased to 101 tenants, and benefits from a granular rent roll, with no tenant comprising more than 5.2% of NRA, or 6.7% of underwritten rent. The MoCo Portfolio Property tenants granular rent roll is a mix of local medical tenants, as well as small professional offices, typically in the 2,000 to 8,000 SF range.

Major Tenants.

Arthritis and Rheumatism Associates, P.C. (19,909 SF, 5.2% of NRA, 6.7% of underwritten rent). Arthritis and Rheumatism Associates, P.C. is the largest Rheumatology practice in the Washington, D.C., area. Since 1975, the group has served this community and has been dedicated to the diagnosis and treatment of persons with disorders of the joints, muscles, tendons, and other connective tissue. Arthritis and Rheumatism Associates, P.C. recently executed a brand new 15-year modified gross-lease at the Metro Park V Building, and is expected to move in by February 1, 2025, has a lease expiration date of January 31, 2040, with two, 5-year renewal options remaining.

History Associates Inc. (10,060 SF, 2.6% of NRA, 3.2% of underwritten rent). History Associates Inc. is a leading professional services firm offering research, discovery, and experience services to government, corporate, legal, education, museum, and association clients. History Associates Inc. headquarters is located at the Metro Park V Building and the company operates additional offices in New York, Orlando, and Los Angeles. History Associates has been a tenant at the MoCo Portfolio Property since November 2023, has a lease expiration date of July 31, 2031, and has one, 5-year renewal option remaining.

Dealeron, Inc. (9,809 SF, 2.6% of NRA, 3.3% of underwritten rent). Dealeron, Inc. is a premier provider of automotive marketing technology, supporting over 5,000 dealerships across the US, Mexico, and South America from its headquarters at Metro Park V. Dealeron, Inc. provides dealers the highest-converting websites, most comprehensive SEO, and the most advanced end-to-end digital advertising solutions in automotive using data, testing, and optimization to help dealers sell and service more cars, more profitably. Dealeron, Inc. has been a tenant at the Metro Park V Building at the MoCo Portfolio Property since February 2017, has a lease expiration date of February 29, 2028, and has one, 5-year renewal option remaining.

The following table presents a summary regarding the major tenants at the MoCo Portfolio Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Arthritis and Rheumatism Associates, P.C.	NR/NR/NR	19,909	5.2%	$527,589	6.7%	$26.50	1/31/2040	2 x 5 year	N
History Associates Inc.	NR/NR/NR	10,060	2.6%	$253,248	3.2%	$25.17	7/31/2031	1 x 5 year	N
Dealeron, Inc.	NR/NR/NR	9,809	2.6%	$262,400	3.3%	$26.75	2/29/2028	1 x 5 year	N
Long and Foster Real Estate, Inc	NR/NR/NR	8,025	2.1%	$206,644	2.6%	$25.75	4/30/2029	None	Y(3)
The Pediatric Development Center	NR/NR/NR	7,610	2.0%	$205,292	2.6%	$26.98	4/30/2034	1 x 5 year	N
Subtotal/Wtd. Avg.		55,413	14.5%	$1,455,172	18.4%	$26.26

Other Tenants		242,180	63.5%	$6,460,072	81.6%	$26.67
Occupied Subtotal/Wtd. Avg.		297,593	78.1%	$7,915,244	100.0%	$26.60

Vacant Space		83,513	21.9%
Total/Wtd. Avg.		381,106	100.0%

(1)	Information is based on the underwritten rent roll dated May 31, 2024.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Long and Foster Real Estate, Inc has a one-time right to terminate its lease, effective April 30, 2027. Tenant must supply no less than six months notice, and pay a sum of amortized costs and a termination fee of $54,807.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Office – Suburban	Loan #9	Cut-off Date Balance:	$26,000,000
12510 Prosperity Drive, 12520 Prosperity Drive,	MoCo Portfolio	Cut-off Date LTV:	65.0%
12501 Prosperity Drive and 7361 Calhoun Drive		UW NCF DSCR:	1.98x
Silver Spring, Rockville, IL 20904, 20855		UW NOI Debt Yield:	16.3%

The following table presents certain information relating to the lease rollover at the MoCo Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
2024 & MTM	3	5,282	1.40%	1.40%	$123,841	1.60%	1.60%	$23.45
2025	14	26,462	6.90%	8.30%	$667,001	8.40%	10.00%	$25.21
2026	20	47,052	12.30%	20.70%	$1,283,212	16.20%	26.20%	$27.27
2027	20	43,248	11.30%	32.00%	$1,143,088	14.40%	40.60%	$26.43
2028	14	47,893	12.60%	44.60%	$1,280,317	16.20%	56.80%	$26.73
2029	8	33,313	8.70%	53.30%	$871,005	11.00%	67.80%	$26.15
2030	8	23,698	6.20%	59.50%	$640,090	8.10%	75.90%	$27.01
2031	5	27,141	7.10%	66.70%	$739,385	9.30%	85.30%	$27.24
2032	2	6,454	1.70%	68.40%	$190,651	2.40%	87.70%	$29.54
2033	2	5,546	1.50%	69.80%	$143,897	1.80%	89.50%	$25.95
2034	4	11,595	3.00%	72.90%	$305,169	3.90%	93.30%	$26.32
2035 & Beyond	1	19,909	5.20%	78.10%	$527,589	6.70%	100.00%	$26.50
Vacant	0	83,513	21.90%	100.00%	$0	0.00%	100.00%	$0.00
Total/Wtd. Avg.(3)	101	381,106	100.00%		$7,915,244	100.00%		$26.60

(1)	Information is based on the underwritten rent roll dated May 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Moco Portfolio Property buildings are each located within the broader Montgomery County office market with the Meadows Buildings situated in the North Silver Spring submarket and the Metro Park V building situated in the 1-270/Rockville submarket.

The Meadows Buildings are located in Silver Spring, Maryland along Route 29 near the intersection at Cherry Hills Road. U.S. Route 29 is a primary thoroughfare in Suburban Maryland, stretching from Downtown Silver Spring to the Baltimore metropolitan region. The immediate area consists of mixed-use and residential buildings supported by several retail and medical commercial developments. Additionally, located just south of the Meadows Buildings is the recently completed Washington Adventist Hospital, which features approximately 169,000 SF of medical office space and 198 private rooms. The hospital is part of the larger White Oak Science Gateway Master Plan, which is a development plan to evolve the surrounding areas in the region into a life science center. The Meadows Buildings are located near many of the region’s major roadways. The Intercounty Connector (ICC)/MD Route 200, an all-electronic toll road that connects Route 1 in Laurel (Prince George’s County) to I-370 in Gaithersburg (Montgomery County), is located two miles to the north. I-95 and I-495 are also easily accessible, just 2.5 miles and 3.5 miles from the Meadows Buildings.

The Metro Park V Building is located in Rockville, Maryland near the intersection of MD route 355 and Gude Drive. The Metro Park V Building’s local area is comprised primarily of office, residential, and retail uses concentrated along MD Route 355 and the Shady Grove metro station north of the subject. The Metro Park V Building is also in proximity to several notable smart growth mixed-use developments including the RIO Washingtonian Center, Rockville Town Center, King Farm Village Center, Park Potomac, Twinbrook Quarter, and Pike & Rose. The local area is well served by several forms of transportation including freeways, bus and rail service. Direct access to the Metro Park V Building is provided via Calhoun Place, off East Gude Drive and just east of MD Route 355 (Rockville Pike). MD Route 355 is a heavily traveled four-lane commercial corridor that parallels Interstate 270 in a northwest/southeast direction. Regional access to the local area is provided by Interstate 270, a six-lane expressway extending in a northwest/southeast direction through the western portion of Montgomery County. This thoroughfare provides convenient access to Frederick, Maryland to the northwest and the Capital Beltway (I-495) to the southeast. Metrorail service (subway) is located throughout the Washington, DC metropolitan area. The Shady Grove metro stop is located just over a mile north of the Metro Park V Building.

According to the appraisal, as of the second quarter of 2024, the I-270/Rockville office submarket had a total office inventory of 8.2 million SF, a vacancy rate of 22.2%, and average asking rents of $30.55. According to the appraisal, as of the second quarter of 2024, the North Silver Spring office submarket had a total office inventory of 1.1 million SF, a direct vacancy rate of 11.3% and average asking rent of $27.82 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Office – Suburban	Loan #9	Cut-off Date Balance:	$26,000,000
12510 Prosperity Drive, 12520 Prosperity Drive,	MoCo Portfolio	Cut-off Date LTV:	65.0%
12501 Prosperity Drive and 7361 Calhoun Drive		UW NCF DSCR:	1.98x
Silver Spring, Rockville, IL 20904, 20855		UW NOI Debt Yield:	16.3%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Meadows Buildings at the MoCo Portfolio Property :

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
Meadows Buildings Silver Spring, MD	165,454(1)	1984, 1985, 1987 / NAP	Heymann Realty, LLC & Avalon Cardiac Associates, P.C.	2,797(1) 5,154(1)	Oct. 2020(1) Aug. 2020(1)	5(1) 11(1)	$26.19(1) $30.15(1)
1738 Elton Road Silver Spring, MD	60,000	1981 / NAP	Align Spine Health Center LLC	2,152	Apr. 2024	10.4	$21.00
Calverton Office Park Building IV 11720 Beltsville Drive Beltsville, MD	130,589	1986 / NAP	Tradesmen International	1,813	Apr. 2024	5	$22.00
Calverton Tower Building V 11785 Beltsville Drive Beltsville, MD	245,157	1990 / 2018	Adsytech, Inc.	5,918	Mar. 2024	5.3	$24.00
Tech Center 29 III 12200 Tech Road Silver Spring, MD	55,422	1988 / NAP	Montgomery Housing	8,578	May 2023	5	$25.75

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated May 31, 2024.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Metro Park V Building at the MoCo Portfolio Property:

Comparable Office Lease Summary
Subject/Location	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
Metro Park V Building Rockville, MD	1987 / NAP	215,652(1)	Caelum Research Corporation	5,386(1)	June 2023	7	$25.74(1)
21 Church Street Rockville, MD	2007 / NAP	93,450	Armstrong Donohue Ceppos Vaughn & Rhoades	10,692	Jun. 2024	11	$25.75
600 Jefferson Plaza Rockville, MD	1985 / NAP	115,339	Frontier Capital	942	Feb. 2024	5.6	$26.00
Gateway Tower @ Rockville Town Center 401 North Washington Street Rockville, MD	1972 / 2001	248,048	CLE of Washington D.C., LLC	6,778	Jul. 2023	5.4	$26.00
7529 Standish Place Derwood, MD	1983 / NAP	75,528	Cardinia Real Estate	2,602	Apr. 2023	3.3	$25.00

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated May 31, 2024.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Meadows I Building of $5,700,000 as of July 25, 2024, an “As-Is” appraised value for the Meadows II Building of $6,700,000 as of July 25, 2024, an “As-Is” appraised value for the Meadows III Building of $7,300,000 as of July 25, 2024, and an “As-Is” appraised value for the Metro Park V Building of $20,300,000 as of July 25, 2024. Collectively, the MoCo Portfolio Property has an “As-is” appraised value of $40,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dates July 29, 2024, there was no evidence of any recognized environmental conditions at the MoCo Portfolio Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Office – Suburban	Loan #9	Cut-off Date Balance:	$26,000,000
12510 Prosperity Drive, 12520 Prosperity Drive,	MoCo Portfolio	Cut-off Date LTV:	65.0%
12501 Prosperity Drive and 7361 Calhoun Drive		UW NCF DSCR:	1.98x
Silver Spring, Rockville, IL 20904, 20855		UW NOI Debt Yield:	16.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the MoCo Portfolio Properties:

Cash Flow Analysis
	2021	2022	2023	5/31/2024 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$6,221,866	$6,499,326	$6,219,591	$6,417,785	$10,003,069	$26.25
Reimbursements	$30,893	$320,928	($28,282)	$94,242	$137,134	$0.36
Other Income(3)	$417,195	$62,721	$137,664	$65,488	$38,546	$0.10
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,087,825)	($5.48)
Effective Gross Income	$6,669,953	$6,882,975	$6,328,973	$6,577,515	$8,090,924	$21.23

Real Estate Taxes	$510,035	$432,462	$509,612	$501,085	$511,589	$1.34
Insurance	$70,986	$94,911	$108,091	$117,103	$126,115	$0.33
Other Expenses	$3,269,339	$3,055,166	$2,960,109	$3,017,297	$3,203,364	$8.41
Total Expenses	$3,850,360	$3,582,539	$3,577,811	$3,635,485	$3,841,068	$10.08

Net Operating Income	$2,819,593	$3,300,436	$2,751,161	$2,942,030	$4,249,856	$11.15
Capital Expenditures	$0	$0	$0	$0	$76,221	$0.20
TI/LC	$0	$0	$0	$0	$393,406	$1.03
Net Cash Flow	$2,819,593	$3,300,436	$2,751,161	$2,942,030	$3,780,229	$9.92

Occupancy %	73.1%	74.2%	77.0%	78.1%	79.1%
NOI DSCR	1.48x	1.73x	1.44x	1.54x	2.22x
NCF DSCR	1.48x	1.73x	1.44x	1.54x	1.98x
NOI Debt Yield	10.8%	12.7%	10.6%	11.3%	16.3%
NCF Debt Yield	10.8%	12.7%	10.6%	11.3%	14.5%

(1)	The increase in Net Operating Income from 5/31/2024 TTM and UW is primarily attributed to the newly executed lease of the largest tenant Arthritis and Rheumatism Associates, P.C.
(2)	Inclusive of contractual rent steps through September 2025, totaling $558,850.
(3)	Other Income represents in-place antenna leases with T-Mobile and Clear Wireless.

Escrows and Reserves.

Real Estate Taxes – The MoCo Portfolio Mortgage Loan documents required an upfront deposit at loan origination of approximately $87,771 to be made into a reserve for real estate taxes. Further, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially estimated at $43,886 per month).

Insurance – The MoCo Portfolio Mortgage Loan documents require ongoing monthly deposits to be made into a reserve for insurance expenses in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of insurance coverage. Notwithstanding the foregoing, the borrower is not required to make such deposits provided (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration of the policies.

Replacement Reserve – The MoCo Portfolio Mortgage Loan documents require ongoing monthly deposits of $6,352 to be made into a reserve for capital expenditures.

Deferred Maintenance – The MoCo Portfolio Mortgage Loan documents required an upfront deposit at loan origination of approximately $7,750 to be made into a reserve for deferred maintenance.

Rollover Reserve – The MoCo Portfolio Mortgage Loan documents required an upfront deposit at loan origination of $1,000,000 to be made into a reserve for future tenant improvement costs and leasing commissions. The borrower may provide a letter of credit in lieu of up to $500,000 of such deposit. Further, the loan documents require ongoing monthly deposits of $73,045 for future tenant improvement costs and leasing commissions.

Unfunded Obligations – The loan documents required certain upfront deposits at loan origination to be made into a reserve for unfunded obligations. Such deposits included $15,876 for delinquent rent; $2,515,460 for outstanding tenant improvement costs and leasing commissions; $1,239,725 for free rent for various tenants, including the largest tenant, Arthritis & Rheumatism Associates, P.C.; and $263,794 for gap rent for Arthritis & Rheumatism Associates, P.C.

Lockbox and Cash Management. The MoCo Portfolio Mortgage Loan is structured with a hard lockbox and in-place cash management. The borrower is required to direct all tenants to pay rent directly into the lockbox account from and after December 6, 2024, and is also required to deposit any rents otherwise received from and after December 6, 2024 into such account within two business days of receipt. Commencing on December 6, 2024, funds in the lockbox must be transferred to the lender’s cash management account once per week on a business day (and in any event two business days prior to any monthly payment date), and such funds will then be applied (i) to make the deposits to the tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the MoCo Portfolio Mortgage Loan, (iii) to make the deposits into the replacement reserve and rollover reserve as described above under

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Office – Suburban	Loan #9	Cut-off Date Balance:	$26,000,000
12510 Prosperity Drive, 12520 Prosperity Drive,	MoCo Portfolio	Cut-off Date LTV:	65.0%
12501 Prosperity Drive and 7361 Calhoun Drive		UW NCF DSCR:	1.98x
Silver Spring, Rockville, IL 20904, 20855		UW NOI Debt Yield:	16.3%

“Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender approved extraordinary expenses, and (v) to deposit any remainder (x) if a Cash Sweep Event Period (as defined below) is continuing, into an excess cash reserve to be held as additional security for the MoCo Portfolio Mortgage Loan during such Cash Sweep Event Period (provided that the borrower has the right to request that funds in such account be used to pay amounts for which disbursements may be made from the replacement reserve or rollover reserve, and approved operating expenses) and (y) otherwise to be disbursed to the borrower.

A “Cash Sweep Event Period” means a period commencing on the earliest of any of the following:

(i)	the occurrence of an event of default under the MoCo Portfolio Mortgage Loan;
(ii)	the debt service coverage ratio being less than 1.30x at the end of any calendar quarter; and
(iii)	the occurrence of an Occupancy Cash Sweep Event Period (as defined below).

A Cash Sweep Event Period ends upon:

●	if commenced pursuant to clause (i) above, the cure of such event of default;
●	if commenced pursuant to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; and
●	if commenced pursuant to clause (iii) above, the end of the Occupancy Cash Sweep Event Period.

An “Occupancy Cash Sweep Event Period” commences when less than 70% of the gross rentable area of the MoCo Portfolio Property is subject to leases with tenants who are in occupancy of their leased space and not in material default of their leases. Such Occupancy Cash Sweep Event Period ends when, for two consecutive calendar quarters, at least 70% of the gross rentable area of the MoCo Portfolio Property is subject to leases with tenants who are in occupancy of their leased space and not in material default of their leases.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy in an amount equal to 100% of the full replacement cost of the property, as well as business interruption insurance for 12 months plus a 6-month extended period of indemnity. Each type of insurance above is required to cover perils of terrorism and acts of terrorism. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

COLONY SQUARE – BLDG. 100

Floor	Tenant	Details
Roof	Canadian Consulate	64 SF MTM
24	Lord, Aeck & Sargent, Inc.	15,008 SF 11/2027
23	Lord, Aeck & Sargent, Inc.	15,008 SF 11/2027
22	Reit Funding LLC	5,711 SF 12/2027
22	Ansys, Inc.	9,018 SF 6/2028
21	FOX-BRV Southern Sports	15,008 SF 9/2026
20	Tosca	8,377 SF 12/2027
20	Schusterman Family Foundation	6,412 SF 12/2026
19	Tosca	15,008 SF 12/2027
18	May Architecture	10,096 SF 3/2026
18	Novapoint	1,884 SF 1/2027
18	Moeller Barbaree	1,257 SF 7/2025
18	Mission Partners	615 SF 3/2027
17	Canadian Consulate	12,805 SF 7/2029
17	Starfield & Smith	1,880 SF 7/2028
16	Tralongo	3,446 SF 4/2029
16	Boone Capital	2,577 SF 3/2028
16	North American Properties	8,843 SF 4/2025
14	Vacant	2,635 SF
14	Alba Aluminum	2,979 SF 6/2029
14	Ammunition	8,680 SF 3/2027
12	Vacant	768 SF
12	Metropolian Oral Surgery	2,169 SF 1/2026
12	Feather Touch Dental	3,123 SF 8/2032
12	Vacant	793 SF
12	Colony Square Dental	3,220 SF 12/2029
12	Vacant	1,423 SF
12	Travel Leaders	1,667 SF 2/2027
11	Vacant	14,697 SF
10	WeWork	14,697 SF 4/2032
9	WeWork	14,697 SF 4/2032
8	WeWork	14,697 SF 4/2032
7	Syska Hennesy	4,104 SF 11/2025
7	SHL US, LLC	3,371 SF 4/2028
7	Pinnacle Legal	1,416 SF 5/2027
7	Adam Conti	1,540 SF 4/2025
7	Colony Square Management Office	3,357 SF
6	Vacant	14,697 SF
5	Corgan	8,896 SF 6/2030
5	Clark Construction	5,107 SF 7/2028
4	Secretariat International	14,697 SF 5/2030
3	Iconic Group	4,410 SF 1/2027
3	Camden Real Estate Company	3,818 SF 3/2027
3	Vacant	1,861 SF
3	Insight Wealth	2,143 SF 1/2025
3	Joel Laeter PC	993 SF 2/2025
2	FOX-BRV Southern Sports	14,112 SF 9/2026
1		
C	Fitness Center	5,363 SF
C	Cycle	967 SF
C	Parking Mgmt	693 SF
C	Conference and Mail Room	4,733 SF

Vacant | Building | MTM | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

Colony Square
1197 Peachtree Street Northeast
Atlanta, GA 30361
ATLANTA
Midtown
Downtown
Ardmore Park
Piedmont Atlanta
BROOKWOOD HILLS HISTORIC DISTRICT
Collier Hills
Peachtree Rd
MARTA RED/GOLD LINES
Buford Spring Connector
The Atlanta Opera
SCAD Atlanta
SCAD FASH Museum of Fashion + Film
Deering Rd NW
Beverly Rd
The Breman Museum
Ansley Park
Hillpine Park
Millennium Gate Museum/ History Art Museum Atlanta
ATLANTIC STATION
17th St NW
16th St NW
Museum of Design Atlanta (MODA)
High Museum of Art
Winn Park
Atlanta Botanical Gardens
Morningside/ Lenox Park
Arts Center
Woodruff Arts Ctr./ Atlanta Symphony Hall
Piedmont Ave NE
Japanese Gardens
Amsterdam Walk
IKEA
Georgia Tech Practice Golf Course
Telemundo Atlanta
14th St NW
GTRI Conference Center
One Atlantic Center
14th St NE
13th St NE
12th St NE
11th St NE
Eastside Beltline Trail
West Midtown
TNT Network
Turner Entertainment Networks
1010 Midtown
Piedmont Park
Piedmont Park Comm. Center
Hemphill Ave NW
Atlantic Dr
Spring St NW
W. Peachtree St NW
Federal Reserve Bank of Atlanta
10th St NW
10th St NE
Hank McCamish Pavilion
Midtown Market
Eddie S. Henderson Stadium
Virginia Ave NE
8th St NW
State St
Griffith Track
NCR VOYIX Global HQ
9th St NE
8th St NE
Midtown Promenade
Couch Park
Ferst Dr
7th St NE
Virginia Highland
Mac Nease Baseball Park
TECH SQUARE
Peachtree St
Juniper St NE
Piedmont Ave NE
6th St NE
5th St NE
Central Park Pl NE
Charles Allen Dr
Monroe Dr NE
Recreation Center
Georgia Institute of Technology
Centennial Olympic Pk Dr
Midtown Place
Tech Pkwy
4th St NE
Honeywell
3rd St NE
MARIETTA STREET ARTERY
Ferst Dr
Bobby Dodd Stadium
Norfolk Southern Corp.
Ponce De Leon Ave NE
Fox Theatre
Atlanta Contemporary Art Center
North Ave NW
North Ave.
North Ave NE
Ponce City Market
Coca Cola Corporate Office
One Georgia Center
Linden Ave
Old Fourth Ward
North Avenue Research Area - Georgia Tech
Marietta St NW
Emory Univ. Hospital Midtown
Central Park
Northside Dr
Centennial Hill
SoNo
Pine St NE
Parkway Dr NE
Glen Iris Dr NE
Historic 4th Ward Park
Spring St NW
Civic Ctr.
Atlanta Civic Center
Ralph McGill Blvd NE
Alexander St NW
Ralph McGill Blvd
Simpson St
Georgia Aquarium
World of Coca Cola
Truist Plaza
Courtland St
Georgia Power Corporate HQ
Baker St
Centennial Olympic Park
Highland Ave NE
Freedom Pkwy
GEORGIA WORLD CONGRESS CENTER
PEACHTREE CENTER
Inman Park
75
85
19
13
29
78
278
10
Woodstock
Alpharetta
Sugar Hill
Acworth
Suwanee
Roswell
Johns Creek
Kennesaw
Duluth
Peachtree Corners
Marietta
Sandy Springs
Dunwoody
Norcross
COBB COUNTY
GWINNETT COUNTY
Chamblee
Doraville
Lilburn
Powder Springs
Smyrna
Tucker
Vinings
Mountain Park
Mableton
Brookhaven
North Decatur
Clarkston
Lithia Springs
Scottdale
Stone Mountain
Decatur
Avondale
DOUGLAS COUNTY
Belvedere
Redan
Douglasville
Lithonia
South Fulton
East Point
College Park
FULTON COUNTY
Hapeville
Forest Park
Union City
CLAYTON COUNTY
HENRY COUNTY
ROCKDALE COUNTY
Morrow
Fairburn
Riverdale

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Mortgage Loan No. 10 – Colony Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Atlanta, GA 30361
Original Balance(1):	$25,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1972, 1974, 2020, 2021/2000
Borrower Sponsors:	North American Ventures LLC and			Size:	1,085,612 SF
	Lionstone U.S. Value-Add Four, L.P.			Cut-off Date Balance Per SF(1):	$240
Guarantor:	North American Ventures LLC and			Maturity Date Balance Per SF(1):	$240
	Lionstone U.S. Value-Add Four, L.P.			Property Manager:	North American Properties-Atlanta,
Mortgage Rate:	7.3750%				Ltd. (borrower-related)
Note Date:	10/2/2024
Maturity Date:	10/6/2029
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$30,582,107
Seasoning:	1 month			UW NCF:	$29,266,672
Prepayment Provisions:	L(25),DorYM1(28),O(7)			UW NOI Debt Yield(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	11.3%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Balance(1):	$235,000,000			UW NCF DSCR(1):	1.51x
Future Debt Permitted (Type):	Yes (Preferred Equity)			Most Recent NOI:	$29,188,955 (9/9/2024 TTM)
Reserves(2)				2nd Most Recent NOI:	$29,712,592 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$24,041,323 (12/31/2022)
RE Taxes:	$0	$375,955	NAP	Most Recent Occupancy:	82.5% (9/9/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	82.8% (12/31/2023)
Replacement Reserve:	$0	$19,152	NAP	3rd Most Recent Occupancy:	81.3% (12/31/2022)
TI/LC Reserve:	$4,000,000	$90,468	NAP	Appraised Value (as of)(3):	$516,000,000 (5/24/2024)
Free Rent Reserve:	$965,127	$0	NAP	Appraised Value Per SF(3):	$475
Additional Rollover Reserve:	$0	$425,000	$5,100,000	Cut-off Date LTV Ratio(1)(3):	50.4%
Outstanding TI/LC:	$3,965,065	$0	NAP	Maturity Date LTV Ratio(1)(3):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$260,000,000	87.3%	Loan Payoff:	$281,760,456	94.6%
Equity Contribution:	$37,832,154	12.7%	Reserves:	$8,930,192	3.0%
			Closing Costs:	$7,141,506	2.4%
Total Sources:	$297,832,154	100.0%	Total Uses:	$297,832,154	100.0%

(1)	The Colony Square Mortgage Loan (as defined below) is part of the Colony Square Whole Loan (as defined below), with an aggregate original principal amount of $260,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Colony Square Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Appraised Value reflects the appraised value of the buildings at the Colony Square Property (as defined below) if sold individually. The appraisal determined an as is portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount. Such portfolio appraised value would result in a Cut-off Date LTV and Maturity Date LTV of 55.9%.

The Mortgage Loan. The tenth largest mortgage loan (the “Colony Square Mortgage Loan”) is part of a whole loan (the “Colony Square Whole Loan”) evidenced by sixteen pari passu promissory notes with an aggregate original principal amount of $260,000,000. The Colony Square Whole Loan is secured by a first priority fee mortgage encumbering a 1,085,612 SF mixed use property located in Atlanta, Georgia (the “Colony Square Property”). The Colony Square Whole Loan was co-originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GSBI”) and German American Capital Corporation (“GACC”) and has an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000 on October 2, 2024. Morgan Stanley Mortgage Capital Holdings, LLC purchased non-controlling Note A-16 from BMO. The Colony Square Mortgage Loan is evidenced by the non-controlling Note A-16 with an original principal amount of $25,000,000. The Colony Square Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 securitization trust, provided that upon the securitization of the controlling Note A-1, the Colony Square Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

The table below summarizes the promissory notes that comprise the Colony Square Whole Loan.

Colony Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$45,000,000	$45,000,000	BMO	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3(1)	$25,000,000	$25,000,000	BMO	No
A-4(1)	$30,531,915	$30,531,915	BMO	No
A-5	$4,468,085	$4,468,085	BMO 2024-5C7	No
A-6(1)	$16,667,000	$16,667,000	GSBI	No
A-7	$12,764,957	$12,764,957	BMO 2024-5C7	No
A-8(1)	$9,259,000	$9,259,000	GSBI	No
A-9(1)	$5,752,043	$5,752,043	GSBI	No
A-10(1)	$5,556,000	$5,556,000	GSBI	No
A-11(1)	$16,667,000	$16,667,000	GACC	No
A-12	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-13(1)	$9,259,000	$9,259,000	GACC	No
A-14(1)	$5,752,043	$5,752,043	GACC	No
A-15(1)	$5,556,000	$5,556,000	GACC	No
A-16	$25,000,000	$25,000,000	BANK5 2024-5YR11	No
Total	$260,000,000	$260,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower is LVA4 Atlanta Colony Square, L.P., a Delaware limited partnership structured as a single purpose, bankruptcy-remote limited partnership, with its general partner structured as a single purpose, bankruptcy-remote Delaware single member limited liability company with two independent directors. Legal counsel to the borrower delivered a non- consolidation opinion in connection with the origination of the Colony Square Whole Loan. The borrower sponsors and non-recourse carveout guarantors are North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.

The Property. The Colony Square Property consists of (i) four Class A office buildings (“Building 100”, “Building 300”, “Building 400” and “Building 500”), (ii) a retail component (the “Retail Component”) and (iii) a parking garage. The Colony Square Property totals 1,085,612 square feet across four buildings, the largest being Building 400 which consists of 388,411 square feet of net rentable area. Building 100 consists of 329,011 square feet (30.3% of NRA and 31.3% of underwritten base rent) including 310,158 square feet of office space, 11,164 square feet of amenity space and 7,689 square feet of storage space. Building 300 consists of 78,100 square feet (7.2% of NRA and 5.8% of underwritten base rent) including 73,200 square feet of office spaces and 4,900 square feet of other spaces. Building 400 consists of 388,411 square feet (35.8% of NRA and 34.1% of underwritten base rent) including 381,034 square feet of office spaces, 7,236 square feet of storage spaces, and 141 square feet of other spaces. Building 500 consists of 121,437 square feet of office space (11.2% of NRA and 14.0% of underwritten base rent). The Retail Component consists of 168,653 square feet (15.5% of NRA and 14.9% of underwritten base rent).

The following table presents certain information relating to the space types that comprise the Colony Square Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	885,829	81.6%	80.2%	$28,553,290	84.8%	$40.17
Retail	155,215	14.3%	98.0%	$4,992,868	14.8%	$32.81
Storage	15,609	1.4%	52.2%	$138,439	0.4%	$16.99
Amenity/Other	28,959	2.7%	83.1%	$0	0.0%	$0.00
Total / Wtd. Avg.	1,085,612	100.0%	82.5%	$33,684,597	100.0%	$37.63

(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through August 2025.
(3)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.

Major Tenants.

Jones Day (115,000 square feet; 10.6% of Total NRA; 12.9% of underwritten base rent): Jones Day is a global law firm providing legal services to national and multinational corporations. Jones Day provides legal support on complex transactions, high stakes litigation, cyber security, capital markets activities, and many more. The firm employs over 2,400 lawyers in 40 different offices across the world. Jones Day is ranked ninth in law firms based on size, 12th in a legal industry publication’s ranking of the 200 largest law firms by gross revenue, and 15th in a 2024 survey by a legal industry publication of the 200 largest law firms in the world. The firm reported approximately $2.7 billion in revenue in 2023 and has worked with clients on over 3,000 transactions that

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

hold a collective value of approximately $1.5 trillion over the past five years. Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.

WeWork (44,463 square feet; 4.1% of Total NRA; 5.5% of underwritten base rent): Founded in 2010 and headquartered in New York City, WeWork is a provider of shared office and coworking space in 119 cities and 37 countries. WeWork’s private workspace service allows customers to own a private desk, whole office, or an entire floor of private office space. The company’s other coworking services include day to day office rentals, monthly memberships, and additional meeting and event space rentals. WeWork reported approximately $3.2 billion in revenue and $4.8 billion in expenses in 2022. WeWork emerged from Chapter 11 bankruptcy in May 2024. WeWork’s lease at the Colony Square Property commenced in May 2017 and was amended in November 2017 to expand its leased space at the Colony Square Property and in April 2024 to contract its leased space by one floor. WeWork’s lease expires on April 30, 2032 and has two, five-year renewal options and no termination options.

WebMD (42,112 square feet; 3.9% of Total NRA; 5.2% of underwritten base rent): WebMD is an online health information website that provides information on a number of medical conditions, drugs and supplements, overall wellbeing, symptom checking, and medical practitioner location. Beyond its core services, WebMD also creates content such as news, blogs, and podcasts. The company has over 1,800 employees and was bought by private equity firm KKR for $2.8 billion in 2017. WebMD’s office lease at the Colony Square Property commenced in August 2010 and is scheduled to expire on March 31, 2028. WebMD’s office lease has one, five-year renewal option and no termination option.

The following table presents a summary regarding the major stores at the Colony Square Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
								Lease Expiration	Renewal Options(3)	Term. Option (Y/N)(3)
Jones Day	Office	NR/NR/NR	115,000	10.6%	$4,338,950	12.9%	$37.73	11/30/2036	2 x 5 year	N(4)
WeWork	Office/Storage	NR/NR/NR	44,463	4.1%	$1,857,081	5.5%	$41.77	4/30/2032	2 x 5 year	N
WebMD	Office/Storage	NR/NR/NR	42,112	3.9%	$1,765,443	5.2%	$41.92	3/31/2028	1 x 5 year	N
SPACES	Office/Retail	NR/NR/NR	42,273	3.9%	$1,568,751	4.7%	$37.11	5/31/2029	2 x 5 year	N
iPic Theater	Retail	NR/NR/NR	38,011	3.5%	$1,499,154	4.5%	$39.44	12/31/2040	4 x 5 year	N
Whole Foods	Office	NR/NR/NR	29,046	2.7%	$1,202,795	3.6%	$41.41	4/30/2032	2 x 5 year	N
CBS Radio East	Office/Storage	BBB/Baa2/NR	29,688	2.7%	$1,050,846	3.1%	$35.40	11/30/2028	2 x 5 year	Y(5)
Diamond Sports	Office/Storage	NR/NR/NR	36,883	3.4%	$1,050,824	3.1%	$28.49	9/30/2026	2 x 5 year	N
Lord, Aeck & Sargent	Office	NR/NR/NR	30,016	2.8%	$947,305	2.8%	$31.56	11/30/2027	2 x 5 year	N
Tosca Services	Office	NR/NR/NR	23,385	2.2%	$921,741	2.7%	$39.42	12/31/2027	1 x 5 year	N
Subtotal/Wtd. Avg.			430,877	39.7%	$16,202,890	48.1%	$37.60

Other Tenants			464,305	42.8%	$17,481,707	51.90%	$37.65
Occupied Subtotal/Wtd. Avg.			895,182	82.5%	$33,684,597	100.0%	$37.63

Vacant Space			190,430	17.5%
Total/Wtd. Avg.			1,085,612	100.0%

(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have termination, contraction or renewal options (which may become exercisable prior to the originally stated expiration date of the tenant lease) with respect to certain tenants leased storage space that are not considered in the above Tenant Summary.
(4)	Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.
(5)	CBS Radio East may terminate its office lease at any time with 12 months’ prior notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover at the Colony Square Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM(4)	10	13,704	1.3%	1.3%	$22,466	0.1%	0.1%	$1.64
2024	4	4,224	0.4%	1.7%	$44,768	0.1%	0.2%	$10.60
2025	17	70,888	6.5%	8.2%	$2,386,574	7.1%	7.3%	$33.67
2026	18	96,572	8.9%	17.1%	$3,015,645	9.0%	16.2%	$31.23
2027	20	107,574	9.9%	27.0%	$4,262,340	12.7%	28.9%	$39.62
2028	27	124,858	11.5%	38.5%	$5,249,578	15.6%	44.5%	$42.04
2029	21	104,577	9.6%	48.1%	$4,485,385	13.3%	57.8%	$42.89
2030	10	32,823	3.0%	51.1%	$1,528,896	4.5%	62.3%	$46.58
2031	11	61,332	5.6%	56.8%	$1,809,607	5.4%	67.7%	$29.51
2032	8	79,551	7.3%	64.1%	$3,333,631	9.9%	77.6%	$41.91
2033	1	2,980	0.3%	64.4%	$92,082	0.3%	77.9%	$30.90
2034	4	12,017	1.1%	65.5%	$515,289	1.5%	79.4%	$42.88
2035 & Thereafter	7	184082	17.0%	82.5%	$6,938,335	20.6%	100.0%	$37.69
Vacant	0	190,430	17.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	158(5)	1,085,612	100.0%		$33,684,597	100.0%		$37.63	(6)

(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	MTM includes leases that are considered amenities, management office, and five storage spaces that are dependent on other tenant leases
(5)	The number of expiring leases includes office, retail, storage and mixed-use tenants.
(6)	Excludes vacant SF.

The Market. The Colony Square Property is located in Atlanta, Georgia. According to the appraisal, the Atlanta metropolitan statistical area (“Atlanta MSA”) has an estimated 2023 population of 6,313,755 which is an average annual 1.2% increase over the 2020 census. Additionally, the current estimated employment in the Atlanta MSA is 3,054,867 jobs which is a 22.0% increase over the past 10 years. Atlanta has the 10th strongest gross domestic product out of all metropolitan area economies in the nation. According to the appraisal, the 2023 total population within a 1-, 3- and 5-mile radius of the Colony Square Property was 34,855, 202,261 and 422,620, respectively, and the 2023 median household income within the same radii was $113,273, $96,372 and $92,474, respectively.

According to the appraisal, the Colony Square Property is also located in the Midtown/Pershing Point office submarket. According to the appraisal, the Midtown/Pershing Point office submarket had an inventory of 31.4 million square feet with a 21.4% vacancy rate. The average asking rent is $42.12 per square foot, which is 73.3% greater than the metro area average of $24.30 per square foot.

According to the appraisal, the Colony Square Property is located in the Midtown/Brookwood retail submarket. According to the appraisal, this submarket is ranked 27th in inventory in the metro area with 6,904,227 square feet, and has an asking rent of $35.96 per square foot, which is 71.5% greater than the metro area average of $20.97 per square foot. The Midtown/Brookwood retail submarket also holds a vacancy rate of 2.3%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to comparable office leases for the Colony Square Property:

Comparable Office Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	115,000(2)	Jones Day	$37.73(2)	Jun-21(2)	186(2)
1197 Peachtree Street Northeast Atlanta, GA
One Atlantic Center	1987 / NAP	1,101,022	8,000	Duff & Phelps	$45.00	Sep-24	120
1201 West Peachtree Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	4,392	N/A	$45.00	Dec-23	36
201 17th Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	7,023	Tractian	$44.00	Nov-23	42
201 17th Street Northwest Atlanta, GA
Ponce City Market	2014 / NAP	685,773	196,355	MailChimp	$55.00	Oct-23	6
675 Ponce De Leon Avenue Northeast Atlanta, GA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024. Base Rent PSF includes contractual rent steps through August 2025.

The following table presents certain information relating to comparable retail leases for the Colony Square Property:

Comparable Retail Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	3,535(2)(3)	Chick-Fil-A	$32.28(2)	May-19(2)	143(2)
1197 Peachtree Street Northeast Atlanta, GA
2274 Peachtree Road Northwest	NAV	NAV	1,553	Pulse Performance	$35.00	Apr-24	60.0
Atlanta, GA
3050 Peachtree Drive Northeast	NAV	NAV	2,672	Ideal Image	$37.00	Dec-23	60.0
Atlanta, GA
4330 Peachtree Road Northeast	NAV	NAV	2,825	MHBV Salon	$36.50	Aug-24	120.0
Brookhaven, GA
2860 Cumberland Mall	NAV	NAV	3,003	Superior	$45.32	Oct-23	48.0
Atlanta, GA
2955 Cobb Parkway Southeast	NAV	NAV	4,000	Mattress Firm	$49.00	Oct-23	120.0
Atlanta, GA
4330 Peachtree Road	NAV	NAV	2,087	Tobbany	$33.00	Sep-24	60.0
Atlanta, GA
2300 Peachtree Road Northwest	NAV	NAV	3,382	Fete Atlanta	$40.00	Nov-23	60.0
Atlanta, GA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024. Base Rent PSF includes contractual rent steps through August 2025.
(3)	Excluding 150 square feet of Chick-Fil-A’s storage space.

Appraisal. According to the appraisal, the Colony Square Property had an “as-is” appraised value of $516,000,000 as of May 24, 2024. The appraised value reflects the appraised value of the buildings at the Colony Square Property if sold individually. The appraisal determined an as is portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount.

Environmental Matters. According to the Phase I environmental assessment dated June 5, 2024, there was no evidence of any recognized environmental conditions at the Colony Square Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colony Square Property:

Cash Flow Analysis
	2020(1)	2021(1)	2022(1)	2023	TTM 7/31/2024	UW	UW PSF
Gross Potential Rent(2)	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$41,249,145	$38.00
Reimbursements	$654,243	$1,078,643	$3,819,783	$4,002,407	$4,014,008	$4,030,272	$3.71
Vacancy/Credit Loss	$0	$0	$0	$0	$0	($7,564,548)	($6.97)
Other Income(3)	$3,069,143	$6,423,279	$9,868,036	$11,866,796	$11,751,442	$12,199,068	$11.24
Effective Gross Income	$23,507,685	$30,564,261	$42,233,801	$47,689,824	$47,695,391	$49,913,938	$45.98

Real Estate Taxes(4)	$1,472,300	$2,844,430	$5,363,233	$4,137,558	$3,989,615	$4,639,959	$4.27
Insurance	$224,001	$306,649	$324,530	$424,095	$461,062	$542,356	$0.50
Other Operating Expenses	$9,584,407	$10,858,733	$12,504,716	$13,415,579	$14,055,759	$14,149,517	$13.03
Total Expenses	$11,280,709	$14,009,811	$18,192,479	$17,977,232	$18,506,436	$19,331,831	$17.81

Net Operating Income	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$30,582,107	$28.17
Replacement Reserves	$0	$0	$0	$0	$0	$229,823	$0.21
TI/LC	$0	$0	$0	$0	$0	$1,085,612	$1.00
Net Cash Flow	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$29,266,672	$26.96

Occupancy (%)	65.5%	76.2%	81.3%	82.8%	82.5%	83.3%
NOI DSCR(5)	0.63x	0.85x	1.24x	1.53x	1.50x	1.57x
NCF DSCR(5)	0.63x	0.85x	1.24x	1.53x	1.50x	1.51x
NOI Debt Yield(5)	4.7%	6.4%	9.2%	11.4%	11.2%	11.8%
NCF Debt Yield(5)	4.7%	6.4%	9.2%	11.4%	11.2%	11.3%

(1)	The increase in Base Rent and Net Operating Income from 2020 to 2021 and 2022 is largely due to newly developed Building 300 and Building 500 as well as increase in retail occupancy.
(2)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(3)	Other Income is based on the TTM July 2024 statements and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income. The lender Underwritten excludes bad debt.
(4)	The Colony Square Property benefits from tax abatements applicable to eight of the 12 tax parcels primarily expiring in 2030. Real estate taxes were underwritten based on the estimated 10-year abated expense average.
(5)	Debt service coverage ratios and debt yields are based on the aggregate Cut-off Date balance of the Colony Square Whole Loan.

Escrows and Reserves. At origination of the Colony Square Whole Loan, the borrower deposited $4,000,000 for a rollover reserve fund, approximately $3,965,065 for outstanding landlord obligations and approximately $965,127 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $375,955).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Colony Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $19,152 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $90,468 for approved leasing expenses.

Additional Rollover Reserve – On a monthly basis, the borrower is required to escrow $425,000 from excess cash flow, to the extent available, for tenant improvement and leasing commission obligations incurred following the origination date .. Such monthly deposits in the Additional Rollover Reserve will not be required during such time that the balance of the Additional Rollover Reserve exceeds $5,100,000.

Lockbox / Cash Management. The Colony Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Colony Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the Colony Square Property to be deposited into such lockbox within two business days. During the continuance of a Trigger Period (as defined below), provided no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Colony Square Whole Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Colony Square Whole Loan, (ii) the debt yield being less than 9.5% (tested on a quarterly basis), (iii) the open date (i.e., the payment date that is 6 months prior to the maturity date) or (iv) the occurrence of an Additional Replacement Reserve Trigger Event (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Mixed Use – Office/Retail	Loan #10	Cut-off Date Balance:	$25,000,000
1197 Peachtree Street Northeast	Colony Square	Cut-off Date LTV:	50.4%
Atlanta, GA 30361		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.8%

such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the earlier to occur of (x) the date that the debt yield is equal to or greater than 9.5% for two consecutive calendar quarters or (y) the date the borrower posts with the lender cash or a letter of credit in an amount that if applied to repay the Colony Square Whole Loan would cause the debt yield test set forth in the preceding clause (x) to be satisfied, (C) clause (iii), payment in full of the Colony Square Whole Loan in accordance with the terms of the Colony Square Whole Loan documents and (D) clause (iv), the occurrence of an Additional Replacement Reserve Cure Event (as defined below).

An “Additional Replacement Reserve Trigger Event” means the failure by the borrower to make deposits into the Additional Rollover Reserve account in the aggregate amount equal to or exceeding the Additional Rollover Reserve Required Amount prior to or on October 6, 2025.

An “Additional Replacement Reserve Cure Event” means the earlier to occur of (A) the date on which the aggregate amount of the Additional Rollover Reserve deposits made equals or exceeds the Additional Rollover Reserve Required Amount or (B) the date that the borrower otherwise deposits into the Additional Rollover Reserve account additional cash in an amount sufficient to have the aggregate amount of all deposits made into the Additional Rollover Reserve account equal or exceed the Additional Rollover Reserve Required Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Permitted Future Preferred Equity. The borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be by a qualified institutional investor, (ii) the loan-to-value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must equal at least 1.20x, (iv) the debt service coverage ratio (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return)) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus.

Ground Lease. The Colony Square Property consists of 12 tax parcels, eight of which are subject to a 10-year abatement expiring primarily in 2030 pursuant to a tax abatement transaction with the Atlanta Development Authority d/b/a Invest Atlanta (the “Authority”). Each abatement begins with a 50.0% reduction against the gross tax expense and burns off by 5.0% each year. To effectuate tax abatement benefits for the Colony Square Property, the borrower transferred the Colony Square Property to the Authority and leased it back from the Authority pursuant to a ground lease. The ground lease expires December 31, 2032. The borrower has the right to purchase the fee interest from the Authority at any time during the abatement period for $1.00 in exchange for terminating any future tax abatement benefits. In addition, the Authority agreed to sell and the borrower agreed to purchase the fee interest for $1.00 at expiration or termination of the ground lease. In addition to the mortgage on the borrower’s leasehold estate under the ground lease, the Colony Square Whole Loan is also secured by a mortgage on the Authority’s related fee interest.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Colony Square Property together with 18 months of business income insurance with a twelve-month extended period of indemnity. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program).  See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Mortgage Loan No. 11 – Atlanta Decorative Arts Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Atlanta, GA 30305
Original Balance(1):	$24,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$24,000,000			Detailed Property Type:	Showroom
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961/1981
Borrower Sponsor:	BREP VIII and BTO Fund			Size:	419,711 SF
Guarantor:	Blackstone IMC Holdings – Q L.L.C.			Cut-off Date Balance PSF(1):	$143
Mortgage Rate:	6.5200%			Maturity Date Balance PSF(1):	$143
Note Date:	10/4/2024			Property Manager:	BRE IMC ADAC Manager LLC
Maturity Date:	10/9/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$8,504,509
IO Period:	60 months			UW NCF:	$7,807,122
Seasoning:	1 month			UW NOI Debt Yield(1):	14.2%
Prepayment Provisions:	YM0.5(25),DorYM0.5(28),O(7)			UW NCF Debt Yield(1):	13.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.97x
Additional Debt Balance(1):	$36,000,000			Most Recent NOI:	$7,870,511 (8/31/2024 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$7,869,722 (12/31/2023)
				3rd Most Recent NOI:	$7,758,635 (12/31/2022)
				Most Recent Occupancy:	88.2% (6/30/2024)
Reserves				2nd Most Recent Occupancy:	89.9% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	89.2% (12/31/2022)
RE Taxes(2):	$0	Springing	NAP	Appraised Value (as of):	$96,000,000 (8/22/2024)
Insurance(3):	$0	Springing	NAP	Appraised Value PSF:	$229
TI/LC(4):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	62.5%
Unfunded Obligations:	$347,174	$0	NAP	Maturity Date LTV Ratio(1):	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$60,000,000	100.0%	Existing Debt:	$33,961,532	56.6%
			Closing Costs:	$2,041,058	3.4%
			Upfront Reserves:	$347,174	0.6%
			Return of Equity:	$23,650,236	39.4%
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%

(1)	The Atlanta Decorative Arts Center Mortgage Loan (as defined below) is part of the Atlanta Decorative Arts Center Whole Loan (as defined below) with an original aggregate principal balance of $60,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Atlanta Decorative Arts Center Whole Loan.
(2)	Upon the occurrence and continuance of a cash sweep event period, the loan documents required ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.
(3)	The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) cash sweep event period is continuing, (ii) no event of default is continuing, (iii) the borrower maintains insurance coverage for the Atlanta Decorative Arts Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iv) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.
(4)	Upon the occurrence and continuance of a cash sweep event period, the loan documents required ongoing monthly rollover reserves in an amount equal to $26,232 ($0.75 PSF annually), subject to a cap of $314,783.

The Mortgage Loan. The eleventh largest mortgage loan (the “Atlanta Decorative Arts Center Mortgage Loan”) is part of a whole loan (the “Atlanta Decorative Arts Center Whole Loan”) evidenced by two pari passu promissory notes in the original principal amount of $60,000,000 secured by the fee interest in a retail showroom property located in Atlanta, GA (the “Atlanta Decorative Arts Center Property”). The non-controlling Note A-2 in the original principal amount of $24,000,000, represents the Atlanta Decorative Arts Center Mortgage Loan and will be contributed to the BANK5 2024-5YR11 securitization trust. The Atlanta Decorative Arts Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V11 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Retail – Showroom	Loan #11	Cut-off Date Balance:	$24,000,000
351 and 349 Peachtree Hills Avenue	Atlanta Decorative Arts Center	Cut-off Date LTV:	62.5%
Northeast		UW NCF DSCR:	1.97x
Atlanta, GA 30305		UW NOI Debt Yield:	14.2%
Atlanta Decorative Arts Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$36,000,000	$36,000,000	CREFI	Yes
A-2	$24,000,000	$24,000,000	BANK5 2024-5YR11	No
Whole Loan	$60,000,000	$60,000,000

The Borrower and the Borrower Sponsors. The borrower is BRE IMC ADAC LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Atlanta Decorative Arts Center Whole Loan. The borrower sponsors are BREP VIII and BTO Fund and the non-recourse carveout guarantor is Blackstone IMC Holdings – Q L.L.C., each of which is ultimately owned and controlled by Blackstone, Inc. (“Blackstone”). Blackstone is the world’s largest alternative asset manager, with more than $1 trillion in assets under management with a portfolio including approximately 12,700 real estate assets and over 240 portfolio companies. The obligations of the non-recourse carveout guarantors are limited as set forth under “Description of the Mortgage Pool—Non-Recourse Carve-out Limitations” in the prospectus.

The Property. The Atlanta Decorative Arts Center Property is a 419,711 SF showroom center, located in the Buckhead neighborhood of Atlanta, GA. The property, which is situated on a 16.5-acre site, includes a five-story building totaling 364,006 SF constructed in 1961 and four single-story showroom buildings totaling 55,705 SF built in 1981. Developed by architect and developer John Portman, the campus features showrooms and design studios open to designers, trade professionals, and the public. The Atlanta Decorative Arts Center Property is currently 88.2% leased by over 80 tenants with a weighted average in place lease term of 7.3 years.

Major Tenants.

Ainsworth-Noah & Associates (33,390 SF; 8.0% of NRA; 5.9% of underwritten base rent). Ainsworth-Noah & Associates is a furniture, antiques, lighting, wall covering, flooring, fine art, and accessories retailer headquartered in Atlanta, GA and founded in 1978. Ainsworth-Noah & Associates has been a tenant since 2016, with a lease expiration in January 31, 2027 and has no remaining renewal or termination options.

Jerry Pair & Associates, Inc. (19,784 SF; 4.7% of NRA; 5.5% of underwritten base rent). Since 1970, Jerry Pair & Associates, Inc. (“Jerry Pair”) has provided home furnishings to architects and interior designers with showrooms in Atlanta and South Florida. Jerry Pair has been a tenant since 2022, with a lease expiration date of December 31, 2026, and has no remaining renewal or termination options.

Earnest Gaspard & Associates (15,750 SF; 3.8% of NRA; 3.1% of underwritten base rent). – Founded in 1970 at the Atlanta Decorative Arts Center, Ernest Gaspard & Associates is an interior design company that has grown into a multi-line showroom offering a collection of home furnishings, fabrics, wall and floor coverings, and accessories. Earnest Gaspard & Associates is on a lease expiring on June 30, 2025, and has no remaining renewal or termination options.

The following table presents certain information relating to the tenancy at the Atlanta Decorative Arts Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ KBRA)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Major Tenants
Ainsworth-Noah & Associates	NR/NR/NR	33,390	8.0%	$768,948	5.9%	$23.03	N	1/31/2027	None
Jerry Pair & Associates, Inc.	NR/NR/NR	19,784	4.7%	$711,468	5.5%	$35.96	N	12/31/2026	None
Earnest Gaspard & Associates	NR/NR/NR	15,750	3.8%	$398,448	3.1%	$25.30	N	6/30/2025	None
Donohue & Travis, Inc.	NR/NR/NR	14,012	3.3%	$471,946	3.6%	$33.68	N	5/31/2025	None
Paul + Inc dba Paul +	NR/NR/NR	13,714	3.3%	$484,932	3.7%	$35.36	N	4/30/2032	None
Baker Interiors Furniture Co	NR/NR/NR	11,758	2.8%	$401,679	3.1%	$34.16	N	1/31/2029	None
Total/Wtd. Avg.		108,408	25.8%	$3,237,420	24.9%	$29.86

Non-Major Tenants		261,897	62.4%	$9,785,482	75.1%	$37.36
Occupied Collateral Total		370,305	88.2%	$13,022,903	100.0%	$35.17

Vacant Space		49,406	11.8%
Total		419,711	100.0%

(1)	Annual UW Rent and Annual UW Rent PSF includes contractual rent steps through September 2025 totaling $370,933.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Retail – Showroom	Loan #11	Cut-off Date Balance:	$24,000,000
351 and 349 Peachtree Hills Avenue	Atlanta Decorative Arts Center	Cut-off Date LTV:	62.5%
Northeast		UW NCF DSCR:	1.97x
Atlanta, GA 30305		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to the lease rollover schedule at the Atlanta Decorative Arts Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling		Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0		0.0%	0.0%
2024	3	10,468	$35.99	2.5%	2.5%	$376,728		2.9%	2.9%
2025	18	73,287	$34.31	17.5%	20.0%	$2,514,693		19.3%	22.2%
2026	19	61,945	$35.67	14.8%	34.7%	$2,209,680		17.0%	39.2%
2027	14	64,811	$29.26	15.4%	50.2%	$1,896,643		14.6%	53.7%
2028	15	62,664	$40.37	14.9%	65.1%	$2,529,879		19.4%	73.2%
2029	11	39,118	$38.78	9.3%	74.4%	$1,516,851		11.6%	84.8%
2030	5	19,013	$33.04	4.5%	78.9%	$628,260		4.8%	89.6%
2031	5	19,565	$32.29	4.7%	83.6%	$631,754		4.9%	94.5%
2032	4	17,296	$36.46	4.1%	87.7%	$630,624		4.8%	99.3%
2033	0	0	$0.00	0.0%	87.7%	$0		0.0%	99.3%
2034	1	2,138	$41.06	0.5%	88.2%	$87,792		0.7%	100.0%
Thereafter	0	0	$0.00	0.0%	88.2%	$0		0.0%	100.0%
Vacant	0	49,406	$0.00	11.8%	100.0%	$0		0.0%	100.0%
Total/Wtd. Avg.	95	419,711	$35.17(3)(4)	100.0%		$13,022,903	(3)(4)	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
(4)	Annual UW Rent and Annual UW Rent PSF includes contractual rent steps through September 2025 totaling $370,933.

The Market. The Atlanta Decorative Arts Center Property is located in Atlanta, Georgia, approximately 7.2 miles north of the Atlanta Central Business District and approximately 15.0 miles north of Hartsfield-Jackson Atlanta International Airport. According to the appraisal, the property is located in the Buckhead neighborhood of Atlanta. The surrounding neighborhood is approximately 90% built up primarily with strip centers, restaurants, and other retail and commercial uses, and is considered to be in a mature stage. There are approximately 10,091 and 87,648 households within a one- and three-mile radius, respectively, and the majority of homes in the immediate area generally range in price from $400,000 to $1,000,000.

According to a third party market research report, the estimated 2024 population within a one-, three- and five-mile radius was approximately 20,967, 183,283 and 395,300 respectively and the average household income within the same radii is $127,427, $133,209, and $131,599 respectively.

According to a third party market research report, the Atlanta Decorative Arts Center Property is located within the Buckhead/Lenox submarket of the Atlanta – GA retail market. As of the fourth quarter of 2024, the submarket reported total inventory of approximately 13.59 million SF with a 2.0% vacancy rate and average asking rent of $38.50 PSF. The appraisal concluded to market rents for the Atlanta Decorative Arts Center Property ranging from $22.50 PSF for Anchor Space to $36.50 PSF for Inline Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Atlanta Decorative Arts Center Property:

Market Rent Conclusion
	ADAC – Anchor	ADAC – Major	ADAC – Inline	ADAC West	Restaurant
Market Rent (PSF)	$22.50	$30.00	$36.50	$36.50	$30.00
Lease Term (Years)	10	10	5	5	10
Lease Type (Reimbursements)	Gross	Gross	Gross	Gross	Net
Tenant Improvements (New/Renewal)	$5 / $1	$5 / $1	$5 / $1	$5 / $1	$25 / $5
Leasing Commissions (New/Renewal)	0% / 0%	0% / 0%	0% / 0%	0% / 0%	0% / 0%
Rent Increase Projection	4.00%/Year	4.00%/Year	4.00%/Year	4.00%/Year	4.00%/Year

Source: Appraisal

Appraisal. According to the appraisal, Atlanta Decorative Arts Center Property had an “as-is” appraised value of $96,000,000 as of August 22, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 28 2024, there was no evidence of any recognized environmental conditions at the Atlanta Decorative Arts Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Retail – Showroom	Loan #11	Cut-off Date Balance:	$24,000,000
351 and 349 Peachtree Hills Avenue	Atlanta Decorative Arts Center	Cut-off Date LTV:	62.5%
Northeast		UW NCF DSCR:	1.97x
Atlanta, GA 30305		UW NOI Debt Yield:	14.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Atlanta Decorative Arts Center Property:

Cash Flow Analysis
	2021	2022	2023	TTM 8/31/2024	UW		UW PSF
Base Rent	$11,229,265	$11,910,904	$12,230,862	$12,307,200	$13,022,903(1)		$31.03
Grossed Up Vacant Space	0	0	0	0	1,721,341		4.10
Gross Potential Rent	$11,229,265	$11,910,904	$12,230,862	$12,307,200	$14,744,244		$35.13

Other Income	64810	146788	114,272	127,380	127380		0.30
Total Recoveries	38,280	46,491	35,223	32,713	32,713		0.08
Net Rental Income	$11,332,355	$12,104,183	$12,380,357	$12,467,293	$14,904,337		$35.51
(Vacancy & Credit Loss)	0	0	0	0	(1,721,341)		(4.10)
Effective Gross Income	$11,332,355	$12,104,183	$12,380,357	$12,467,293	$13,182,996		$31.41

Real Estate Taxes	920,227	1,028,671	986,783	993,188	993,188		2.37
Insurance	80,070	60,913	66,214	80,983	134,060		0.32
Management Fee	453,294	484,167	495,214	498,692	527,320		1.26
Other Operating Expenses	2,513,574	2,771,796	2,962,424	3,023,919	3,023,919		7.20
Total Operating Expenses	$3,967,165	$4,345,548	$4,510,635	$4,596,782	$4,678,487		$11.15

Net Operating Income	$7,365,190	$7,758,635	$7,869,722	$7,870,511	$8,504,509		$20.26
Replacement Reserves	0	0	0	0	305,779		0.73
TI/LC	0	0	0	0	391,608		0.93
Net Cash Flow	$7,365,190	$7,758,635	$7,869,722	$7,870,511	$7,807,122		$18.60

Occupancy %	89.3%	89.2%	89.9%	89.6%	88.4%	(2)
NOI DSCR(3)	1.86x	1.96x	1.98x	1.98x	2.14x
NCF DSCR(3)	1.86x	1.96x	1.98x	1.98x	1.97x
NOI Debt Yield(3)	12.3%	12.9%	13.1%	13.1%	14.2%
NCF Debt Yield(3)	12.3%	12.9%	13.1%	13.1%	13.0%

(1)	UW Base Rent includes contractual rent steps through September 2025 totaling $370,933.
(2)	The underwritten economic vacancy is 11.6%. The Atlanta Decorative Arts Center Property was 88.2% occupied as of June 30, 2024.
(3)	Debt service coverage ratios and debt yields are based on the Atlanta Decorative Arts Center Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Mortgage Loan No. 12 – 4265 San Felipe

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Houston, TX 77027
Original Balance:		$23,400,000		General Property Type:	Office
Cut-off Date Balance:		$23,400,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		2.9%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1984/2021
Borrower Sponsor:		DML Capital		Size:	209,780 SF
Guarantors:		Saleem Lakhani, Sajjid Dawood and		Cut-off Date Balance PSF:	$112
		Aslam Mohammed		Maturity Balance PSF:	$112
Mortgage Rate:		7.40000%		Property Manager:	Stream Realty Partners – Houston
Note Date:		9/30/2024			L.P.
Maturity Date:		10/1/2029		Underwriting and Financial Information(1)
Term to Maturity:		60 months		UW NOI(2):	$2,944,506
Amortization Term:		0 months		UW NCF	$2,805,270
IO Period:		60 months		UW NOI Debt Yield:	12.6%
Seasoning:		1 month		UW NCF Debt Yield:	12.0%
Prepayment Provisions:		L(25),D(29),O(6)		UW NOI Debt Yield at Maturity:	12.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.60x
Additional Debt Type:		NAP		Most Recent NOI(2)(3):	$1,738,789 (7/31/2024 YTD Annualized)
Additional Debt Balance:		NAP		2nd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	84.0% (9/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	72.0% (12/31/2023)
RE Taxes:	$404,775	$42,863	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$18,476	Springing	NAP	Appraised Value (as of)(5):	$36,100,000 (8/19/2024)
Replacement Reserve:	$3,496	$3,496	NAP	Appraised Value PSF(5):	$172
TI/LC Reserve:	$1,125,000	$17,482	NAP	Cut-off Date LTV Ratio(5):	64.8%
Free Rent Reserve:	$1,050,374	$0	NAP	Maturity Date LTV Ratio(5):	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,400,000	58.0%	Purchase Price:	$36,000,000	89.3%
Borrower Sponsor Equity:	$16,914,655	42.0%	Upfront Reserves:	$2,602,121	6.5%
			Closing Costs:	$1,712,533	4.2%
Total Sources:	$40,314,655	100.0%	Total Uses:	$40,314,655	100.0%

(1)	Underwriting and Financial Information is inclusive of Keller Williams (9.8% of NRA; 10.8% of underwritten base rent), whose lease has commenced but has not yet taken occupancy of its space. Keller Williams is currently subject to a discounted rent period, which expires in August 2026 when Keller Williams rent will increase from the discounted rate of $8.50 per square foot and one-half of its monthly reimbursement of operating expenses to $17.00 per square foot and full monthly operating expenses, with an additional $0.50 per square foot increases each year thereafter. At origination of the 4265 San Felipe Mortgage Loan (as defined below), $1,050,374 was reserved for outstanding free rent, of which $570,860 is associated with Keller Williams. UW NOI and UW NCF reflects the normalized, $17.00 per square foot rent for Keller Williams.
(2)	The increase in UW NOI from Most Recent NOI is primarily attributable to the execution of two leases, Keller Williams and Woodbranch Management, in September 2024 and August 2024, respectively, collectively representing approximately 13.7% of UW Base Rent.
(3)	Represents the trailing seven months ending July 2024, annualized.
(4)	Historical financial information prior to the Most Recent NOI is not included due to the borrower acquiring the 4265 San Felipe Property (as defined below) in September 2024, and there having been significant lease up during 2023. Accordingly the prior history is not considered comparable to the current status of the 4265 San Felipe Property.
(5)	Represents the “As If Funded Escrow” appraised value based on the hypothetical assumption that upon origination of the 4265 San Felipe Mortgage Loan, at least $700,000 is funded into an escrow account to cover any current leasing commissions and concessions (inclusive of Keller Williams). Upon origination of the 4265 San Felipe Mortgage Loan, initially $1,125,000 was funded into an upfront TI/LC reserve and $1,050,374 was funded into a free rent reserve. In all instances herein, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “As If Funded Escrow” appraised value. The appraisal concluded to an “as-is” value of $35,400,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 66.1%.

The Mortgage Loan. The twelfth largest mortgage loan (the “4265 San Felipe Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,400,000. The 4265 San Felipe Mortgage Loan was originated by JPMorgan Chase Bank, National Association on September 30, 2024. The 4265 San Felipe Mortgage Loan is secured by a first priority fee mortgage encumbering a 209,780 SF Class A, office property located in Houston, Texas (the “4265 San Felipe Property”).

The Borrower and the Borrower Sponsor. The borrower is DML 4265 San Felipe LLC, a Delaware limited liability company and single purpose entity with one independent director. The non-recourse carveout guarantors for the 4265 San Felipe Mortgage Loan are Saleem Lakhani, Sajjid Dawood and Aslam Mohammed.

The borrower sponsor is DML Capital, a Houston based private equity firm focused primarily on the development and acquisition of retail real estate assets within the Texas triangle. DML Capital’s strategy includes seeking to acquire assets that present opportunities for value addition or turnaround. Currently,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Office - CBD	Loan #12	Cut-off Date Balance:	$23,400,000
4265 San Felipe Street	4265 San Felipe	Cut-off Date LTV:	64.8%
Houston, TX 77027		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	12.6%

DML Capital controls a real estate portfolio totaling more than $300 million. In connection with the acquisition of the 4265 San Felipe Property, the borrower sponsor is contributing approximately $16.9 million of fresh cash equity.

The Property. The 4265 San Felipe Property is a 14-story, Class A, office building totaling 209,780 square feet, located in Houston, Texas. The borrower sponsor recently acquired the 4265 San Felipe Property in September 2024 for $36.0 million, contributing approximately $16.9 million of cash equity in connection with the acquisition. As of September 1, 2024, the 4265 San Felipe Property was 84.0% leased to 35 tenants in a diverse array of industries, including law, title, finance, and real estate, with under 5.0% of NRA operating in the energy sector. The 4265 San Felipe Property, which is one of the newer builds in the Galleria/West Loop North submarket (approximately 9% of inventory in the Galleria/West Loop North submarket was delivered after 1990), features strong local area demographics, with a 3-mile household income, number of households and population of $154,189, 96,253 and 188,300, respectively, as of 2022. The 4265 San Felipe Property offers a number of amenities, including executive suites, a state-of-the-art security system, controlled access, a tenant lounge on the 6th floor, and a covered outdoor space with leisure activities. The 4265 San Felipe Property is also equipped with an eight-level parking garage attached to the main structure, including both covered and reserved parking spaces. The parking garage is attached to the main structure at access points on multiple floors and features 587 parking spaces (resulting in a parking ratio of 2.80 spaces/1,000 square foot). Additionally, approximately $2.5 million of capital expenditures have been invested into the 4265 San Felipe Property over the last five years. Improvements included upgrades to common areas, restrooms, lobby, amenity deck, boardroom, training room and energy management system. Upon Stream Realty Partners - Houston, L.P. (“Stream Realty”) taking over the property management operations at the 4265 San Felipe Property, occupancy has increased substantially, most notably from approximately 62.0% in September 2023 to 84.0% as of September 2024, with seven leases totaling approximately 28.1% of NRA and 31.8% of UW base rent executed since July 2023. In 2024, several smaller tenants took occupancy in the first half of the year and Keller Williams, whose lease officially commenced in September of 2024, is expected to take occupancy in November of 2024. Keller Williams is currently subject to a discounted rent period, which expires in August 2026 at which point Keller Williams rent will increase from the discounted rate of $8.50 per square foot and one-half of its monthly operating expenses to $17.00 per square foot and full monthly operating expenses, with additional $0.50 per square foot increases each year thereafter. At origination of the 4265 San Felipe Mortgage Loan, $1,050,374 was escrowed into a free rent reserve, of which, $570,860 was earmarked for Keller Williams, to cover costs associated with free rent. The 4265 San Felipe Mortgage Loan further includes a cash flow sweep six months prior to the lease expirations of Thomas J Henry Law PLLC (19,368 SF; 9.2% of NRA; 10.4% of underwritten base rent) and JWP Operations (19,807 SF; 9.4% of NRA; 11.8% of underwritten base rent) in 2027 and 2029, respectively.

Major Tenants.

Keller Williams (20,656 SF; 9.8% of NRA; 10.8% of underwritten base rent). Keller Williams, the world’s largest real estate franchise system by agent count (with approximately 170,800 agents) is a real estate brokerage firm headquartered in Austin, Texas. According to a Keller Williams press release, in the first quarter of 2023, Keller Williams closed approximately 188,500 transactions resulting in an aggregate value of approximately $76.1 billion for the quarter. Keller Williams, whose lease officially commenced in September of 2024, is expected to take occupancy in November of 2024. Keller Williams is currently subject to a discounted rent period, which expires in August 2026 when Keller Williams rent will increase from the discounted rate of $8.50 per square foot and one-half of its monthly operating expenses to $17.00 per square foot and full monthly operating expenses, with additional $0.50 per square foot increases each year thereafter. At origination of the 4265 San Felipe Mortgage Loan, $1,050,374 was escrowed into a free rent reserve. Keller Williams lease commenced in September 2024 and expires in July 2035, with no termination options and two, five-year renewal options.

JWP Operations (19,807 SF; 9.4% of NRA; 11.8% of underwritten base rent). JWP Operations (also known as Anchor Office) provides workspace and coworking solutions for businesses. JWP Operations have provided executive office space rentals in Houston, Texas for over 34 years and have successfully provided a continuum of professional level business services to support office and virtual clients. Features of JWP Operations’ spaces include large meeting rooms, fiber high speed internet, catering options, free covered parking and wireless presentation technology. JWP Operations lease commenced in September 2009 and expires in October 2029, with no termination options and one, five-year renewal option.

CIT Bank (19,534 SF; 9.3% of NRA; 12.9% of underwritten base rent). CIT Bank is a division of First Citizens Bank. First Citizens Bank has provided lending services for 125 years. According to a First Citizens Bank investor report, as of June 30, 2024, First Citizens Bank had approximately $220 billion in total assets, $151 billion in total deposits, $89 billion in liquidity and is considered a top 20 United States bank by total assets. CIT Bank’s lease commenced in April and May of 2019 and expires in February 2030, with no termination options and two, five-year or one, 10-year renewal options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Office - CBD	Loan #12	Cut-off Date Balance:	$23,400,000
4265 San Felipe Street	4265 San Felipe	Cut-off Date LTV:	64.8%
Houston, TX 77027		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the tenancy at the 4265 San Felipe Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Keller Williams(3)	NR/NR/NR	20,656	9.8%	$351,152	10.8%	$17.00	7/31/2035	2 x 5 Yr	N
JWP Operations	NR/NR/NR	19,807	9.4%	$386,237	11.8%	$19.50	10/31/2029	1 x 5 Yr	N
CIT Bank	NR/Baa2/BBB	19,534	9.3%	$419,395	12.9%	$21.47	2/28/2030	2 x 5 Yr or 1 x 10 Yr	N
Thomas J Henry Law PLLC	NR/NR/NR	19,368	9.2%	$338,940	10.4%	$17.50	9/30/2027	1 x 3 Yr	N
Woodrock, LLC	NR/NR/NR	11,303	5.4%	$230,739	7.1%	$20.41	Various	1 x 5 Yr	N
Subtotal/Wtd. Avg.		90,668	43.2%	$1,726,463	52.9%	$19.04

Other Tenants		85,554	40.8%	$1,534,200	47.1%	$17.93
Occupied Collateral Total		176,222	84.0%	$3,260,663	100.0%	$18.50

Vacant Space		33,558	16.0%
Total/Wtd. Avg.		209,780	100.0%

(1)	Based on the underwritten rent roll as of September 1, 2024, inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Keller Williams’ lease has commenced but the tenant has not yet taken occupancy of its space. Keller Williams is currently subject to a discounted rent period, which expires in August 2026 when Keller Williams’ rent will increase from the discounted rate of $8.50 per square foot and one-half of its monthly operating expenses to $17.00 per square foot and full monthly operating expenses, with additional $0.50 per square foot increases each year thereafter. At origination of the 4265 San Felipe Mortgage Loan, $1,050,374 was escrowed into a free rent reserve, of which, $570,860 was earmarked for Keller Williams, to cover costs associated with free rent. Annual UW Rent and Annual UW Rent PSF reflects the normalized, $17.00 per square foot rent for Keller Williams.

The following table presents certain information relating to the lease rollover schedule at the 4265 San Felipe Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	5	5,378	2.6%	2.6%	$138,505	4.2%	4.2%	$25.75
2026	5	10,947	5.2%	7.8%	$199,705	6.1%	10.4%	$18.24
2027	10	50,142	23.9%	31.7%	$916,078	28.1%	38.5%	$18.27
2028	2	12,775	6.1%	37.8%	$228,428	7.0%	45.5%	$17.88
2029	5	47,524	22.7%	60.4%	$898,318	27.6%	73.0%	$18.90
2030	3	25,186	12.0%	72.4%	$528,477	16.2%	89.2%	$20.98
2031	0	0	0.0%	72.4%	$0	0.0%	89.2%	$0.00
2032	0	0	0.0%	72.4%	$0	0.0%	89.2%	$0.00
2033	0	0	0.0%	72.4%	$0	0.0%	89.2%	$0.00
2034	0	0	0.0%	72.4%	$0	0.0%	89.2%	$0.00
2035 & Thereafter	1	20,656	9.8%	82.3%	$351,152	10.8%	100.0%	$17.00
Amenity/Storage	4	3,614	1.7%	84.0%	$0	0.0%	100.0%	$0.00
Vacant	0	33,558	16.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	209,780	100.0%		$3,260,663	100.0%		$18.50

(1)	Information based on the underwritten rent roll as of September 1, 2024, inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The 4265 San Felipe Mortgage Loan includes a cash flow sweep six months prior to the lease expirations of Thomas J Henry Law PLLC (19,368 SF; 9.2% of NRA; 10.4% of underwritten base rent) and JWP Operations (19,807 SF; 9.4% of NRA; 11.8% of underwritten base rent) in 2027 and 2029, respectively.

The Market. The 4265 San Felipe Property is located in Houston, Texas along the southern boundary of San Felipe Street east of Briarglen Drive and west of Mid Lane Drive, roughly 5 miles west of the Houston central business district (the “Houston CBD”). Uptown Houston (aka Galleria area or West Loop market) is Houston’s second largest business district, and commands rents which rival Houston’s CBD. Uptown Houston, among the largest suburban business districts in the United States, is a well-diversified economic center. It boasts a large concentration of retailers that are generating more than $2 billion in sales. Other property types include hotels and high-density multifamily residential developments that further benefit from being adjacent to some of Houston’s most affluent neighborhoods such as Tanglewood, Afton Oaks and Memorial. The local area/neighborhood is considered to be

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Office - CBD	Loan #12	Cut-off Date Balance:	$23,400,000
4265 San Felipe Street	4265 San Felipe	Cut-off Date LTV:	64.8%
Houston, TX 77027		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	12.6%

bounded by the Buffalo Speedway to the east, Memorial Drive to the north, Fountain View to the west, and US Highway 59 (Southwest Freeway) to the south. The Houston economy is recovering from the pandemic, with non-farm employment reaching over 3.4 million jobs as of April 2024, reflecting a 2.4% increase year-over-year. The unemployment rate stands at 4.3%, with growth led by sectors such as education, health services, and construction. Houston's economy, while diversifying, remains significantly influenced by the energy sector. Oil prices have fluctuated due to global events, impacting local economic conditions. However, the region continues to see investment and expansion, with major projects like the $1 billion Houston Ship Channel expansion which began in 2022 and the development of mixed-use spaces such as Memorial Town Square and East River. Demographically, Houston boasts a young and diverse population, with a median age of 35 and a median household income of $67,689. The area has experienced robust population growth, outpacing national averages.

The Houston CBD ranks among the top 10 nationally with 188.6 million square feet of office space. The Houston CBD leads with 38.3 million square feet, while the West Loop/Galleria North and Katy Freeway submarkets are key contributors to the region's robust office landscape. Despite recent economic challenges, total non-farm employment surpassed pre-pandemic levels as of March 2024, reflecting a 2.0% increase and the addition of 67,800 jobs over the year. Houston's office market benefits from a diversified economy and technological advancements. Market rents in Houston remain competitive, offering attractive opportunities for tenants and investors alike. As of the first quarter of 2024, the overall vacancy rate in the Houston CBD was 26.5% and 27.6% within the West Loop/Galleria North submarket. The average asking rent in the Houston MSA is $31.16 per square foot, with the CBD at $41.62 and non-CBD areas at $27.90. Leasing activity reached 2.3 million square feet in the first quarter of 2024, with significant transactions in the Katy Freeway submarkets. The flight to quality persists within the Houston MSA, with Class A properties leading absorption efforts.

The 4265 San Felipe Property is one of the newer builds in the Galleria/West Loop North submarket (approximately 9% of inventory in the Galleria/West Loop North submarket was delivered after 1990), features strong local area demographics, with a 3-mile household income, number of households and population of $154,189, 96,253 and 188,300, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 4265 San Felipe Property:

Market Rent Summary
Office
Market Rent (PSF)	$20.00
Average Lease Term (Years)	5
Lease Type (reimbursements)	Net
Months of Free Rent (years 1-2)	5
Increases	$0.50 PSF annual

Source:	Appraisal

The following table presents certain information relating to comparable office leases for the 4265 San Felipe Property:

Comparable Office Properties(1)
Property Name/Location	Year Built	Total NRA (SF)	Rent PSF	Term (Years)	Reimbursements	Free Rent
550 Post Oak Blvd Houston, TX	1976	54,000	$12.00	3-5	NNN	Minimal
4295 San Felipe St Houston, TX	1981	61,475	NAV	3-5	NAV	NAV
520 Post Oak Blvd Houston, TX	1977	155,146	$17.00	3-10	NNN	Up to 1 mth/yr
515 Post Oak Blvd Houston, TX	1980	274,583	$22.00	3-10	NNN	1-1.25 mths/yr
4400 Post Oak Parkway Houston, TX	1982	566,773	$31.50	3+	NNN	1 mth/yr

(1)	Information obtained from the appraisal.

Appraisal. The appraisal concluded to an “As If Funded Escrow” value for the 4265 San Felipe Property of $36,100,000 as of August 19, 2024 based on the hypothetical assumption that upon origination of the 4265 San Felipe Mortgage Loan, at least $700,000 is funded into an escrow account to cover any current leasing commissions and concessions (inclusive of Keller Williams). Upon origination of the 4265 San Felipe Mortgage Loan, approximately $1.1 million was funded into an upfront TI/LC reserve and approximately $1.1 million was funded into a free rent reserve. The appraisal further concluded an “as-is” value for the 4265 San Felipe Property of $35,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 28, 2024, there was no evidence of any recognized environmental conditions at the 4265 San Felipe Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Office - CBD	Loan #12	Cut-off Date Balance:	$23,400,000
4265 San Felipe Street	4265 San Felipe	Cut-off Date LTV:	64.8%
Houston, TX 77027		UW NCF DSCR:	1.60x
		UW NOI Debt Yield:	12.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at 4265 San Felipe Property:

Cash Flow Analysis(1)(2)(3)(4)
	YTD Annualized (7/31/2024)(5)	UW	UW PSF
Rents in Place	$2,382,989	$3,260,659	$15.54
Vacant Income	0	602,933	$2.87
Gross Potential Rent	2,382,989	$3,863,592	$18.42
CAM	1,684,917	2,377,329	$11.33
Other Income	61,500	64,981	$0.31
Vacancy	0	(984,067)	-$4.69
Effective Gross Income	$4,129,406	$5,321,835	$25.37

Real Estate Taxes	$515,401	$514,352	$2.45
Insurance	$124,573	$215,000	$1.02
Management Fee	$144,000	$159,655	$0.76
Other Operating Expenses	$1,606,642	$1,488,322	$7.09
Total Expenses	$2,390,617	$2,377,329	$11.33

Net Operating Income	$1,738,789	$2,944,506	$14.04
Replacement Reserves	0	41,956	$0.20
TI/LC	0	97,280	$0.46
Net Cash Flow	$1,738,789	$2,805,270	$13.37

Occupancy %	75.3%	84.0%
NOI DSCR	0.99x	1.68x
NCF DSCR	0.99x	1.60x
NOI Debt Yield	7.4%	12.6%
NCF Debt Yield	7.4%	12.0%

(1)	Based on the underwritten rent roll as of September 1, 2024, inclusive of contractual rent steps through October 2025.
(2)	Historical financial information prior to the YTD Annualized (7/31/2024) is not included due to the borrower acquiring the 4265 San Felipe Property in September 2024, and there having been significant lease up during 2023. Accordingly the prior history is not considered comparable to the current status of the 4265 San Felipe Property.
(3)	Keller Williams lease has commenced but it has not yet taken occupancy of its space. Keller Williams is currently subject to a discounted rent period, which expires in August 2026 when Keller Williams rent will increase from the discounted rate of $8.50 per square foot and one-half of its monthly operating expenses to $17.00 per square foot and full monthly operating expenses, with additional $0.50 per square foot increases each year thereafter. At origination of the 4265 San Felipe Mortgage Loan, $1,050,374 was escrowed into a free rent reserve, of which, $570,860 was earmarked for Keller Williams, to cover costs associated with free rent. UW reflects the normalized, $17.00 per square foot rent for Keller Williams.
(4)	The increase in UW Net Operating Income from YTD Annualized (7/31/2024) Net Operating Income to UW Net Operating Income is primarily attributable to the execution of two leases, Keller Williams and Woodbranch Management, in September 2024 and August 2024, respectively, collectively representing approximately 13.7% of UW Base Rent.
(5)	Represents the trailing seven months ending July 2024, annualized.

.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Mortgage Loan No. 13 – Woodscreek Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Algonquin, IL 60102
Original Balance:	$20,500,000			General Property Type:	Retail
Cut-off Date Balance:	$20,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2003/NAP
Borrower Sponsor:	Bridge33 Real Estate Partners LP			Size:	209,815 SF
Guarantor:	Bridge 33 Real Estate Partners LP			Cut-off Date Balance PSF:	$98
Mortgage Rate:	6.3820%			Maturity Date Balance PSF:	$98
Note Date:	10/22/2024			Property Manager:	B33 Services LLC
Maturity Date:	11/11/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,539,852
IO Period:	60 months			UW NCF:	$2,264,037
Seasoning:	0 months			UW NOI Debt Yield:	12.4%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.71x
Additional Debt Balance:	No			Most Recent NOI:	$2,642,884 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$2,539,643 (12/31/2023)
				3rd Most Recent NOI(2):	$2,092,373 (12/31/2022)
				Most Recent Occupancy:	98.8% (10/14/2024)
Reserves				2nd Most Recent Occupancy:	98.8% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.8% (12/31/2022)
RE Taxes:	$125,023	$41,674	NAP	Appraised Value (as of):	$33,000,000 (9/25/2024)
Insurance(1):	$0	Springing	NAP	Appraised Value PSF:	$157
Replacement Reserves:	$0	$5,500	$132,000	Cut-off Date LTV Ratio:	62.1%
TI/LC Reserve:	$0	$17,485	$629,445	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	100.0%	Loan Payoff:	$12,370,950	60.3%
			Upfront Reserves:	$125,023	0.6%
			Closing Costs	$292,630	1.4%
			Return of Equity	$7,711,397	37.6%
Total Sources:	$20,500,000	100.0%	Total Uses:	$20,500,000	100.0%

(1)	The loan documents do not require monthly insurance reserves as long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration of the policies.
(2)	The increase in NOI from 2022 to 2023 was primarily due to the borrower sponsor signing three new leases comprising 17,981 SF (8.6% of NRA and 10.5% of UW base rent) between May 2022 and February 2023.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Woodscreek Commons Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,500,000 and secured by the fee interest in a 209,815 SF anchored retail property located in Algonquin, Illinois (the “Woodscreek Commons Property”).

The Borrower and the Borrower Sponsor. The borrower is B33 Woodscreek Commons LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodscreek Commons Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Bridge33 Real Estate Partners LP (“Bridge33”). Founded in 2012 by Andy Chien and Jahan Moslehi, Bridge 33 focuses on value-add opportunities in the retail and office sectors across the United States. Since 2013, Bridge33 has acquired 52 assets totaling over 10 million SF across 24 states.

The Property. The Woodscreek Commons Property is an anchored retail center located in Algonquin, Illinois totaling 209,815 SF. Built in 2003, the property is situated on a 22.9-acre site and is anchored by Kohl’s, HomeGoods, Michael’s and Petco. The property is shadow-anchored by Target, which is not collateral for the loan. The Woodscreek Commons Property contains 1,897 parking spaces resulting in a parking ratio of 9.04 spaces per 1,000 SF. According to a third party market research report, the property has averaged 95% occupancy since 2006. As of October 14, 2024, the Woodscreek Commons Property was 98.8% leased to 12 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Retail – Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
702-742 South Randall Road	Woodscreek Commons	Cut-off Date LTV:	62.1%
Algonquin, IL 60102		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	12.4%

Major Tenants.

Kohl’s (88,408 SF; 42.1% of NRA; 35.0% of underwritten base rent). Kohl's Corp (“Kohl’s“) is a specialty retailer that operates department stores offering a range of clothing, footwear, bedding, home products, furniture, jewelry, beauty products, accessories, and apparel. Kohl's has more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl's App. Kohl’s has been a tenant since 2003 and most recently extended its lease in February 2024, with a lease expiration of January 31, 2029 and has no remaining renewal or termination options.

HomeGoods (25,396 SF; 12.1% of NRA; 10.6% of underwritten base rent). HomeGoods is a subsidiary of the TJX Companies, a Fortune 100 company and off-price apparel and home goods retailer. TJX operated over 5,000 stores across nine countries, including TJ Maxx, Marshalls, HomeGoods, Homesense, and Sierra. HomeGoods has been a tenant since 2003 and most recently extended its lease in February 2024, with a lease expiration date of January 31, 2029, and has no remaining renewals or termination options.

Michaels (24,565 SF; 11.7% of NRA; 11.6% of underwritten base rent). – Michaels is the largest arts and crafts specialty retailer in North America. Founded in 1973 and headquartered in Irving, Texas, Michaels has 1,300 stores across 49 states and Canada. Michaels has been a tenant at the Woodscreek Commons Property since 2002 and will renew its lease in March 2025 with a lease expiration of February 28, 2030, and has no remaining renewals or termination options.

The following table presents certain information relating to the tenancy at the Woodscreek Commons Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Major Tenants
Kohl’s	BB/Ba2/BB	88,408	42.1%	$962,763	35.0%	$10.89	N	1/31/2029	None
HomeGoods	NR/A2/A	25,396	12.1%	$292,054	10.6%	$11.50	N	1/31/2029	None
Michaels	NR/B2/B-	24,565	11.7%	$319,345	11.6%	$13.00	N	2/28/2030	None
Petco	NR/B3/B	15,275	7.3%	$263,494	9.6%	$17.25	N	3/31/2029	None
Party City	NR/NR/NR	10,920	5.2%	$174,720	6.4%	$16.00	N	4/15/2032	None
Kirkland’s Home	NR/NR/NR	10,189	4.9%	$179,326	6.5%	$17.60	N	7/31/2026	None
Goldfish Swim School	NR/NR/NR	10,031	4.8%	$145,449	5.3%	$14.50	N	2/28/2033	None
Total/Wtd. Avg.		184,784	88.1%	$2,337,152	85.0%	$12.65

Non-Major Tenants		22,531	10.7%	$412,676	15.0%	$18.32
Occupied Collateral Total		207,315	98.8%	$2,749,828	100.0%	$13.26
Vacant Space		2,500	1.2%
Total		209,815	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through November 2025 totaling $26,319.

The following table presents a summary of sales and occupancy costs for certain tenants at the Woodscreek Commons Property.

Tenant Sales(1)(2)
	2022 Sales (PSF)	2023 Sales (PSF)	T12 Jun 2024 Sales (PSF)	Occupancy Cost(3)
Party City	$135	$127	$121	18.5%
Hand & Stone Massage	$665	$684	NAV	3.4%
Famous Footwear	$158	$152	$155	14.5%
Kirkland’s Home	$139	$136	$136	17.5%
HomeGoods	$340	$345	NAV	4.6%
Michaels	$142	$133	NAV	13.8%

(1)	Information obtained from the borrower.
(2)	Tenants shown on the Tenant Summary table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost based on underwritten base rent and reimbursements divided by most recent reported sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Retail – Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
702-742 South Randall Road	Woodscreek Commons	Cut-off Date LTV:	62.1%
Algonquin, IL 60102		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	12.4%

The following table presents certain information relating to the lease rollover schedule at the Woodscreek Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of UW Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	2	18,255	8.7%	8.7%	$320,481	11.7%	11.7%	$17.56
2027	1	4,958	2.4%	11.1%	$89,445	3.3%	14.9%	$18.04
2028	0	0	0.0%	11.1%	$0	0.0%	14.9%	$0.00
2029	4	132,589	63.2%	74.3%	$1,595,531	58.0%	72.9%	$12.03
2030	1	24,565	11.7%	86.0%	$319,345	11.6%	84.5%	$13.00
2031	1	3,005	1.4%	87.4%	$51,000	1.9%	86.4%	$16.97
2032	1	10,920	5.2%	92.6%	$174,720	6.4%	92.8%	$16.00
2033	2	13,023	6.2%	98.8%	$199,305	7.2%	100.0%	$15.30
2034	0	0	0.0%	98.8%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	98.8%	$0	0.0%	100.0%	$0.00
Vacant	0	2,500	1.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	12	209,815	100.0%		$2,749,828	100.0%		$13.26(3)

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Woodscreek Commons Property is located in Algonquin, Illinois, approximately 32 miles away from Chicago O'Hare International Airport and around 47 miles away from Chicago Central Business District. The surrounding neighborhood consists primarily of commercial and residential uses. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 6,572, 63,247 and 149,256 respectively and the average household income within the same radii is $155,994, $147,104 and $139,557 respectively.

According to the appraisal, the Woodscreek Commons Property is located within the Far Northwest submarket of the Chicago retail market. As of the second quarter of 2024, the submarket reported total inventory of approximately 35.09 million SF with a 5.5% vacancy rate and average asking rent of $15.23 PSF. The appraisal concluded to market rents for the Woodscreek Commons Property ranging from $10.00 PSF for Anchor Space to $22.00 PSF for Inline Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Woodscreek Commons Property:

Market Rent Conclusion
	Anchor Space	Jr. Anchor Space	Inline Space
Market Rent (PSF)	$10.00	$17.00	$22.00
Lease Term (Years)	10	10	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Tenant Improvements (New/Renewal)(PSF)	$10 / $1	$15 / $2	$20 / $2
Leasing Commissions (New/Renewal)(PSF)	5% / 2.5%	5% / 2.5%	6% / 3%
Rent Increase Projection	10.0% Midterm	10.0% Midterm	2.5% / year

Source: Appraisal

Appraisal. According to the appraisal, Woodscreek Commons Property had an “as-is” appraised value of $33,000,000 as of September 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 30, 2024, there was no evidence of any recognized environmental conditions at the Woodscreek Commons Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Retail – Anchored	Loan #13	Cut-off Date Balance:	$20,500,000
702-742 South Randall Road	Woodscreek Commons	Cut-off Date LTV:	62.1%
Algonquin, IL 60102		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Woodscreek Commons Property:

Cash Flow Analysis
	2021	2022	2023	TTM 8/31/2024	UW	UW PSF
Base Rent	$2,267,024	$2,352,086	$2,574,695	$2,663,153	$2,664,586(1)	$12.70
Grossed Up Vacant Space	0	0	0	0	140,241	0.67
Gross Potential Rent	$2,267,024	$2,352,086	$2,574,695	$2,663,153	$2,804,828	$13.37

Other Income	400	0	4,531	9,010	9,010	0.04
Percentage Rent	0	13,981	0	0	0	0.00
Total Recoveries	675,166	551,699	783,169	808,206	781,365	3.72
Net Rental Income	$2,942,590	$2,917,766	$3,362,395	$3,480,369	$3,595,203	$17.14
(Vacancy & Credit Loss)	0	0	0	0	(140,241)(2)	(0.67)
Effective Gross Income	$2,942,590	$2,917,766	$3,362,395	$3,480,369	$3,454,961	$16.47

Real Estate Taxes	506,842	477,750	450,414	458,318	532,369	2.54
Insurance	37,333	47,436	53,870	55,315	55,315	0.26
Management Fee	141,832	123,389	129,664	134,624	138,198	0.66
Other Operating Expenses	139,251	176,817	188,803	189,228	189,228	0.90
Total Operating Expenses	$825,258	$825,393	$822,751	$837,485	$915,110	$4.36

Net Operating Income	$2,117,333	$2,092,373(3)	$2,539,643(3)	$2,642,884	$2,539,852	$12.11
Replacement Reserves	0	0	0	0	66,000	0.31
TI/LC	0	0	0	0	209,815	1.00
Net Cash Flow	$2,117,333	$2,092,373	$2,539,643	$2,642,884	$2,264,037	$10.79

Occupancy %	94.9%	98.8%	98.8%	98.8%	95.0%(2)
NOI DSCR	1.60x	1.58x	1.91x	1.99x	1.91x
NCF DSCR	1.60x	1.58x	1.91x	1.99x	1.71x
NOI Debt Yield	10.3%	10.2%	12.4%	12.9%	12.4%
NCF Debt Yield	10.3%	10.2%	12.4%	12.9%	11.0%

(1)	UW Rent includes contractual rent steps through November 2025 totaling $26,319.
(2)	The underwritten economic vacancy is 5.0%. The Woodscreek Commons Property was 98.8% occupied as of October 14, 2024.
(3)	The increase in NOI from 2022 to 2023 was primarily due to the borrower sponsor signing three new leases comprising 17,981 SF (8.6% of NRA and 10.5% of UW base rent) between May 2022 and February 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-138

Mortgage Loan No. 14 – 390 Wythe Avenue

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR	Location:	Brooklyn, NY 11249
Original Balance:	$20,000,000	General Property Type:	Multifamily
Cut-off Date Balance:	$20,000,000	Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	2.5%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1900/2010
Borrower Sponsors:	Elizabeth Pompa, Curtis A. Granet(1)	Size:	69 Units
Guarantor:	The Elizabeth Pompa Residuary	Cut-off Date Balance per Unit:	$289,855
Trust	Maturity Date Balance per Unit:	$289,855
Mortgage Rate:	6.8500%	Property Manager:	Caro Property Management, Inc.
Note Date:	9/18/2024	(borrower-related)
Maturity Date:	10/1/2029	Underwriting and Financial Information
Term to Maturity:	60 months	UW NOI(2):	$1,848,827
Amortization Term:	0 months	UW NCF:	$1,831,577
IO Period:	60 months	UW NOI Debt Yield:	9.2%
Seasoning:	1 month	UW NCF Debt Yield:	9.2%
Prepayment Provisions:	L(25),D(28),O(7)	UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:	Springing/Springing	UW NCF DSCR:	1.32x
Additional Debt Type:	NAP	Most Recent NOI(2):	$2,421,097 (6/30/2024 TTM)
Additional Debt Balance:	NAP	2nd Most Recent NOI:	$2,271,583 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)	3rd Most Recent NOI:	$2,179,166 (12/31/2022)
Most Recent Occupancy:	98.6% (8/1/2024)
2nd Most Recent Occupancy:	98.6% (12/31/2023)
Reserves	3rd Most Recent Occupancy:	98.6% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of)(3):	$32,600,000 (7/11/2024)
RE Taxes:	$694	$694	NAP	Appraised Value per Unit:	$472,464
Insurance:	$33,105	$6,621	NAP	Cut-off Date LTV Ratio(3):	61.3%
Replacement Reserve:	$55,000	$1,438	NAP	Maturity Date LTV Ratio(3):	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	69.1%	Loan Payoff:	$28,336,658	97.9%
Borrower Sponsor Equity:	$8,952,534	30.9%	Closing Costs:	$527,076	1.8%
			Reserves:	$88,799	0.3%
Total Sources:	$28,952,534	100.0%	Total Uses:	$28,952,534	100.0%

(1)	The borrower sponsors are Elizabeth Pompa, an individual, and, during such time as he is a trustee of the Elizabeth Pompa Trust, Curtis A. Granet, in his capacity as trustee of the Elizabeth Pompa Trust.
(2)	The decrease from Most Recent NOI to UW NOI is primarily driven by real estate taxes. The Most Recent NOI includes actual real estate tax expense based on the in-place tax abatement, while the UW NOI includes the estimated 5-year average real estate tax expense of $510,190 based on the in-place tax abatement (factoring in the expiration of the J-51 tax exemption following the 2028/2029 tax year and the expiration of the J-51 tax abatement following the 2026/2027 tax year). See “The Property” section below.
(3)	The appraisal also estimated a “Hypothetical Market Value” of $36,400,000 for the 390 Wythe Avenue Property (as defined below), which assumes unabated property taxes and market rents for all units. The resulting Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 54.9%.

The Mortgage Loan. The fourteenth largest mortgage loan (the “390 Wythe Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,000,000 and secured by a first priority fee mortgage encumbering a 69-unit mid-rise multifamily property located in Brooklyn, New York (the “390 Wythe Avenue Property”).

The Borrower and the Borrower Sponsor. The borrower is Williamsburg Lofts Owner, LLC, a Delaware limited liability company. The borrower sponsors are Elizabeth Pompa, an individual, and, during such time as he is a trustee of the Elizabeth Pompa Trust, Curtis A. Granet, in his capacity as trustee of the Elizabeth Pompa Trust. The non-recourse carveout guarantor is The Elizabeth Pompa Residuary Trust.

Elizabeth Pompa is the widow of the late Christian Pompa, who was the president of Caro Enterprises. Caro Enterprises was founded in 1960 and is a full- service real estate development, construction and management firm, located in New York, NY. According to the Caro Enterprises website, under Christian Pompa's leadership since 1998, the company has developed over $275,000,000 in residential and $225,000,000 in commercial real estate.

The Property. The 390 Wythe Avenue Property consists of a 69-unit mid-rise multifamily property located in Brooklyn, New York. The 9,450 SF site was built in 1900 and operated as a candy factory until it was converted to its current residential use in 2010. The borrower sponsors acquired the 390 Wythe Avenue Property in October of 2008 and spent approximately $22 million in its residential conversion.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-139

Multifamily – Mid Rise	Loan #14	Cut-off Date Balance:	$20,000,000
386-394 Wythe Avenue	390 Wythe Avenue	Cut-off Date LTV:	61.3%
Brooklyn, NY 11249		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.2%

The 390 Wythe Avenue Property is an eight-story, loft-style elevator building with amenities including a fitness room, tenant lounge, common laundry room, rooftop terrace and a 32-car below-grade parking garage. Unit amenities include exposed wood and brick walls, hardwood floors, granite countertops, stainless steel appliances, including a dishwasher and microwave, and ceramic tiled bathrooms. The 390 Wythe Avenue Property has averaged 98.6% occupancy over the last 3 years. As of September 3, 2024, the 390 Wythe Avenue Property was 98.6% occupied. The one vacant unit is the superintendent residence.

In conjunction with the conversion of the 390 Wythe Avenue Property from a commercial use to a residential use, the 390 Wythe Avenue Property is participating in a 14-year J-51 tax exemption program and a 12-year tax abatement program. The J-51 tax exemption program temporarily exempts a property from the increase in assessed value after rehabilitation is complete. Benefits began in the 2015/2016 tax year and the tax abatement benefits are set to expire in the 2026/2027 tax year, with the exemption benefits expiring in the 2028/2029 tax year. The 390 Wythe Avenue Property has a remaining tax abatement of $103,812 in 2024/2025 and 2025/2026, with the residual abatement of $83,055 in the 2026/2027 tax year. As part of the program, the 390 Wythe Avenue Property is subject to rent stabilization, which may expire when the exemption benefits terminate in 2028/2029, if the landlord follows the correct procedures, which include prominent notice to tenants. It cannot be guaranteed that the landlord will follow the correct procedures and the rent stabilization will be terminated.

The table below shows the apartment unit mix at the 390 Wythe Avenue Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied		Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit(2)
Studio	22	22	100.0%		482	10,601	$2,958	$3,691
1 BR 1 BA	31	31	100.0%		736	22,811	$3,864	$4,500
1 BR 1 BA with Den	10	9(3)	90.0%	(3)	889	8,890	$4,435	$4,750
2 BR 2 BA	6	6	100.0%		1,018	6,108	$5,261	$6,000
Total/Wtd. Avg.	69	68	98.6%		702	48,410	$3,770	$4,409

(1)	Based on the borrower rent roll dated August 1, 2024.
(2)	Source: Appraisal.
(3)	The one vacant unit is the superintendent residence.

The Market. The 390 Wythe Avenue Property is located in the Williamsburg neighborhood of Brooklyn, New York. It is within walking distance to several transportation options including 0.1 miles to the Williamsburg Bridge, 0.6 miles to the Marcy Avenue subway stop (J,M,Z trains), and 0.4 miles to the Williamsburg South Ferry, which all provide access to Manhattan and throughout the surrounding area. The area around the 390 Wythe Avenue Property is primarily residential, and manufacturing uses with retail and entertainment options are located throughout the neighborhood along the main avenues.

The 390 Wythe Avenue Property is located in the Williamsburg multifamily submarket of the New York metro area market. As of the first quarter of 2024, the appraisal indicated the submarket had an inventory of 40,564 units, a vacancy rate of 3.9%, and an average asking rental rate per unit of $4,161. There were 4,063 units under construction in the submarket, representing approximately 10.0% of the current inventory. The appraisal notes that within a 1-mile radius of the 390 Wythe Avenue Property, there are 1,507 units under construction.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 390 Wythe Avenue Property was 136,220, 1,298,096 and 3,056,218, respectively. The 2024 median household income within the same radii was $76,100, $110,263 and $102,391, respectively.

The following table presents information regarding certain competitive properties to the 390 Wythe Avenue Property:

Competitive Properties
	390 Wythe Avenue	The Garnett	74 North 1st Street	The Kent House	The Clock Building	Pencil Factory Lofts	249 North 5th Street
Year Built/Renovated	1900/2010	2013/NAP	2022/NAP	2018/NAP	2020/NAP	2012/NAP	1910/2018
Type	8-Story	11-Story	7-Story	7-Story	6-Story	6-Story	7-Story
Average Unit size (SF):
- Studio	482(1)	414	N/A	N/A	N/A	N/A	N/A
- 1-BR	773(1)	600	N/A	675	N/A	N/A	N/A
- 2-BR	1,018(1)	813	N/A	900	N/A	N/A	N/A
Average Monthly Rent per Unit:
- Studio	$2,958(1)	$3,700	$3,950	$3,800	$3,895	$3,500	$4,000
- 1-BR	$3,993(1)	$4,415	$4,905	$4,799	N/A	$4,500	$4,500
- 2-BR	$5,261(1)	$6,580	$6,800	$7,000	N/A	$5,195	$6,700

Source: Appraisal.

(1)	Based on the borrower rent roll dated August 1, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-140

Multifamily – Mid Rise	Loan #14	Cut-off Date Balance:	$20,000,000
386-394 Wythe Avenue	390 Wythe Avenue	Cut-off Date LTV:	61.3%
Brooklyn, NY 11249		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	9.2%

Appraisal. According to the appraisal, 390 Wythe Avenue Property had an “as-is” appraised value of $32,600,000 as of July 11, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 24, 2024, there was no evidence of any recognized environmental conditions at the 390 Wythe Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 390 Wythe Avenue Property:

Cash Flow Analysis
	2021	2022	2023	6/30/2024 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$2,688,199	$2,800,143	$2,940,981	$3,006,326	$3,133,058	$45,407
Vacancy/Credit Loss	($2,150)	$0	$0	$0	($156,653)	($2,270)
Other Income(2)	$134,520	$138,299	$134,929	$130,261	$130,261	$1,888
Effective Gross Income	$2,820,569	$2,938,442	$3,075,910	$3,136,587	$3,106,666	$45,024

Real Estate Taxes(3)	$70,684	$3,711	$5,643	($17,564)	$510,190	$7,394
Insurance	$49,765	$47,384	$60,012	$75,493	$75,493	$1,094
Other Operating Expenses	$745,674	$708,181	$738,672	$657,561	$672,156	$9,741
Total Operating Expenses	$866,123	$759,276	$804,327	$715,490	$1,257,839	$18,230

Net Operating Income	$1,954,446	$2,179,166	$2,271,583	$2,421,097	$1,848,827	$26,795
Replacement Reserves	$0	$0	$0	$0	$17,250	$250
Net Cash Flow	$1,954,446	$2,179,166	$2,271,583	$2,421,097	$1,831,577	$26,545

Occupancy	98.6%	98.6%	98.6%	98.6%(4)	95.0%(5)
NOI DSCR	1.41x	1.57x	1.64x	1.74x	1.33x
NCF DSCR	1.41x	1.57x	1.64x	1.74x	1.32x
NOI Debt Yield	9.8%	10.9%	11.4%	12.1%	9.2%
NCF Debt Yield	9.8%	10.9%	11.4%	12.1%	9.2%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated August 1, 2024.
(2)	Other Income is comprised of parking income and income from two antennas located on the roof.
(3)	The 390 Wythe Avenue Property is participating in both the 14-year J-51 tax exemption program, with benefits beginning in the 2015/2016 tax year and expiring in 2028/2029, and the 20-year J-51 tax abatement, with benefits commenced in the 2015/2016 tax year and set to expire in 2026/2027. In return for the tax benefit, the building is placed under rent stabilization. Underwritten Real Estate Taxes represent a projected five-year real estate tax expense average.
(4)	Represents occupancy based on the borrower rent roll dated August 1, 2024.
(5)	Based on an economic vacancy of 5.0%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-141

Mortgage Loan No. 15 – Miramar Metroplex

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	San Diego, CA 92126
Original Balance:	$18,950,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$18,950,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1992/2013
Borrower Sponsor:	Omninet Capital			Size(2):	195,038 SF
Guarantors:	Neil Kadisha and Benjamin Nazarian			Cut-off Date Balance Per SF:	$97
Mortgage Rate:	6.8180%			Maturity Date Balance Per SF:	$97
Note Date:	10/22/2024			Property Manager:	Omninet Property Management,
Maturity Date:	11/1/2029				Inc. (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,651,609
IO Period:	60 months			UW NCF:	$2,413,105
Seasoning:	0 months			UW NOI Debt Yield:	14.0%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.84x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,560,039 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,198,057 (12/31/2023)
				3rd Most Recent NOI:	$2,140,490 (12/31/2022)
Reserves				Most Recent Occupancy(2):	82.3% (9/27/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	83.7% (12/31/2023)
RE Taxes:	$45,568	$22,784	NAP	3rd Most Recent Occupancy(2):	82.6% (12/31/2022)
Insurance(1):	$0	Springing	NAP	Appraised Value (as of)(3):	$40,200,000 (7/12/2024)
Replacement Reserve:	$200,000	$3,251	NAP	Appraised Value PSF:	$206
TI/LC Reserve:	$500,000	$16,253	$750,000	Cut-off Date LTV Ratio(3):	47.1%
Deferred Maintenance:	$35,375	$0	NAP	Maturity Date LTV Ratio(3):	47.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,950,000	100.0%	Loan Payoff:	$13,980,652	73.8%
			Return of Equity:	$3,865,948	20.4%
			Upfront Reserves:	$780,943	4.1%
			Closing Costs:	$322,456	1.7%
Total Sources:	$18,950,000	100.0%	Total Uses:	$18,950,000	100.0%

(1)	The borrower is required to deposit 1/12th of the annual estimated insurance premiums upon a failure to maintain a blanket policy.
(2)	The Miramar Metroplex Property (as defined below) has a total NRA of 217,510 SF. However, a portion of the second floor office space of 22,472 SF (suite B207) has not been leased by the borrower sponsor since its acquisition of the Miramar Metroplex Property in 2013. The borrower sponsor is not expected to lease this space in the future and 22,472 SF is considered as dead space. The SF, occupancy numbers shown above and all the information in this Term Sheet is based on 195,038 SF.
(3)	The appraisal concluded a land value of $28,200,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.2%.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Miramar Metroplex Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $18,950,000 and secured by the borrower’s fee interest in a mixed use retail and office center totaling 195,038 SF located in San Diego, California (the “Miramar Metroplex Property”).

The Borrower and the Borrower Sponsor. The borrower is Omninet Metroplex Miramar, LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor is Omninet Capital and the non-recourse carveout guarantors for the Miramar Metroplex Mortgage Loan are Neil Kadisha and Benjamin Nazarian. Omninet Capital is an experienced real estate operator and owner of over 10 million SF of commercial space. Omninet Capital also invests in residential multifamily properties, with a portfolio of over 13,000 units throughout the United States. Its portfolio includes 26 office, 4 industrial, 3 retail and 17 multifamily properties.

The Property. The Miramar Metroplex Property is a retail and office property located in San Diego, California, consisting of two buildings totaling 195,038 SF. The Miramar Metroplex Property has a total NRA of 217,510 SF, however, a 22,472 SF (suite B207) portion of the second floor office space has not been leased by the borrower sponsor since its acquisition of the Miramar Metroplex Property in 2013. The borrower sponsor is not expected to lease this space in the future and it is considered as dead space. The Miramar Metroplex Property was built in 1992, renovated in 2013 and is situated on an 8.92 acre site. The Miramar Metroplex Property is comprised of 97,387 SF (49.9% NRA) of retail space, 96,291 SF (49.4% NRA) of office space (excluding the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-142

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$18,950,000
7340 and 7480 Miramar Road	Miramar Metroplex	Cut-off Date LTV:	47.1%
San Diego, CA 92126		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	14.0%

dead space) and 1,360 SF (0.7% NRA) of ATM space. Since the acquisition of the Miramar Metroplex Property in 2013, the borrower sponsor has spent approximately $938,000 in capital expenditures and $2.6 million in tenant improvements and leasing commissions.

As of September 27, 2024, the Miramar Metroplex Property was 82.3% occupied by 16 tenants. The 97,387 SF of retail space is currently 100.0% occupied and the 96,291 SF of office space is currently 64.1% occupied (excluding the dead space). Other than the largest tenant, no tenant occupies more than 7.1% of NRA or represents more than 9.7% of underwritten base rent. The Miramar Metroplex Property’s tenant mix features different retail and office uses, with businesses including furniture showrooms, food/grocery, healthcare, real estate and professional services.

Major Tenants.

Quality California LLC (42,318 SF, 21.7% of NRA, 21.0% of UW Rent). Quality California LLC d/b/a Woodbridge Interiors was founded in 1981 and has been a family-owned business for three generations. Woodbridge Interior offers a large selection of top-quality living room, bedroom and office furniture. Woodbridge Interiors has ten showrooms, including three in California, four in Arizona and three in Pennsylvania. Quality California LLC has been a tenant at the Miramar Metroplex Property since 2013 and currently occupies 42,318 SF. The tenant signed a renewal lease in April 2023 and has a current lease expiration date of June 30, 2028. Quality California LLC currently pays $13.80 PSF, which increases to $14.21 PSF on May 1, 2025.

Landmark Worldwide LLC, a Delaware LLC (13,874 SF, 7.1% of NRA, 9.4% of UW Rent). Landmark Worldwide LLC, a Delaware LLC (“Landmark Worldwide LLC”) (known as Landmark Education before 2013) is an international personal and professional growth, training and development company. Landmark Worldwide LLC is known for the Landmark Forum, which offers in-person and online personal development programs. Landmark Worldwide LLC, founded in 1991, is headquartered in San Francisco and operates more than 60 education offices around the world. Landmark Worldwide LLC has been a tenant at the Miramar Metroplex Property since December 2014, and has a current lease expiration of April 30, 2027, with two five-year renewal options. Landmark Worldwide LLC currently pays $18.91 PSF, which increases to $19.48 PSF on December 1, 2024.

Landmark Worldwide LLC is currently subleasing its entire space to the fifth largest tenant, Barabbas Road Church. The sublease began in September 2023 and is co-terminous with the lease expiration date of the existing lease (April 30, 2027). The current rent under the Landmark Worldwide LLC lease ($18.91 PSF) was underwritten by the lender. Barabbas Road Church has an option under its existing lease to expand into the Landmark Worldwide LLC space after April 30, 2027. Barabbas Road Church will be required to pay $18.60 PSF on the expansion space and provide 12-months’ notice to exercise the option.

Casual Dining & Bar Stools (13,408 SF, 6.9% of NRA, 9.7% of UW Rent). Casual Dining & Bar Stools, founded in 1994, is a showroom offering San Diego’s largest selection of dining room tables, dining sets, chairs and bar stools. Casual Dining & Bar Stools has local furniture store showrooms in San Diego and San Marcos. Casual Dining & Bar Stools been a tenant at the Miramar Metroplex Property since July 2009 and currently occupies 13,408 SF. In 2019, the tenant signed a seven-year renewal and has a current lease expiration of February 28, 2026. Casual Dining & Bar Stools currently pays $20.17 PSF, which increases to $20.78 PSF on March 1, 2025.

The following table presents certain information relating to the tenancy at the Miramar Metroplex Property:

Tenant Summary(1)
Tenant Name	Type	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Quality California LLC	Retail	NR/NR/NR	42,318	21.7%	$583,988	21.0%	$13.80	6/30/2028	None	N
Landmark Worldwide LLC(3)	Office	NR/NR/NR	13,874	7.1%	$262,337	9.4%	$18.91	4/30/2027	2 x 5 yr	N
Casual Dining & Bar Stools	Retail	NR/NR/NR	13,408	6.9%	$270,458	9.7%	$20.17	2/28/2026	None	N
Koren Metro Flooring	Retail	NR/NR/NR	13,408	6.9%	$263,723	9.5%	$19.67	2/29/2028	2 x 5 yr	N
Barabbas Road Church(3)	Office	NR/NR/NR	13,030	6.7%	$268,955	9.7%	$20.64	12/31/2030	(4)	N
Major Tenants Subtotal/Wtd. Avg.			96,038	49.2%	$1,649,461	59.3%	$17.18

Other Tenants			64,402	33.0%	$1,131,960	40.7%	$17.58
Occupied Subtotal/Wtd. Avg.			160,440	82.3%	$2,781,421	100.0%	$17.34

Vacant Office Space			34,598	17.7%
Total/Wtd. Avg.			195,038	100.0%

(1)	Information is based on the underwritten rent roll dated September 27, 2024 and is inclusive of rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Landmark Worldwide LLC is currently subleasing its entire space to the fifth largest tenant, Barabbas Road Church. The sublease began in September 2023 and is co-terminous with the lease expiration date of the existing lease (April 30, 2027). Barabbas Road Church has an option under its existing lease to expand into the Landmark Worldwide LLC space after April 30, 2027. Barabbas Road Church will be required to pay $18.60 PSF on the expansion space and provide 12 months’ notice to exercise the option.
(4)	If Barabbas Road Church exercises its expansion option with respect to the Landmark Worldwide LLC space, Barabbas Road Church will have one five year extension option and the combined space will have a lease expiration date of April 30, 2032. If Barabbas Road Church does not exercise the expansion, Barabbas Road Church will have one five-year renewal option on its original space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-143

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$18,950,000
7340 and 7480 Miramar Road	Miramar Metroplex	Cut-off Date LTV:	47.1%
San Diego, CA 92126		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the Miramar Metroplex Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	3	30,997	15.9%	15.9%	$567,958	20.4%	20.4%	$18.32
2027	4	26,975	13.8%	29.7%	$468,240	16.8%	37.3%	$17.36
2028	3	57,086	29.3%	59.0%	$869,960	31.3%	68.5%	$15.24
2029(3)	3	25,928	13.3%	72.3%	$481,763	17.3%	85.9%	$18.58
2030	1	13,030	6.7%	79.0%	$268,955	9.7%	95.5%	$20.64
2031	1	4,321	2.2%	81.2%	$85,556	3.1%	98.6%	$19.80
2032	0	0	0.0%	81.2%	$0	0.0%	98.6%	$0.00
2033	1	2,103	1.1%	82.3%	$38,990	1.4%	100.0%	$18.54
2034	0	0	0.0%	82.3%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	82.3%	$0	0.0%	100.0%	$0.00
Vacant	0	34,598	17.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	16	195,038	100.0%		$2,781,421	100.0%		$17.34

(1)	Information is based on the underwritten rent roll dated September 27, 2024 and is inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	The Miramar Metroplex Mortgage Loan has a maturity date of November 1, 2029.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Miramar Metroplex Property is located in the Miramar area of San Diego County, between Interstate 15 and Interstate 805, south of Marine Corps Air Station Miramar and southwest of San Diego Miramar College. West of Miramar is the mixed-use University City area, which is generally considered the financial center of metropolitan San Diego. The Miramar Metroplex Property is conveniently located on Miramar Road, a popular retail thoroughfare, about 3 miles away from the Interstate 805 and 2.6 miles from Interstate 15, facilitating transit for tenants and customers. The Miramar Metroplex Property is situated in a strong office and retail submarket with local amenities such as neighboring retail, restaurants and easy access to the beach (La Jolla and Torrey Pines are 10 minutes away). Miramar has very little remaining developable land, which has kept upward pressure on land values.

The Miramar Metroplex Property is located within the Mira Mesa retail submarket of the San Diego retail market. According to the appraisal, the Mira Mesa retail submarket had a vacancy rate of 5.0%, a total inventory of 4,367,893 SF, and market asking rate of $37.83 per SF as of the second quarter of 2024. The Miramar Metroplex Property is located within the Mira Mesa/Miramar office submarket. According to the appraisal, the Mira Mesa/Miramar office submarket had a vacancy rate of 5.5%, a total inventory of 1,575,739 SF, and market asking rate of $34.81 per SF as of the second quarter of 2024.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Miramar Metroplex Property was 2,621, 70,084 and 243,987, respectively. Within a one-, three- and five-mile radius of the Miramar Metroplex Property, the 2023 average annual household income was $151,620, $151,698 and $164,212, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Miramar Metroplex Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
2nd Floor Office	$17.40	7	None
Large Office	$15.60	7	None
1st Floor Retail	$20.40	7	None
Large Retail	$18.00	10	None
ATM	$16.32	5	None

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-144

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$18,950,000
7340 and 7480 Miramar Road	Miramar Metroplex	Cut-off Date LTV:	47.1%
San Diego, CA 92126		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	14.0%

The following table summarizes leases at competitive retail properties to the Miramar Metroplex Property:

Summary of Comparable Retail Leases
Property / Location	Year Built/ Renovated	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF / Free Rent
Miramar Metroplex San Diego, CA	1992/2013	Quality California LLC(1)	May-23	60(1)	NNN	42,318(1)	$13.80(1)	Varies(2)	$0.00 / 2 months
Miramar Road Retail Building San Diego, CA	1978/NAP	Forever Builders	Aug-23	41	NNN	3,580	$15.00	3.0%/yr	$0.00 / 2 months
Miramar Empire Plaza San Diego, CA	1970/NAP	Robert Byran	Feb-22	38	NNN	1,562	$19.20	4.0%/yr	$0.00 / 1 month
Exchange at Miramar Road San Diego, CA	1980/NAP	Aqua SD	May-23	124	NNN	5,994	$18.60	3.0%/yr	$6.00 / 3 months
Miramar Crossings San Diego, CA	1985/NAP	Parsons Xtreme Golf	Dec-23	68	NNN	4,650	$30.00	3.0%/yr	$12.50 / 8 months
Miramar Square Shopping Center San Diego (Miramar), CA	1987/NAP	P360 Power Squad	May-23	60	NNN	2,507	$33.48	3.0%/yr	$2.39 / 0 months

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated September 27, 2024.
(2)	The current monthly base rent will increase from $13.80 PSF to $14.21 PSF as of May 1, 2025.

The following table summarizes leases at competitive office properties to the Miramar Metroplex Property:

Summary of Comparable Office Leases
Property / Location	Year Built/ Renovated	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF / Free Rent
Miramar Metroplex San Diego, CA	1992/2013	Landmark Worldwide LLC(1)	Dec-19	88(1)	NNN	13,874(1)	$18.91(1)	Varies(2)	$0.00 / 0 months
San Diego Innovation Ctr. San Diego, CA	1992/2016	Vacant Space	NAP	36	Modified Gross	133,195	$27.00	3.0%/yr	NAP / NAP
Sorrento Ridge Corporate Center San Diego, CA	1986/2016	Abbot Labs	Feb-22	32	Modified Gross	103,375	$23.88	3.0%/yr	$0.00 / 0 months
Pointe Camino Business Center San Diego, CA	1986/NAP	Pioneer Healthcare	Feb-22	61	Modified Gross	31,452	$19.08	Varies	$0.00 / 1 month
Mesa Rim Office Building San Diego, CA	2000/NAP	USC	Jul-23	60	NNN	40,755	$28.20	4.0%/yr	$0.00 / 0 months
Cush Plaza Scripps Ranch San Diego, CA	2008/NAP	RELX	Jan-23	65	Modified Gross	93,374	$34.20	3.0%/yr	$53.00 / 5 months
Scripps Plaza San Diego, CA	1980/2015	Progressive Insurance	Nov-22	65	Modified Gross	203,247	$33.00	3.0%/yr	$70.00 / 5 months

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated September 27, 2024.
(2)	The current monthly base rent will increase from $18.91 PSF to $19.48 PSF as of December 1, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Miramar Metroplex Property of $40,200,000 as of July 12, 2024. The appraisal concluded a land value of $28,200,000 which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.2%.

Environmental Matters. According to the Phase I environmental site assessment dated October 9, 2024, there was no evidence of any recognized environmental conditions at the Miramar Metroplex Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-145

Mixed Use – Retail/Office	Loan #15	Cut-off Date Balance:	$18,950,000
7340 and 7480 Miramar Road	Miramar Metroplex	Cut-off Date LTV:	47.1%
San Diego, CA 92126		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	14.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Miramar Metroplex Property:

Cash Flow Analysis
	2021	2022	2023	TTM 8/31/2024	UW	UW PSF(3)
Gross Potential Rent(1)	$2,324,998	$2,270,674	$2,406,764	$2,775,425	$3,466,869	$17.78
Expense Reimbursement	$558,314	$597,570	$567,841	$0	$0	$0.00
CAM Reimbursement	$0	$0	$0	$626,359	$844,025	$4.33
Other Income	$0	$20,000	$0	$0	$0	$0.00
Net Rentable Income	$2,883,312	$2,888,244	$2,974,605	$3,401,784	$4,310,894	$22.10
(Vacancy / Credit Loss)	$29,942	$26,742	$6,500	($177)	($744,483)	($3.82)
Effective Gross Income	$2,913,254	$2,914,986	$2,981,105	$3,401,607	$3,566,411	$18.29

Real Estate Taxes	$247,028	$249,392	$253,669	$258,254	$262,892	$1.35
Insurance(2)	$46,676	$58,029	$69,297	$74,660	$169,703	$0.87
Other Operating Expenses	$372,538	$467,075	$460,082	$508,654	$482,206	$2.47
Total Operating Expenses	$666,242	$774,496	$783,048	$841,568	$914,801	$4.69

Net Operating Income	$2,247,012	$2,140,490	$2,198,057	$2,560,039	$2,651,609	$13.60
Replacement Reserves	$0	$0	$0	$0	$39,008	$0.20
TI/LC	$0	$0	$0	$0	$199,496	$1.02
Net Cash Flow	$2,247,012	$2,140,490	$2,198,057	$2,560,039	$2,413,105	$12.37

Occupancy (%)(3)	75.3%	82.6%	83.7%	82.3%(4)	82.7%(5)
NOI DSCR	1.72x	1.63x	1.68x	1.95x	2.02x
NCF DSCR	1.72x	1.63x	1.68x	1.95x	1.84x
NOI Debt Yield	11.9%	11.3%	11.6%	13.5%	14.0%
NCF Debt Yield	11.9%	11.3%	11.6%	13.5%	12.7%

(1)	Gross Potential Rent is based on the underwritten rent roll as of September 27, 2024, and is inclusive of rent steps through October 2025 and rent for vacant units.
(2)	Underwritten insurance expense includes $63,000 of for earthquake insurance that the borrower elected to have in place. Earthquake insurance is not required by the lender due to the Miramar Metroplex Property’s low PML of 11%.
(3)	Excludes 22,472 SF of space at the Miramar Metroplex Property that is considered non-leasable or dead space.
(4)	Represents occupancy per the underwritten rent roll dated September 27, 2024.
(5)	Based on economic vacancy of 17.3%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-146

BANK5 2024-5YR11

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Academy Securities, Inc. (together with its affiliates, “Academy”), Siebert Williams Shank & Co., LLC (together with its affiliates, “Siebert Williams Shank & Co.”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with Morgan Stanley, J.P. Morgan, BofA Securities, Wells Fargo, Academy and Siebert Williams Shank & Co., the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.